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                           RECAPITALIZATION AGREEMENT

                                  by and among

                             SAMSONITE CORPORATION,

                             ACOF MANAGEMENT, L.P.,

                           BAIN CAPITAL (EUROPE) LLC,

                                       and

                       ONTARIO TEACHERS PENSION PLAN BOARD

                            DATED AS OF MAY 1, 2003

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                                TABLE OF CONTENTS

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                                               ARTICLE I

                                              DEFINITIONS

SECTION 1.1      Certain Defined Terms..............................................................2
SECTION 1.2      Other Defined Terms................................................................9

                                               ARTICLE II

                                    RECAPITALIZATION TRANSACTIONS

SECTION 2.1      Commencement of Solicitations.....................................................11
SECTION 2.2      Issuance of New Preferred Stock and Funding of the Investment.....................13
SECTION 2.3      Charter Amendments; Conversion....................................................14
SECTION 2.4      Certificate of Incorporation......................................................14
SECTION 2.5      Closing...........................................................................14

                                               ARTICLE III

                              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1      Incorporation and Authority.......................................................15
SECTION 3.2      Capital Stock.....................................................................16
SECTION 3.3      Subsidiaries......................................................................17
SECTION 3.4      Stockholder and Debtholder Approvals Required.....................................18
SECTION 3.5      No Conflict.......................................................................19
SECTION 3.6      Consents and Approvals............................................................19
SECTION 3.7      No Default........................................................................20
SECTION 3.8      Company and Company Board Approval................................................20
SECTION 3.9      SEC Reports; Financial Statements.................................................20
SECTION 3.10     Absence of Certain Changes or Events; No Undisclosed Liabilities..................21
SECTION 3.11     Title and Condition of Properties.................................................21
SECTION 3.12     Absence of Proceedings............................................................21
SECTION 3.13     Licenses and Permits; Compliance with Law.........................................21
SECTION 3.14     Taxes.............................................................................22
SECTION 3.15     Intellectual Property.............................................................23
SECTION 3.16     Real Property.....................................................................24
SECTION 3.17     Employee Benefit Matters..........................................................25
SECTION 3.18     Labor Matters.....................................................................27
SECTION 3.19     Material Contracts................................................................28
SECTION 3.20     Suppliers and Customers...........................................................30
SECTION 3.21     Product Liability.................................................................30
SECTION 3.22     Inventory.........................................................................30
SECTION 3.23     Compliance with Environmental Laws................................................30
SECTION 3.24     Exemption from Registration.......................................................31
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SECTION 3.25     Solicitation Documents............................................................31
SECTION 3.26     Information in Financing Documents................................................31
SECTION 3.27     Affiliated Transactions...........................................................32
SECTION 3.28     State Takeover Statutes; Rights Agreement.........................................32
SECTION 3.29     Accounting Matters................................................................32
SECTION 3.30     Insurance.........................................................................32
SECTION 3.31     Brokers...........................................................................33
SECTION 3.32     Interests of Officers and Directors...............................................33
SECTION 3.33     Opinion of Financial Advisor......................................................33
SECTION 3.34     No Integration....................................................................33
SECTION 3.35     No General Solicitation...........................................................33
SECTION 3.36     Works Council.....................................................................34
SECTION 3.37     Labor Practice....................................................................34
SECTION 3.38     Data Protection...................................................................34
SECTION 3.39     Duties............................................................................34
SECTION 3.40     Insolvency........................................................................34
SECTION 3.41     Competition.......................................................................34
SECTION 3.42     State Aid.........................................................................35
SECTION 3.43     Prohibited Payments...............................................................35

                                           ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE MAJOR INVESTORS

SECTION 4.1      Incorporation and Authority of the Major Investors................................35
SECTION 4.2      No Conflict.......................................................................36
SECTION 4.3      Consents and Approvals............................................................36
SECTION 4.4      Absence of Proceedings............................................................36
SECTION 4.5      Sufficient Funds..................................................................36
SECTION 4.6      Brokers...........................................................................36
SECTION 4.7      Securities Filings................................................................36
SECTION 4.8      Voting Agreement..................................................................37
SECTION 4.9      Investment Representations........................................................37
SECTION 4.10     Solicitation Documents............................................................37
SECTION 4.11     Information in Financing Documents................................................38
SECTION 4.12     Loan Commitment...................................................................38
SECTION 4.13     Agreements with Other Company Stockholders........................................38

                                          ARTICLE V

                                          COVENANTS

SECTION 5.1      Stockholders Meeting..............................................................38
SECTION 5.2      Conduct of Business Prior to the Closing..........................................39
SECTION 5.3      Access to Information.............................................................42
SECTION 5.4      Governmental Filings; Reasonable Efforts; Notification............................43
SECTION 5.5      Post-Closing Board................................................................45
SECTION 5.6      No Solicitation...................................................................45
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SECTION 5.7      Public Announcements..............................................................48
SECTION 5.8      Net Consolidated Financial Indebtedness...........................................48
SECTION 5.9      Litigation........................................................................48
SECTION 5.10     Financial Statements..............................................................48
SECTION 5.11     U.S. Real Property Interest Statement.............................................48
SECTION 5.12     Indenture Amendment...............................................................48
SECTION 5.13     Management Group..................................................................49

                                            ARTICLE VI

                                      CONDITIONS TO CLOSING

SECTION 6.1      Mutual Conditions.................................................................49
SECTION 6.2      Conditions to Obligations of the Company..........................................49
SECTION 6.3      Conditions to Obligations of the Major Investors..................................50

                                            ARTICLE VII

                                      TERMINATION AND WAIVER

SECTION 7.1      Termination.......................................................................52
SECTION 7.2      Effect of Termination.............................................................54
SECTION 7.3      Fees and Expenses.................................................................54
SECTION 7.4      Waiver; Authority to Act..........................................................55

                                            ARTICLE VIII

                                        GENERAL PROVISIONS

SECTION 8.1      Survival..........................................................................56
SECTION 8.2      Notices...........................................................................56
SECTION 8.3      Interpretation....................................................................58
SECTION 8.4      Severability......................................................................58
SECTION 8.5      Entire Agreement..................................................................58
SECTION 8.6      Assignment........................................................................58
SECTION 8.7      Advisory Agreement................................................................58
SECTION 8.8      No Third Party Beneficiaries......................................................58
SECTION 8.9      Governing Law.....................................................................59
SECTION 8.10     Counterparts......................................................................59
SECTION 8.11     Specific Performance..............................................................59
SECTION 8.12     Waiver of Jury Trial..............................................................59
SECTION 8.13     Amendments, Modification and Waiver...............................................59
SECTION 8.14     Major Investors Approval..........................................................59
SECTION 8.15     Commercially Reasonable Efforts...................................................60
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                                    EXHIBITS

Exhibit A - Form of Certificate of Designation of New Preferred Stock

Exhibit B - Form of Stockholders Agreement

Exhibit C - Form of Amendment to Certificate of Designation of Existing
            Preferred Stock

Exhibit D - Voting Agreement with Holders of Existing Preferred Stock

Exhibit E - PBGC Proposal

Exhibit F - Commitment Letter

Exhibit G - Common Stock Voting Agreements

Exhibit H - Form of New Warrant

                                    SCHEDULES

Schedule 1.1 - Significant Subsidiaries

Annex 1

                                      -iv-
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          This RECAPITALIZATION AGREEMENT, dated as of May 1, 2003 (this
"AGREEMENT"), is made by and among Samsonite Corporation, a Delaware corporation (the "COMPANY"); ACOF Management, L.P., a Delaware limited partnership ("ARES"); Bain Capital (Europe) LLC, a Delaware limited liability company ("BAIN"); and Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and, together with Ares and Bain, the "MAJOR INVESTORS").

                                    RECITALS

          WHEREAS, each of the above parties wishes to effect a series of transactions that shall together constitute a recapitalization of the Company, all on the terms and subject to the conditions set forth herein; and

          WHEREAS, as part of the Recapitalization (as defined herein), the Major Investors will, on the terms and subject to the conditions contained in this Agreement, make a cash investment of $106 million (the "INVESTMENT") in the Company in exchange for the issuance by the Company to the Major Investors of shares of a new series of preferred stock of the Company (the "NEW PREFERRED STOCK") having the terms set forth in the form of certificate of designation attached hereto as EXHIBIT A (the "NEW CERTIFICATE OF DESIGNATION"); and

          WHEREAS, as part of the Recapitalization, the Company will, on the terms and subject to the conditions contained in this Agreement, effect a conversion (the "CONVERSION") of all of the Company's outstanding 13-7/8% Senior Redeemable Exchangeable Preferred Stock (the "EXISTING PREFERRED STOCK") into shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK"), a warrant to purchase Common Stock in substantially the form attached hereto as EXHIBIT H (each, a "NEW WARRANT") and/or New Preferred Stock; and

          WHEREAS, prior to or concurrently with the consummation of the Recapitalization, the Company will, on the terms and subject to the conditions contained in this Agreement, effect a refinancing of the Original Credit Agreement (as defined below); and

          WHEREAS, in connection with the Investment, the Company, the Major Investors and certain other holders of New Preferred Stock shall, on the terms and subject to the conditions contained in this Agreement, enter into a Stockholders Agreement with respect to, among other things, the ownership of the New Preferred Stock and the governance of the Company (the "STOCKHOLDERS AGREEMENT"), a form of which is attached hereto as EXHIBIT B; and

          WHEREAS, the consummation of the Investment is expressly conditioned upon, INTER ALIA, the consummation of the Notes Consent Solicitation, the Conversion and the completion of the Refinancing; and

          WHEREAS, the board of directors of the Company (the "COMPANY BOARD"), upon the terms and subject to the conditions set forth herein, (i) has approved
(A) the execution and delivery by the Company of this Agreement, the New Warrants and the Stockholders Agreement and the performance by the Company of its obligations hereunder and thereunder and (B) the Charter Amendments (as defined herein) and the New Certificate of Designation and determined that the Recapitalization is in the best interests of the Company and the Company Stockholders, other than the Major Investors, and fair to the Company Stockholders, other than

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the Major Investors, and that it is advisable for the Company to consummate the
Recapitalization and the other transactions contemplated by this Agreement, and
(ii) has recommended approval by the holders of Common Stock and Existing Preferred Stock, as applicable, of the Charter Amendments; and

          WHEREAS, in connection with the Recapitalization, certain holders of the Existing Preferred Stock have entered into a voting agreement, a fully executed copy of which is attached hereto as EXHIBIT D (the "PREFERRED STOCK VOTING AGREEMENT"), and certain holders of the Common Stock have entered into voting agreements, fully executed copies of which are attached hereto as EXHIBIT G (the "COMMON STOCK VOTING AGREEMENTS").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and the Major Investors hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          (a) "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, PROVIDED that with respect to Bain for purposes of SECTION 8.6 (Assignment), "Affiliate" shall also include each of Bain Fund VII-E (UK) L.P., BCIP Associates III, BCIP Associates III-B, BCIP Trust Associates III, Sankaty High Yield Partners II, L.P., Sankaty High Yield Partners III, L.P., Peter Smedvig Capital AS, Randolph Street Partners V, and each investment fund or entity managed or advised by Bain or any of its Affiliates.

          (b) "ANTITRUST LAWS" means the Sherman Antitrust Act, and the rules and regulations promulgated thereunder, as amended, the Clayton Act, and the rules and regulations promulgated thereunder, as amended, the Federal Trade Commission Act, and the rules and regulations promulgated thereunder, as amended, the Investment Canada Act, and the rules and regulations promulgated thereunder, as amended, and, other than the HSR Act, any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Applicable Law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          (c) "APPLICABLE LAW" means all applicable laws, statutes, rules, regulations, injunctions, decrees, policies or guidelines promulgated, or judgments, decisions or Governmental Orders entered by, any Governmental Authority.

          (d) "BUSINESS" means the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries.

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          (e)     "CERTIFICATE OF DESIGNATION AMENDMENT" means the Amendment to the Certificate of Designation, Preferences, Powers and Rights of the Existing Preferred Stock in the form attached hereto as EXHIBIT C.

          (f) "CHARTER AMENDMENTS" means amendments to the Company Certificate of Incorporation that (i) amend the Existing Certificate of Designation to read in its entirety as set forth in EXHIBIT C hereto, (ii) increase the number of shares of Common Stock the Company is permitted to issue to 1,000,000,000 and (iii) eliminate the provisions relating to the classes of members of the board of directors.

          (g)     "CLOSING DATE" means the date of the Closing.

          (h) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (i) "COMPANY BALANCE SHEET" means the Company's most recent balance sheet (including the related notes to financial statements) that is part of an SEC Report filed prior to the date of this Agreement.

          (j) "COMPANY BYLAWS" means the By-Laws of the Company as in effect on the date hereof.

          (k) "COMPANY CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

          (l) "COMPANY STOCKHOLDERS" means holders of the Company's Common Stock and Existing Preferred Stock.

          (m) "CREDIT AGREEMENT" means the Original Credit Agreement and any New Credit Agreement.

          (n)     "DGCL" means the Delaware General Corporation Law.

          (o) "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Company on and dated the date hereof with respect to this Agreement.

          (p) "ENVIRONMENTAL CLAIMS" means any and all Actions, complaints, liens, written notices of noncompliance, written notices of liability or potential liability, consent orders or consent agreements relating in any way to any Environmental Law, any environmental permit or any Hazardous Material or arising from any actual or alleged injury or threat of injury to health, safety or the environment.

          (q) "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, as amended.

          (r) "ERISA AFFILIATE" means each entity that, together with the Company or any of its Subsidiaries, is considered a single employer under
     Section 414 of the Code.

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          (s)     "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

          (t) "EXISTING CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Existing Preferred Stock as in effect on the date hereof.

          (u) "EXISTING CERTIFICATE OF DESIGNATION AMENDMENTS" means those amendments to the terms of the Existing Certificate of Designation that are effected by the form of amendment to certificate of designation attached hereto as EXHIBIT C.

          (v) "EXISTING PREFERRED STOCK APPROVAL" means the approval of the Existing Certificate of Designation Amendments and the transactions contemplated by this Agreement, by the holders of a majority of the issued and outstanding shares of Preferred Stock.

          (w) "FINAL ORDER" means a Governmental Order as to which (i) no request for a stay or similar request is pending and no stay is in effect, has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) is not under reconsideration by the relevant Governmental Authority on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          (x) "FISCAL YEAR 2004 BUSINESS PLAN" means the Company's business plan for the fiscal year ended January 31, 2004, a copy of which has been previously provided to the Major Investors.

          (y) "GAAP" shall mean generally accepted accounting principles as in effect in the United States as of the date hereof.

          (z) "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign or multinational government (including the European Union), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (or any subdivision of any of the foregoing) having jurisdiction or authority with respect to the particular matter at issue in its context.

          (aa) "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          (bb) "HAZARDOUS MATERIALS" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, including without limitation petroleum or any by-products thereof, any form of natural gas, asbestos or asbestos-containing materials, polychlorinated biphenyls or polychlorinated

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     biphenyls-containing equipment, radon or other radioactive elements, carcinogenic or mutagenic agents, pesticides, explosives, flammables, corrosives and urea formaldehyde foam insulation, in each case that form the basis of liability, or are subject to regulation, under any Environmental Laws as of the Closing Date.

          (cc) "INDEBTEDNESS" means (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and excluding operating leases not required to be accounted for as capital leases under GAAP), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under conditional sale or other title retention agreements relating to property purchased, (iv) capital lease or sale-leaseback obligations, (v) all liabilities secured by any Lien on any property (other than operating leases not required to be accounted for as capital leases under GAAP), and (vi) any guarantee or assumption of any of the foregoing in CLAUSES (i) through (v) or guaranty of minimum equity or capital or any make-whole or similar obligation.

          (dd) "INDENTURE AMENDMENT" means an amendment to the definition of "Permitted Holders" contained in Section 1.01 of the Note Indenture so as to include the Major Investors in such definition.

          (ee) "INTERCOMPANY INDEBTEDNESS" means Indebtedness owing by the Company to one or more wholly-owned Subsidiaries of the Company or owing by one or more wholly-owned Subsidiaries of the Company to the Company and/or one or more other wholly-owned Subsidiaries of the Company.

          (ff)    "IRS" means the Internal Revenue Service.

          (gg) "LIABILITIES" means, with respect to any Person, any and all debts, liabilities and obligations of such Person (whether accrued or fixed, absolute or contingent, matured or unmatured and determined or determinable).

          (hh) "LIEN" means, with respect to any asset (including any security), any option to purchase, claim, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the disposition of such asset.

          (ii) "MANAGEMENT BONUSES" means the cash bonuses in amounts not to exceed the amounts previously disclosed to the Major Investors payable immediately prior to the consummation of the transactions contemplated by this Agreement to employees of the Company and its Subsidiaries and accrued in the fiscal year ended January 31, 2003 in respect of the Company's financial performance for such fiscal year, which shall be applied by the recipients thereof to purchase shares of New Preferred Stock at the same purchase price per share as paid by the Major Investors pursuant to the terms hereof.

          (jj) "MANAGEMENT INCENTIVE PLAN" means an incentive plan for management employees of the Company the principal terms of which shall have been agreed to by the Company and the Major Investors.

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          (kk)    "MATERIAL ADVERSE EFFECT" means any change, event, occurrence, effect or state of facts that, individually or aggregated with any other such change, event, occurrence, effect or state of facts, has, or could be reasonably expected to have, (x) (A) a material adverse effect on the Business, assets (including intangible assets), properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (the "COMBINED BUSINESS"), or (B) an aggregate reduction of the enterprise value as of the date hereof of the Combined Business as its business is presently conducted, or proposed as of the date hereof to be conducted in the future, of at least $50 million, other than, in each case, any change, event, occurrence, effect or state of facts relating to the execution of this Agreement or the announcement of such execution or the transactions contemplated herein, or (y) a material impairment on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (ll) "NET CONSOLIDATED FINANCIAL INDEBTEDNESS" means the total long-term and current indebtedness of the Company and its Subsidiaries on a consolidated basis calculated in a manner consistent with the calculation of the amounts reflected in the line items entitled "short-term debt", "current installments of long-term obligations" and "long-term obligations, less current installments" on the Company Balance Sheet, net of cash and cash equivalents, and in all cases determined in accordance with GAAP.

          (mm) "NEW CREDIT AGREEMENT" means one or more revolving senior credit facilities in form and substance satisfactory to the Major Investors (it being agreed that any credit facility entitling the Company and its Subsidiaries to borrow at least $60 million and with terms not materially less favorable to the Company and it Subsidiaries than the terms described in the Commitment Letter shall be deemed to be satisfactory to the Major Investors).

          (nn)    "NEW PREFERRED PURCHASE PRICE" means $1,000.

          (oo) "NOTE APPROVAL" means the approval of the Indenture Amendment by the holders of a majority of the aggregate principal amount of the outstanding Notes.

          (pp) "NOTE INDENTURE" means the Indenture, dated as of June 24, 1998, by and between the Company and United States Trust Company of New York, relating to the Notes.

          (qq) "NOTES" means the Company's outstanding 10 3/4% Senior Subordinated Notes due 2008.

          (rr) "OLD WARRANTS" means the warrants to purchase Common Stock of the Company issued pursuant to the Warrant Agreement, dated as of June 24, 1998, between the Company and BankBoston, N.A., as amended.

          (ss) "ORIGINAL CREDIT AGREEMENT" means that certain Second Amended and Restated Multicurrency Revolving Credit and Term Loan Agreement, dated as of June 24, 1998, as in effect as of the date hereof, by and among the Company, Samsonite Europe N.V., a Belgian corporation, Bank of America National Trust and Savings

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     Association, BankBoston, N.A. (f/k/a The First National Bank of Boston) and
     the other lending institutions listed on Schedule 1 thereto, Bank of America National Trust and Savings Association as Administrative Agent, BankBoston N.A. as Syndication Agent, Canadian Imperial Bank of Commerce as Documentation Agent, and the other parties thereto, with Bancamerica Robertson Stephens and Bancboston Securities Inc. as Arrangers.

          (tt) "OUTSTANDING INDEBTEDNESS" means an aggregate of not greater than $460 million of Indebtedness of the Company and its subsidiaries (excluding Intercompany Indebtedness) consisting of, without duplication,
     (i) Indebtedness (including letters of credit and liens granted to the PBGC) not in excess of $120 million under the Credit Agreement, (ii) other senior Indebtedness in an amount not to exceed $16.6 million, and (iii) the Notes.

          (uu)    "PBGC" means the Pension Benefit Guaranty Corporation.

          (vv) "PERMITTED PBGC AGREEMENT" means an agreement between the Company and the PBGC or other arrangement with respect to the Company confirmed by the PBGC that (i) (A) is substantially consistent in all material respects with the terms of the proposal set forth in the letter from Willkie Farr & Gallagher to the PBGC, dated as of April 14, 2003, a copy of which is attached hereto as EXHIBIT E, (B) is no less favorable to the Company than the proposal contained in the fourth bullet of such letter and (C) permits the Company, without the PBGC's consent, to conduct the actions described in the first sub-bullet to the sixth bullet of such letter or (ii) shall have been approved in writing by the Major Investors.

          (ww) "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          (xx) "PREFERRED STOCK" means preferred stock, par value $.01 per share, of the Company.

          (yy) "PROXY STATEMENT" means the proxy statement of the Company related to the Stockholders Meeting and the solicitation of proxies from the common stockholders of the Company to the Charter Amendments.

          (zz) "RECAPITALIZATION" means, collectively, all of the Closing Transactions referred to in clauses (a) through (e) of SECTION 2.5.

          (aaa) "RELATED PARTY TRANSACTION" means any transaction or series of similar transactions to which the Company or any of its Subsidiaries is a party, in which the amount involved exceeds $5,000,000 (other than compensation for services rendered or perquisites in lieu of compensation received as an employee in the ordinary course of business consistent with past practice pursuant to the Company's compensation and bonus policies and procedures) and in which any director or employee of any of the Company or its Subsidiaries or any holder of more than 1% of the voting power of the

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     capital stock of the Company has a direct or indirect material interest;
     PROVIDED, that the payment of the Management Bonuses shall not constitute Related Party Transactions.

          (bbb) "REQUISITE COMMON STOCK APPROVAL" means the approval of the Charter Amendments by the holders of a majority of the issued and outstanding shares of Common Stock.

          (ccc) "REQUISITE STOCKHOLDER APPROVALS" means the Requisite Common Stock Approval and the Existing Preferred Stock Approval, collectively.

          (ddd) "RIGHTS" shall have the meaning assigned thereto in the Rights Agreement.

          (eee) "RIGHTS AGREEMENT" means the Rights Agreement, dated as of May 12, 1998, as amended on April 7, 1999, July 13, 1999 and September 27, 1999, by and between the Company and BankBoston, N.A., as Rights Agent.

          (fff)   "SEC" means the Securities and Exchange Commission.

          (ggg) "SEC CLEARANCE DATE" means (a) the date on which the SEC staff informs the Company that it has no further comments on the Proxy Statement or, if applicable, any of the Other Filings or (b) in the event that the SEC staff declines to review the Proxy Statement and, if applicable, all of the Other Filings, the date on which the SEC staff informs the Company that it will not review such filings.

          (hhh) "SEC REPORTS" means all forms, reports and documents filed by the Company with the SEC since January 1, 2000.

          (iii) "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended.

          (jjj) "SIGNIFICANT SUBSIDIARY" shall mean each "Significant Subsidiary" of the Company, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, and each of the Subsidiaries of the Company set forth on SCHEDULE 1.1 hereto.

          (kkk) "SOLICITATION DOCUMENTS" shall mean, collectively, all of the documents necessary to effect each Solicitation.

          (lll) "SUBSIDIARY" means, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership or membership interests of which is sufficient to elect at least a majority of its board of directors or other governing body that (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned or controlled directly or indirectly by such Person.

          (mmm) "TAX" or "TAXES" means any and all taxes, fees, assessments, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, AD VALOREM, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          (nnn) "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

          (ooo) "TRUSTEE" means United States Trust Company of New York, as Trustee under the Indenture.

          SECTION 1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the sections set forth below:

          Term:                                                      Section:
          ----                                                       -------
          Action                                                     3.12
          Acquisition Proposal                                       5.6(f)
          Agreement                                                  Preamble
          Ares                                                       Preamble
          Bain                                                       Preamble
          Charter Amendment Proxy Solicitation                       2.1(b)
          Closing                                                    2.5
          Closing Transactions                                       2.5
          Code                                                       3.14(i)
          Commitment Letter                                          4.12
          Common Stock                                               Recitals
          Common Stock Voting Agreements                             Recitals
          Company                                                    Preamble
          Company Benefit Plans                                      3.17(a)
          Company Board                                              Recitals
          Company Board Recommendation                               3.8
          Company Securities                                         3.2(a)
          Confidentiality Agreements                                 5.3
          Controlled Group Liability                                 3.17(f)
          Conversion                                                 Recitals
          Current 10-K                                               3.19(a)
          Data Acts                                                  3.38
          Director Designation Notice                                5.5
          Environmental Laws                                         3.23(a)
          Equity Interests                                           5.2(a)(i)
          Existing Insurance                                         3.30
          Existing Preferred Stock                                   Recitals

          Term:                                                      Section:
          ----                                                       -------
          Fairness Opinion                                           3.33
          FCPA                                                       3.43
          Financial Statements                                       3.9
          Governmental Approval                                      3.6
          HSR Act                                                    5.4(b)
          Intellectual Property                                      3.15(a)
          Investment                                                 Recitals
          Major Investors                                            Preamble
          Material Contract Approvals                                3.19(b)
          Material Contract                                          3.19(b)
          Multiemployer Plan                                         3.17(e)
          Necessary Governmental Approvals                           3.13(a)
          New Certificate of Designation                             Recitals
          New Preferred Stock                                        Recitals
          New Warrant                                                Recitals
          Notes Consent Solicitation                                 2.1(b)
          Other Filings                                              2.1(e)
          OTPP                                                       Preamble
          Outside Date                                               7.1(c)
          Owned Real Property                                        3.16(c)
          Permitted Liens                                            3.16(a)
          Preferred Stock Consent Solicitation                       2.1(b)
          Preferred Stock Voting Agreement                           Recitals
          Product                                                    3.21
          Real Property                                              3.16(c)
          Real Property Lease                                        3.19(a)(vi)
          Recalls                                                    3.21
          Refinancing                                                6.1(d)
          Secretary of State                                         2.3
          Securities Laws                                            3.9
          Solicitations                                              2.1(b)
          Stockholders Agreement                                     Recitals
          Stockholders Meeting                                       5.1
          Superior Proposal                                          5.6(f)
          Supplemental Indenture                                     5.12
          Termination Fee                                            7.3(a)
          WARN Act                                                   3.18(b)
          Withdrawal Liability                                       3.17(e)

                                   ARTICLE II

                          RECAPITALIZATION TRANSACTIONS

          SECTION 2.1   COMMENCEMENT OF SOLICITATIONS.

          (a) Promptly following the date of this Agreement, the Company shall, with the assistance of the Major Investors, (i) prepare, and to the extent required by Applicable Law, file with the SEC and any other applicable Governmental Authority, the Solicitation Documents, excluding the Proxy Statement, and (ii) prepare the Proxy Statement in accordance with the procedures set forth in SECTION 2.1(e). The parties hereto acknowledge that, to the extent determined by the Company after consultation with the Major Investors, the Proxy Statement shall be included as an exhibit to (or the disclosures contained therein, other than mechanical matters relating to the voting of the Common Stock, shall be set forth in) the documents relating to the Preferred Stock Consent Solicitation. The Major Investors and the Company shall cooperate with each other in the preparation of the Solicitation Documents. Subject to SECTION 2.1(f), all mailings to the holders of the Existing Preferred Stock and Common Stock in connection with the Solicitations shall be subject to the prior review, comment (which comments shall not be unreasonably ignored or rejected) and approval of the Major Investors, which approval shall not be unreasonably withheld so long as the mailings are consistent with this Agreement and otherwise consistent with customary market practice for similar documentation. Subject to SECTION 2.1(b), within five business days from the date a request is made by the Major Investors, the Company shall cause the Solicitation Documents to be mailed to the record holders of the Common Stock, the Notes and the Existing Preferred Stock, as applicable. The Company shall use commercially reasonable efforts to identify, and cause the Solicitation Documents to be mailed to, the beneficial owners of the Notes, the Common Stock and the Existing Preferred Stock, as applicable. The Company and the Major Investors shall use reasonable efforts to cause the Solicitation Documents to comply in all material respects with Applicable Law. Subject to SECTION 2.1(f), each of the Major Investors and the Company agrees promptly to correct any information provided by it for use in the Solicitation Documents if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take commercially reasonable steps necessary to cause the Solicitation Documents as so corrected to be disseminated to holders of the Common Stock, the Notes and the Existing Preferred Stock, as applicable, as and to the extent required by Applicable Law.

          (b) The Company shall, as promptly as reasonably practicable, but in no event later than five business days from the date a request is made by the Major Investors after the SEC Clearance Date (i) commence a solicitation of consents from the holders of the Existing Preferred Stock to the Existing Certificate of Designation Amendments, which solicitation will provide the holders of the Existing Preferred Stock the opportunity to elect to receive in the Conversion, subject to the terms set forth in the Existing Certificate of Designation Amendments, with respect to their shares of Existing Preferred Stock either (A) shares of Common Stock and New Warrants or (B) shares of New Preferred Stock and shares of Common Stock, with up to an aggregate of $54 million in liquidation preference of New Preferred Stock being issued with respect to all shares of Existing Preferred Stock (the "PREFERRED STOCK CONSENT SOLICITATION") and (ii) commence a solicitation of consents from the holders of the Notes to the Indenture Amendment (the "NOTES CONSENT SOLICITATION"), in each case on the terms and conditions set forth herein, and such other customary terms and conditions as are reasonably acceptable to the Major Investors. The Company shall, promptly after the SEC Clearance Date, but in no event later than five business days from the date a request is made by the Major Investors after the SEC Clearance Date, commence a solicitation of proxies from the stockholders of the Company to the Charter Amendments (the "CHARTER AMENDMENT PROXY SOLICITATION" and, together with the Preferred Stock Consent Solicitation and the Notes Consent Solicitation, the "SOLICITATIONS") on the terms and conditions set forth herein.

          (c) The Notes Consent Solicitation shall expire no earlier than the 20th business day after the Notes Consent Solicitation is commenced and the Preferred Stock Consent Solicitation shall expire no earlier than the 10th business day after the Preferred Stock Consent Solicitation is commenced; PROVIDED that, subject to SECTION 7.1, the Company shall, from time to time at the direction of the Major Investors or at its option in the event such extension is contemplated by the following sentence, extend the Notes Consent Solicitation and the Preferred Stock Consent Solicitation, it being the intention of the parties that the Indenture Amendment be executed immediately prior to the Closing and the Conversion be consummated concurrent with the Closing. The Investors agree that (A) the Notes Consent Solicitation and the Preferred Stock Consent Solicitation may be extended so as not to expire prior to the date that is the earlier of (i) the date this Agreement is terminated or
(ii) the date immediately prior to the date a vote of the common stockholders is proposed to be taken with respect to the Charter Amendments at a meeting duly called for such purpose, as such meeting may be postponed pursuant to SECTION 5.1, and (B) the Charter Amendment Proxy Solicitation will continue until the earlier of (i) this Agreement is terminated, (ii) a vote of the common stockholders has been taken with respect to the Charter Amendments at a meeting duly called for such purpose or (iii) the Charter Amendments are approved by the holders of Common Stock.

          (d) Pursuant to the Conversion, and subject to the terms of the Certificate of Designation Amendment, each share of Existing Preferred Stock shall be converted into either (i) shares of Common Stock and a New Warrant or
(ii) shares of New Preferred Stock and shares of Common Stock, with up to an aggregate of $54 million in liquidation preference of New Preferred Stock being issued with respect to all shares of Existing Preferred Stock. Each holder of Existing Preferred Stock may elect to receive in the Conversion either (i) shares of Common Stock and a New Warrant or (ii) shares of New Preferred Stock and shares of Common Stock. If a holder of Existing Preferred Stock fails to make an election, then such holder will be deemed to have made the election described in CLAUSE (ii) of the prior sentence. The Solicitation Documents sent or given to holders of Existing Preferred Stock shall include an appropriate form on which such holders may indicate their election, as provided in this paragraph. Such elections must be made prior to, and may be changed or modified prior to, (i) in the case of a duly called meeting of the holders of Existing Preferred Stock, 5:00 p.m., New York time, on the business day prior to such meeting, (ii) in the case of an adjournment of a duly called meeting of the holders of Existing Preferred Stock, 5:00 p.m., New York time, on the business day prior to the date such meeting is due to be re-convened and (iii) in the case of action by written consent of the holders of the Existing Preferred Stock, 5:00 p.m., New York time, on the business day prior to the date the Company publicly announces that the required vote of the Preferred Stock Consent Solicitation has been obtained; PROVIDED, that in no event shall such elections be required to be made earlier than 5:00 p.m., New York time, on the 9th business day following the commencement of the Preferred Stock Consent Solicitation.

          (e) With respect to the Charter Amendment Proxy Solicitation, the Company, in consultation with the Major Investors, shall as promptly as practicable following the date of this Agreement prepare and file a preliminary Proxy Statement with the SEC and shall use commercially reasonable efforts to respond to any comments of the SEC or its staff with respect to the Proxy Statement, to cause it to be mailed to the holders of Common Stock as promptly as practicable and, to the extent determined by the Company after consultation with the Major Investors, to cause it to be included in the materials relating to the Preferred Stock Consent Solicitation to be mailed to the holders of Existing Preferred Stock. As promptly as practicable after the date of this Agreement, each of the Company and the Major Investors shall prepare and file any other documents required under the Securities Laws to be filed by them (other than the documents described above) relating to the Conversion and the Solicitations or the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of the Company and the Major Investors shall notify the other promptly of the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any governmental officials for amendments or supplements to the Proxy Statement, the Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement, the Solicitations or any Other Filing. Each Major Investor shall cooperate with the Company in the preparation of the Proxy Statement, the Other Filings or any amendment or supplement thereto, including the supply of any information required to be included in the Proxy Statement regarding the Major Investors.

          (f) If at any time prior to the Stockholders Meeting there shall occur any event that should or must be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or such Major Investor, as the case may be, will promptly inform the other and the other Major Investors of such occurrence, and the Company shall promptly prepare and mail to its stockholders such amendment or supplement; PROVIDED that the Company shall not mail any Proxy Statement, or any amendment or supplement thereto or file, amend or supplement any Other Filing to which the Major Investors reasonably object unless the Company determines, after such objection and after consultation with counsel, that such amendment or supplement is required by Applicable Law. None of the Major Investors shall file, amend or supplement any Other Filing to which the Company reasonably objects unless such Major Investor reasonably determines, after such objection and after consultation with counsel, that such filing, amendment or supplement is required by Applicable Law.

          (g) The Company Board Recommendation shall be included in the Proxy Statement, except that, subject to the rights of the Major Investors contained in ARTICLE VII hereof, the Company Board may withdraw or modify in a manner adverse to the Major Investors such Company Board Recommendation only if the Company Board determines, in good faith, after consultation with outside legal counsel, that the failure to so act would create a reasonable likelihood of a breach by the Company Board of its fiduciary duties under Applicable Law.

          SECTION 2.2 ISSUANCE OF NEW PREFERRED STOCK AND FUNDING OF THE INVESTMENT.

          (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to each Major Investor certificates representing the number of validly issued, fully-paid and nonassessable shares of New Preferred Stock set forth opposite such Major Investor's name on ANNEX 1 hereto free of Liens arising out of any act of the Company and preemptive rights (except as provided in SECTION 3.2(c) hereof), at a per share purchase price equal to the New Preferred Purchase Price. In consideration of, and concurrently with, the issuance of the shares of New Preferred Stock pursuant to the preceding sentence, on the terms and subject to the conditions of this Agreement, at the Closing, each Major Investor shall deliver or cause to be delivered to the Company, by wire transfer, an amount in cash equal to the New Preferred Purchase Price multiplied by the number of shares of New Preferred Stock set forth opposite such Major Investor's name on ANNEX 1 hereto.

          (b) The New Preferred Stock shall have the powers, rights and other terms set forth in the New Certificate of Designation.

          (c) The Company shall give written notice to the Major Investors of wire transfer instructions at least two business days before the Closing Date.

          SECTION 2.3 CHARTER AMENDMENTS; CONVERSION. On the morning of the Closing, but subject to the receipt of the Requisite Stockholder Approvals, the Company shall cause the Charter Amendments (including the Certificate of Designation Amendment and the New Certificate of Designation) to be executed and filed with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") as provided in the DGCL. At least two business days prior to the Closing, the Company shall cause the New Certificate of Designation to be delivered for pre-clearance for filing with the Secretary of State.

          SECTION 2.4 CERTIFICATE OF INCORPORATION. At the Closing, the Company Certificate of Incorporation, as in effect immediately prior to the Closing, shall be amended pursuant to the Charter Amendments and the New Certificate of Designation.

          SECTION 2.5 CLOSING. The consummation of the Closing Transactions shall take place at a closing (the "CLOSING") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 A.M. New York, New York time, on the third business day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied by action taken at the Closing but still subject to their satisfaction or waiver), or at such other place or at such other time or on such other date as the Major Investors and the Company mutually agree upon in writing. At the Closing, the following actions (the "CLOSING TRANSACTIONS") shall take place in the following order:

          (a) The Company shall execute and file the New Certificate of Designation with the Secretary of State.

          (b) The Company shall effect the Conversion pursuant to the terms of the Certificate of Designation Amendment and cancel all shares of the Existing Preferred Stock.

          (c) The Company shall effect, if the holders of a majority of the aggregate principal amount of the outstanding Notes so approve, the Indenture Amendments.

          (d) In the manner contemplated by SECTION 2.2, each Major Investor shall pay to the Company an amount equal to the New Preferred Purchase Price multiplied by the number of shares of New Preferred Stock set forth opposite its name on ANNEX 1 hereto by wire transfer in immediately available funds. In the manner contemplated by SECTION 2.2, the Company shall deliver to each such Major Investor or its designated Affiliate stock certificates evidencing the New Preferred Stock purchased by such Major Investor.

          (e) The Company shall pay to each of Ares and Bain, by wire transfer in immediately available funds, a transaction structuring fee in the amount of $1,000,000.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth on the Disclosure Schedule (each section of which qualifies the correspondingly numbered representation and warranty to the extent specified therein and such other representations and warranties to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty reasonably apparent; PROVIDED that the representations and warranties contained in SECTION
3.9 shall be qualified solely by disclosures actually set forth in SECTION 3.9 OF THE DISCLOSURE SCHEDULE) and except as expressly contemplated by this Agreement, the Company hereby represents and warrants to each Major Investor as follows:

          SECTION 3.1   INCORPORATION AND AUTHORITY.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to enter into this Agreement and the Stockholders Agreement, to carry out its obligations hereunder and thereunder and, assuming receipt of the Requisite Stockholder Approvals, to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          (b) The execution and delivery of this Agreement, the New Warrants and the Stockholders Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company, except, with respect to consummation, for the Requisite Stockholder Approvals and the filing of the Charter Amendments with the Secretary of State. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Major Investors) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The New Warrants and the Stockholders Agreement when executed and delivered in accordance with the terms herein will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by (x) the holder thereof in the case of each New Warrant and (y) each of the Major Investors in the case of the Stockholders Agreement) will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has made available to the Major Investors correct and complete copies of the Company Certificate of Incorporation, the Company Bylaws and the organizational documents (and related joint venture agreements and/or shareholder agreements where not wholly owned) of each Subsidiary of the Company, as currently in effect.

          SECTION 3.2   CAPITAL STOCK.

          (a) The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of April 15, 2003, the Company had (i) issued and outstanding (A) 19,865,573 shares of Common Stock and (B) 281,131 shares of Existing Preferred Stock, which constitute as of such date all the issued and outstanding shares of capital stock of the Company and (ii) 5,659,000 shares of Common Stock reserved for issuance in respect of the options disclosed in Section 3.2(a) of the Disclosure Schedule and the Old Warrants. No shares of Common Stock or Preferred Stock have been issued since such date other than as a result of the exercise of options outstanding on such date. All shares of Common Stock and Existing Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Attached to SECTION 3.2(a) OF THE DISCLOSURE SCHEDULE is a copy of a market position report for the Existing Preferred Stock prepared at the request of the Company by the Depository Trust Company and which sets forth a list as of a date within 5 business days of the date hereof of each record holder of shares of Existing Preferred Stock and the number of shares of Existing Preferred Stock such Person holds of record. Except as set forth in SECTION 3.2(a) OF THE DISCLOSURE SCHEDULE, there are no voting trusts, stockholders' agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the voting or transfer of any of the Common Stock or the Existing Preferred Stock, except those contained in the Confidentiality Agreements and the other confidentiality agreements that contain standstill provisions substantially similar to the Confidentiality Agreements. Other than
(x) as set forth in SECTION 3.2(a) OF THE DISCLOSURE SCHEDULE and (y) the Old Warrants, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments (whether or not contingent) relating to the capital stock of, or other equity interest in, the Company obligating the Company to issue, sell, transfer or otherwise dispose of or sell any shares of capital stock of, or other equity interest in, the Company.
SECTION 3.2(a) OF THE DISCLOSURE SCHEDULE sets forth (i) the outstanding options and warrants to purchase Common Stock or to purchase other equity interests in the Company (and, in the case of equity interests other than Common Stock, identifies such equity interests), (ii) the respective exercise prices of such options and warrants and (iii) the holder of all such options. Except as set forth above, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company or any of its Subsidiaries, and obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of similar character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (any of the foregoing referred to in CLAUSES (i) through (iv), collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except those contained in the terms of the Existing Preferred Stock.

          (b) As of the date of this Agreement, other than the Outstanding Indebtedness and Intercompany Indebtedness and except as set forth in SECTION 3.2(b) OF THE DISCLOSURE SCHEDULE, there is no outstanding Indebtedness of the Company or any of its Subsidiaries. Except (x) as set forth in SECTION 3.2(b) OF THE DISCLOSURE SCHEDULE, or (y) as contained in the Credit Agreement and Note Indenture, no Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness (other than Intercompany Indebtedness), (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any Liens on its properties or assets. The aggregate principal amount of the outstanding Notes does not exceed $323 million, and there is no accrued but unpaid interest thereon other than interest accruing since the last regular interest payment date.

          (c) The shares of New Preferred Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and the shares of New Preferred Stock, shares of Common Stock and New Warrants, when issued and delivered in accordance with the Certificate of Designation Amendment, will have been duly and validly authorized and the shares of New Preferred Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the shares of New Preferred Stock and the shares of Common Stock, when issued and delivered in accordance with the Certificate of Designation Amendment, and the shares of Common Stock underlying the New Warrants, when issued and delivered in accordance with the terms of the New Warrants, will be fully paid and nonassessable and will be free of preemptive rights and Liens other than (i) restrictions on transfer under applicable state and federal securities laws and (ii) restrictions on transfer contained in the Stockholders Agreement.

          SECTION 3.3   SUBSIDIARIES.

          (a) SECTION 3.3(a) OF THE DISCLOSURE SCHEDULE sets forth, with respect to each Significant Subsidiary, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership interests, membership interests or other ownership interests, the number and type of its issued and outstanding shares of capital stock, partnership interests, membership interests or other ownership interests and the Company's current ownership of such shares, partnership interests or similar ownership interests. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own or use the properties and assets that it purports to own or use and to conduct its business as currently conducted by such Subsidiary. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures of qualification that would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Subsidiary other than the Significant Subsidiaries generated revenue in excess of $10 million or net income or net losses in excess of $1 million for the year ended January 31, 2003 or had assets with a fair market value in excess of $6.5 million or outstanding Indebtedness in excess of $500,000 as of the date hereof.

          (b) Except as set forth in SECTION 3.3(b) OF THE DISCLOSURE SCHEDULE, or as contained in the Credit Agreement, Note Indenture or Existing Certificate of Designation, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). All such ownership interests have been validly issued, and are fully paid and nonassessable, and have been issued free of preemptive rights. Except for the securities described in SECTION 3.2, there are no securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, by the Company or any Subsidiary, directly or indirectly, of any capital stock, partnership interests, membership interests or other ownership interests in, or any other securities of, any Subsidiary of the Company, other than in favor of the Company or a Subsidiary. Except as set forth in SECTION 3.3(b) OF THE DISCLOSURE SCHEDULE, there are no obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock, partnership interests, membership interests or other ownership interests in any Subsidiary of the Company. Except as set forth in SECTION 3.3(b) OF THE DISCLOSURE SCHEDULE, there are no obligations of the Company or any of its Subsidiaries to make further capital contributions or similar payments to any Subsidiary.

          SECTION 3.4   STOCKHOLDER AND DEBTHOLDER APPROVALS REQUIRED.

          (a) No approval of the holders of the Common Stock is required by the Company Certificate of Incorporation, the Company Bylaws, or Applicable Law with respect to the entering into or performance of this Agreement or the consummation of any of the transactions contemplated hereby other than the Requisite Common Stock Approval. No approval of the holders of the Existing Preferred Stock is required by the Company Certificate of Incorporation, the Company Bylaws, the Existing Certificate of Designation or Applicable Law with respect to the entering into or performance of this Agreement or the consummation of any of the transactions contemplated hereby other than the Existing Preferred Stock Approval. Assuming the due and timely receipt of the Existing Preferred Stock Approval, the entering into and performance of this Agreement and the consummation of the transactions contemplated

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hereby will not result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, cancellation or increased dividends under the Existing Certificate of Designation, nor will the Company be obligated to make a "Change of Control Offer" (as defined in the Existing Certificate of Designation) under the Existing Certificate of Designation.

          (b)     No approval of the holders of the Notes is required by the
Note Indenture or Applicable Law with respect to the entering into or performance of this Agreement or the consummation of any of the transactions contemplated hereby. Except as set forth in SECTION 3.4(b) OF THE DISCLOSURE SCHEDULE, no approval of the parties to the Credit Agreement other than the Company is required by the Credit Agreement or Applicable Law with respect to the entering into or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

          SECTION 3.5 NO CONFLICT. Except as set forth in SECTION 3.5 OF THE DISCLOSURE SCHEDULE, assuming (a) the due and timely receipt of the Requisite Common Stock Approval, (b) the due and timely receipt of the Note Approval and
(c) the due and timely receipt of the Existing Preferred Stock Approval, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of any of the transactions contemplated hereby do not and shall not (i) violate or conflict with the Company Certificate of Incorporation or the Company Bylaws or any of the organizational documents of its Subsidiaries, (ii) conflict with or violate any Applicable Law or threaten any Governmental Approval applicable to the Company or any of its Subsidiaries or (iii) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected except, in the case of CLAUSES (ii) and (iii) above, as would not, in the aggregate, reasonably be expected to (x) materially delay the Closing or make illegal the Closing Transactions, (y) have a Material Adverse Effect, or (z) result in the creation of any Lien on the New Preferred Stock.

          SECTION 3.6 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and shall not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority (a "GOVERNMENTAL APPROVAL"), except for (i) the filing of the Charter Amendments with the Secretary of State, (ii) such of the foregoing as may be required under the HSR Act and Antitrust Laws,
(iii) any filings required to qualify the New Preferred Stock and the Common Stock under the Securities Laws of any applicable Governmental Authority, and
(iv) the filings with and clearance from the SEC as contemplated by this Agreement and except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, in the aggregate, reasonably be expected to (x) materially delay the Closing or make illegal the Closing Transactions, (y) have a Material Adverse Effect, or
(z) result in the creation of any Lien on the New Preferred Stock.

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          SECTION 3.7   NO DEFAULT. None of the Company or any of its
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time, or both, would constitute a default or violation) of any term, condition or provision of (a) its certificate of incorporation or bylaws (or similar organizational and governing documents), (b) any Material Contract or (c) any Applicable Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of CLAUSES (a) (insofar as such clause relates to Subsidiaries that are not Significant Subsidiaries), (b) and (c), for such defaults or violations which would not, in the aggregate, have a Material Adverse Effect. There exists no "Default" or "Event of Default" under and as defined in the Note Indenture, no "Default" or "Event of Default" under and as defined in the Credit Agreement, and no "Voting Rights Triggering Event" under and as defined in the Existing Certificate of Designation.

          SECTION 3.8 COMPANY AND COMPANY BOARD APPROVAL. The Company has approved of and agreed to undertake the Solicitations. The Company Board, at a meeting duly called and held, has (i) determined that this Agreement, which provides, among other things, for the Solicitations, the Conversion and the Investment, is advisable, fair to, and in the best interests of, the Company and the Company Stockholders, (ii) approved the Closing Transactions and all of the other transactions contemplated by this Agreement, (iii) approved the New Certificate of Designation, (iv) approved the Supplemental Indenture and (iv) resolved to recommend, and recommended, that (a) the holders of the Common Stock approve the Charter Amendments, (b) the holders of the Existing Preferred Stock approve the Existing Certificate of Designation Amendments and the New Certificate of Designation and (c) the holders of the Common Stock and the Existing Preferred Stock take all other such action required to approve the consummation of the transactions contemplated by this Agreement (the "COMPANY BOARD RECOMMENDATION"); PROVIDED, HOWEVER, that the foregoing determinations, approvals and recommendations are subject to change to the extent permitted by the terms of this Agreement. The Company Board, at a meeting duly called and held, has taken all action under the Rights Agreement to make the representations and warranties contained in SECTION 3.28 true and correct in all respects.

          SECTION 3.9 SEC REPORTS; FINANCIAL STATEMENTS. The SEC Reports filed with the SEC since January 1, 2000 constitute all forms, reports and documents required to be filed by the Company and its Subsidiaries under the Securities Act, the Exchange Act and similar securities laws of any other applicable Governmental Authority (together, the "SECURITIES LAWS") since that date. As of their respective dates, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Laws and did not contain any untrue statements of material facts or omit material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No Subsidiary of the Company is required by the Securities Laws to file any form, report or other document with the SEC or any other Governmental Authority responsible for compliance with the Securities Laws. The financial statements included in the SEC Reports (together with the accompanying notes, the "FINANCIAL STATEMENTS") (a) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (b) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (c) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company (except as may be indicated in the notes thereto) and (d) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and

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changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein.

          SECTION 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS; NO UNDISCLOSED LIABILITIES. Since January 31, 2002, there has not been any circumstance, development or event which has had or would reasonably be expected to have, in the aggregate, a Material Adverse Effect. Except as and to the extent disclosed or reserved against on the Company Balance Sheet, the Company and its Subsidiaries taken as a whole do not have any Liabilities, whether absolute, accrued, contingent or otherwise and whether due or to become due, except those Liabilities that would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          SECTION 3.11 TITLE AND CONDITION OF PROPERTIES. The Company and its Significant Subsidiaries own or control by lease, license or other form of contract all of the assets and property, real, personal or mixed, necessary to conduct the Business in all material respects in the manner in which it is currently conducted. All of said assets and property are in good condition and repair subject to normal wear and tear and obsolescence.

          SECTION 3.12  ABSENCE OF PROCEEDINGS. Except as described in SECTION
3.12 OF THE DISCLOSURE SCHEDULE or in the SEC Reports filed prior to the date hereof, there is no suit, arbitration, inquiry, prosecution, claim, action, hearing, proceeding, notice of violation, demand letter or investigation by, of, in or before any Governmental Authority (an "ACTION") pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject except Actions that would not reasonably be expected to have, in the aggregate, a Material Adverse Effect or would not materially affect the power or ability of any party hereto to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any material outstanding Governmental Order.

          SECTION 3.13  LICENSES AND PERMITS; COMPLIANCE WITH LAW.

          (a) The Company and its Significant Subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from (and are in compliance with all items and conditions thereof), and have made all declarations and filings with, all Governmental Authorities, to own, lease, license and use their properties and assets (collectively, the "NECESSARY GOVERNMENTAL APPROVALS") and to conduct the Business as currently conducted and in the manner described in the SEC Reports, except for the Necessary Governmental Approvals the failure of which to obtain would not reasonably be expected to have, in the aggregate, a Material Adverse Effect or constitute criminal action. Neither the Company nor any of its Subsidiaries has, within the last two years, received written notice or otherwise has knowledge that any Governmental Authority has the right or intends to suspend, modify, cancel or terminate any material license, permit, certificate or other authorization relating to the Business.

          (b) The Business is not being, and has not been, conducted in violation of any Applicable Law, except for those violations that would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries or any of their respective products is, or during the past three years has been pending or threatened nor, to the knowledge of the Company, has any Governmental Authority indicated an intention to conduct the same, except for those investigations or reviews occurring after the date of this Agreement that would not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          SECTION 3.14 TAXES. Except as set forth in SECTION 3.14 OF THE DISCLOSURE SCHEDULES:

          (a) The Company and each of its Significant Subsidiaries has filed, or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate Governmental Authority all income and other material Tax Returns required to be filed with respect to Taxes of the Company and each of its Significant Subsidiaries, and such Tax Returns are correct and complete in all material respects. The most recent Financial Statements contained in the SEC Reports provide an adequate accrual (determined in accordance with GAAP) for the payment of Taxes for all periods covered by such financial statements.

          (b) All material Taxes with respect to the Company and its Significant Subsidiaries have been paid in full to the extent required to be so paid or have been provided for in accordance with GAAP on the Company Balance Sheet.

          (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Significant Subsidiaries.

          (d) No deficiency, delinquency or default for any Tax has been claimed, proposed or assessed, in each case, in writing, against the Company or any of its Significant Subsidiaries which has not been abated, settled or paid in full and neither the Company nor any of its Significant Subsidiaries have received written notice of any such deficiency, delinquency or default. No audit by any tax authority is pending with respect to any Tax Returns (other than income Tax Returns) that are individually or in the aggregate material or any income Tax Returns filed by, or Taxes (other than income Taxes) that are individually or in the aggregate material or income Taxes due from, the Company or any of its Significant Subsidiaries.

          (e) There are no Liens for Taxes upon the assets of the Company or any of its Significant Subsidiaries except statutory Liens for current Taxes not yet due.

          (f) No power of attorney has been executed by, or on behalf of, the Company or any of its Significant Subsidiaries with respect to any matter relating to Taxes which is currently in force.

          (g) Neither the Company nor any of its Significant Subsidiaries is a party to or bound by or has any obligation under any written or unwritten Tax sharing, Tax indemnity or similar agreement or arrangement.

          (h) There are no outstanding requests for any extension of time within which to file any Tax Return or within which to pay any Taxes other than such extensions filed in the ordinary course of business.

          (i) Neither the Company nor any of its Significant Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

          (j) Neither the Company nor any of its Significant Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than the affiliated group of which the Company is the common parent) or has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

          (k) The Company is not, and during the 5-year period ending on the Closing Date has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (l) Neither the Company nor any of its Significant Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the past 24 month period or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

          SECTION 3.15  INTELLECTUAL PROPERTY.

          (a) The Company owns or has the legally enforceable right to use all intellectual property rights used in the conduct of the Business, including all patents and patent applications, trademarks, trademark registrations and applications, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes and formulae (collectively, the "INTELLECTUAL PROPERTY"), except for Intellectual Property the failure of which to own or have the right to use would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. Such Intellectual Property is, to the knowledge of the Company, free and clear of all Liens, except for Permitted Liens.

          (b) SECTION 3.15(b) OF THE DISCLOSURE SCHEDULE sets forth a list of all material franchise, license (other than licenses to use "off-the-shelf" software or software in respect of which the Company has paid and/or expects to be required to pay in the future less than $50,000 in the aggregate) and royalty contracts and agreements as to which the Company or any of its Significant Subsidiaries is either a licensor or licensee and excluding such licenses between the Company and/or its Subsidiaries, and, to the knowledge of the Company, neither the Company nor any such Significant Subsidiary is in material default under any such license.

          (c) No Person, other than the Company and/or its Subsidiaries has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise, other than any royalty or similar payments which are fully paid. To the knowledge of the Company, no former or

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present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

          (d) Except as set forth in SECTION 3.15(d) OF THE DISCLOSURE SCHEDULE, there are no claims or suits pending or, to the knowledge of the Company, threatened, and the Company has received no notice of any material claim or suit (i) alleging that the conduct of any aspect of the Business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property of the Company. Except as set forth in SECTION 3.15(d) OF THE DISCLOSURE SCHEDULE, to the knowledge of the Company, no material Intellectual Property of the Company is being violated or infringed upon by any third party in any manner that could reasonably be expected to result in any liability, damages, expenses, costs or losses to the Company in excess of $500,000 in the aggregate. Except as set forth in SECTION 3.15(d) OF THE DISCLOSURE SCHEDULE, there are no settlements, consents, judgments, other agreements or Governmental Orders which restrict the Company's rights to use any material Intellectual Property.

          SECTION 3.16  REAL PROPERTY.

          (a) The Company or its Subsidiaries has good and marketable title to all of the Owned Real Property, free and clear of all Liens, other than Permitted Liens. "PERMITTED LIENS" means (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, landlords' and other similar Liens arising in the ordinary course of the Company's business, (ii) Liens arising or resulting from any action taken by or on behalf of the Major Investors in connection with the transactions described herein, (iii) Liens for current Taxes not yet due or payable or for supplemental Taxes for which the Company has not received a written notice of assessment, (iv) Liens securing obligations under the Credit Agreement and (v) Liens in favor of PBGC.

          (b) Each contract and agreement relating to a lease of real property used by the Company or its Subsidiaries is valid and effective in accordance with its respective terms, and there is not, under any such lease, any existing default or event of default by the Company or its Subsidiaries (or event that, with notice or lapse of time or both, would constitute a material default), except where such defaults would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. SECTION 3.16(b) OF THE DISCLOSURE SCHEDULE sets forth a list of all of the leases of real property entered into by the Company or its Subsidiaries. Copies of all such leases entered into during the 3-month period prior to the date hereof or that require the payment of rent in excess of $100,000 in any twelve month period during the term thereof have been made available to the Major Investors. To the knowledge of the Company, the Company has all permits or licenses necessary to use the property subject to such leases.

          (c) The Real Property constitutes, in the aggregate, all of the real property (other than Real Property owned by Subsidiaries that are not Significant Subsidiaries) used to conduct the Business in the manner conducted as of the date hereof. "REAL PROPERTY" means the Owned Real Property and any property leased by the Company or its Significant Subsidiaries. "OWNED REAL PROPERTY" means all of the real property (including land, buildings and other improvements) that the Company or any of its Subsidiaries owns, purports to own, or uses or occupies other than pursuant to a leasehold.

          (d) Each of the Real Properties is suitable and adequate in all material respects for its current use, operation and occupancy.

          (e) There are no pending or, to the knowledge of the Company, threatened proceedings relating to eminent domain or the condemnation of any portion of the Real Property, or impact fees, special assessments or similar matters with respect thereto, other than proceedings in the ordinary course of business that could not be reasonably expected to have a Material Adverse Effect.

          SECTION 3.17  EMPLOYEE BENEFIT MATTERS.

          (a) All employee or director benefit plans, arrangements or agreements, whether or not written, including but not limited to any employee welfare benefit plan within the meaning of Section 3(1) of the ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any other material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any of its Affiliates for the benefit of any current or former employee or director of the Company, any of its Subsidiaries or any of its Affiliates, or with respect to which the Company or any of its Subsidiaries could have material liability are listed in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE (together with all non-material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plans, programs or agreements sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any of its Affiliates for the benefit of any current or former employee or director of the Company, any of its Subsidiaries or any of its Affiliates, the "COMPANY BENEFIT PLANS"). True and complete copies of (i) the Company Benefit Plans listed in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendment thereto, (ii) the most recent summary plan description (or similar document) for each Company Benefit Plan, if any, (iii) the three most recent Annual Reports (including but not limited to Form 5500 Series in the United States) and accompanying schedules, if any, and (iv) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plans have been provided to the Major Investors. Except as specifically provided in the foregoing documents, there are no material amendments to any Company Benefit Plan listed in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such material amendments to any Company Benefit Plan listed in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE or to adopt or approve any new plan, program or agreement that would be required to be included in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE had such plan, program or agreement been in effect on the date hereof.

          (b)     Except as set forth in SECTION 3.17(b) OF THE DISCLOSURE
SCHEDULE: (i) each Company Benefit Plan has been maintained and administered in substantial compliance with its terms, the terms of any applicable collective bargaining agreements and with all Applicable Laws, (ii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the knowledge of the Company, no event has occurred that could reasonably be expected to adversely affect the qualified status of the Company Benefit Plan; (iii) neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur any liability or penalty under Sections 4975 or 4976 of the Code or Sections 409 or 502(i) of ERISA; (iv) there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, material claims against or otherwise involving any of the Company Benefit Plans (other than routine claims for benefits); (v) no Company Benefit Plan is under audit or investigation by any Governmental Authority, including the United States, the IRS, the Department of Labor or the PBGC, and to the knowledge of the Company, no such audit or investigation is pending or threatened; (vi) no Company Benefit Plan subject to the laws of any jurisdiction other than the United States has any unfunded or underfunded liabilities; (vii) none of the Company, its Subsidiaries, or any ERISA Affiliate has any obligation to provide retiree health or life or other welfare-type benefits other than as mandated by COBRA or other Applicable Law; and (viii) no event has occurred, nor do circumstances exist with respect to any Company Benefit Plan that have resulted in or could reasonably be expected to give rise to a material liability of the Company or any of its Subsidiaries, including any posting of any security with respect to a Company Benefit Plan, or the imposition of any Liens on the assets of the Company or any of its Subsidiaries.

          (c) None of the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan or related trust that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of the Company or any of its Subsidiaries, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit that will or may be made by the Company, any of its Subsidiaries or any of their respective Affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, and no amount of any payment or benefit to an employee of the Company or any of its Subsidiaries could fail to be deductible by the Company or any such Subsidiary by reason of
Section 162(m) of the Code.

          (d) Except as set forth in SECTION 3.17(d) OF THE DISCLOSURE SCHEDULE, with respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of each such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the PBGC have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or its Subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's and

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each of its Subsidiaries' knowledge, no condition exists that presents a risk that such proceedings will be instituted or that would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan.

          (e) None of the Company, its Subsidiaries and the ERISA Affiliates has incurred or is reasonably expected to incur any "withdrawal liability" (as defined in Part I of Subtitle E of Title IV of ERISA) ("WITHDRAWAL LIABILITY"), as a result of a complete or partial withdrawal from a multiemployer plan as such term is defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), that has not been satisfied in full. With respect to each Company Benefit Plan that is a Multiemployer Plan: (i) if the Company or any of its Subsidiaries or any ERISA Affiliate were to experience a withdrawal or partial withdrawal from such plan, no Withdrawal Liability would be incurred that would reasonably be expected to have a Material Adverse Effect; and (ii) none of the Company, its Subsidiaries, and the ERISA Affiliates has received any notification, or has any reason to believe, that any such Company Benefit Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

          (f) Except as set forth in SECTION 3.17(f) OF THE DISCLOSURE SCHEDULE, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any ERISA Affiliate, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of COBRA, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans.

          (g) There is no pending or, to the knowledge of the Company, threatened administrative claim by any Governmental Authority to reclassify any independent contractor as an employee of the Company or any of its Subsidiaries. The reclassification of independent contractors of the Company or any of its Subsidiaries by any Governmental Authority could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          SECTION 3.18  LABOR MATTERS.

          (a) Except as set forth on SCHEDULE 3.18(a) OF THE DISCLOSURE SCHEDULE, (i) there is no labor strike, dispute, slowdown, stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and, during the five years preceding the date of this Agreement, there has not been any such action, (ii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization, works council or employee association applicable to employees of the Company or any of its Subsidiaries,
(iii) none of the U.S. employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the U.S. employees of the Company or any of its Subsidiaries, and (iv) there are no complaints, lawsuits or other proceedings pending or, to

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the knowledge of the Company, threatened in writing in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          (b) The only event requiring notice under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") with respect to the Company and its Subsidiaries during the last two years was the closing of the manufacturing operations of the Company in Denver, Colorado, for which the WARN Act notice was given in a timely manner and layoffs were performed in compliance with the WARN Act.

          SECTION 3.19  MATERIAL CONTRACTS.

          (a) Except for contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended January 31, 2002 (the "CURRENT 10-K"),
SECTION 3.19(a) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) lists each of the following contracts and agreements (including oral agreements) of the Company and each of its
Subsidiaries:

                    (i) all material franchise, license (other than licenses to use "off-the-shelf" software or software in respect of which the Company has paid and/or expects to be required to pay in the future less than $50,000 in the aggregate) and royalty contracts and agreements to which the Company or any of its Subsidiaries is either a licensor or licensee identified on SECTION 3.15(b) OF THE DISCLOSURE SCHEDULE;

                    (ii) all contracts with management personnel and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $200,000 and without more than 30 days' notice;

                    (iii) other than guarantees by the Company or any of its wholly-owned Subsidiaries of Indebtedness of the Company or any of its wholly-owned Subsidiaries, all contracts and agreements pursuant to which the Company or any of its Subsidiaries has (x) incurred Indebtedness (other than Intercompany Indebtedness) or (y) directly or indirectly guaranteed the Indebtedness of any other Person, in each case other than any such contracts or agreements as do not involve more than $50,000 individually or $250,000 in the aggregate;

                    (iv) all material contracts, agreements, commitments, written understandings or other arrangements with any Governmental Authority, to which the Company or any of its Subsidiaries is a party;

                    (v) all contracts and agreements containing any provision or covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business in any geographic area;

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                    (vi)   all contracts and agreements relating to the lease of
     real property used by the Company or its Subsidiaries (each, a "REAL PROPERTY LEASE") requiring annual payments in excess of $200,000 or aggregate payments over the remaining term of the contract or agreement in excess of $1,000,000;

                    (vii) all collective bargaining or similar agreements with any labor organization, applicable to U.S. employees of the Company or any of its Subsidiaries;

                    (viii) all joint venture, partnership and similar contracts, agreements and commitments;

                    (ix) all contracts and agreements with or for the benefit of any Affiliate of the Company or immediate family member thereof (other than the Company's Subsidiaries); and

                    (x) all other contracts and agreements (other than contracts or agreements in the ordinary course of business for the purchase of raw materials or finished merchandise or sale of inventory) requiring the Company to expend, or pursuant to which the Company will receive, funds in excess of $1 million at any one time or in any twelve-month period.

          (b) "MATERIAL CONTRACT" means the contracts filed as exhibits to the Current 10-K and the contracts and agreements disclosed in SECTION 3.19(a) OF THE DISCLOSURE SCHEDULE. Each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in SECTION 3.19(b) OF THE DISCLOSURE SCHEDULE (the "MATERIAL CONTRACT APPROVALS") are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract. Except as set forth in SECTION 3.19(b) OF THE DISCLOSURE SCHEDULE, neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice of a material default (which has not been cured), offset or counterclaim under any Material Contract, or any other written or, to the knowledge of the Company, oral communication calling upon it to comply with any provision of any Material Contract or asserting noncompliance therewith or asserting the Company or any of its Subsidiaries has waived or altered its rights thereunder, nor has the Company or any of its Subsidiaries received any written or, to the knowledge of the Company, oral notice that any party to any Material Contract intends or is threatening to terminate or fail to exercise any renewal or extension of any Material Contract.

          (c) No other party to any Material Contract is, to the knowledge of the Company, in material breach thereof or default thereunder.

          (d) Except as set forth in SECTION 3.19(d) OF THE DISCLOSURE SCHEDULE, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its Subsidiaries, other than inventory in the ordinary course of business consistent with past practice.

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          SECTION 3.20  SUPPLIERS AND CUSTOMERS. Since January 1, 2002, no
material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified (in a manner materially adverse to the Company) its relationship with the Company or its Subsidiaries and (i) no such Person has notified the Company of its intention to do so, and
(ii) the Company does not expect that the consummation of the transactions contemplated hereby will adversely affect any of such relationships except as could not be reasonably expected to have, in the aggregate, a Material Adverse Effect.

          SECTION 3.21 PRODUCT LIABILITY. Except as set forth in SECTION 3.21 OF THE DISCLOSURE SCHEDULE, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries concerning any product (including parts or components) designed, manufactured, distributed, or sold by or on behalf of the Company or any of its past or present Subsidiaries (a "PRODUCT"), relating to or resulting from an alleged defect in the design, manufacture, materials or workmanship of any Product, or, with respect to any Product, any alleged failure to warn or any alleged breach of express or implied warranties or representations that has or could be reasonably expected to result in a material liability to the Company or any of its Subsidiaries. During the past five years, to the knowledge of the Company, there has not been any accident, happening or event caused or allegedly caused by any alleged hazard or alleged defect in the design, manufacture, materials or workmanship of any Product (including any alleged failure to warn or any breach of express or implied warranties or representations) that resulted or is alleged to have resulted in material injury or death to any Person or in material damage to or destruction of property or other material consequential damages. During the past five years, there has not been any product recall or post-sale warning (collectively, "RECALLS") by the Company or any of its Subsidiaries concerning any Product, or to the knowledge of the Company, any investigation or other action that is reasonably likely to lead to a Recall. To the knowledge of the Company, there is no defect in the design, manufacture, materials or workmanship of any Product, or, with respect to any Product, any alleged failure to warn or any alleged breach of express or implied warranties or representations that could be reasonably expected to result in a material liability to the Company or any of its Subsidiaries.

          SECTION 3.22 INVENTORY. All of the inventories of the Company and each of its Subsidiaries, whether reflected in the Company Balance Sheet or otherwise, consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down on the Company Balance Sheet to fair market value or for which adequate reserves have been provided therein. All inventories not written off or written down have been priced at the lower of average cost or market.

          SECTION 3.23  COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) Except as set forth in Section 3.23 of the Disclosure Schedule, the Company and its Subsidiaries (i) are in compliance with all material Applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct the Business, (iii) are in compliance with all material terms and conditions of any such permit, license or approval and have not received any material notice of proceedings relating to the revocation or modification of any such permit, license or approval, and (iv) have not released, discharged or disposed of any material amount of Hazardous Material on any Real Property or leased real property or on any real property formerly owned, leased or operated by the Company or any of its Subsidiaries.

          (b) Except as set forth in Section 3.23 of the Disclosure Schedule, there are no material costs or Liabilities associated with Environmental Laws.

          (c) Except as set forth in SECTION 3.23 OF THE DISCLOSURE SCHEDULE, there are no pending or threatened in writing Environmental Claims against the Company, any of its Subsidiaries or any Real Property, other than past claims which have been resolved prior to January 1, 2000, and, to the knowledge of the Company, there are no facts that could be reasonably expected to form the basis of any such Environmental Claim. This SECTION 3.23 shall not be applicable to compliance with laws other than Environmental Laws (or permits required thereunder), which is the subject of SECTION 3.13.

          (d)     The matters disclosed or required to be disclosed in
SECTION 3.23 OF THE DISCLOSURE SCHEDULE, collectively, would not reasonably be expected to result in and, during the period beginning on the date hereof and ending on the Closing, shall not have resulted in, costs or Liabilities (including but not limited to costs and Liabilities associated with remediation) to the Company and its Subsidiaries in excess of $10 million in the aggregate.

          SECTION 3.24 EXEMPTION FROM REGISTRATION. Assuming the accuracy of the representation contained in SECTION 4.9, none of the transactions contemplated as part of the Recapitalization, individually or in the aggregate, will require the registration of any securities under the Securities Act or any other Applicable Law.

          SECTION 3.25 SOLICITATION DOCUMENTS. None of the information included in the Solicitation Documents shall, at the time such documents or any amendments or supplements thereto are first published, sent or given to holders of the Notes, the Existing Preferred Stock or the Common Stock, as applicable, contain any untrue statement of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; PROVIDED that no representation is hereby made by the Company with respect to information supplied in writing, for such purposes, by any of the Major Investors included in such Solicitation Documents. The Solicitation Documents will comply as to form in all material respects with the requirements of the Securities Laws.

          SECTION 3.26 INFORMATION IN FINANCING DOCUMENTS. None of the information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the transactions contemplated by this Agreement has contained or will contain, as of the date delivered, any untrue statement of material fact, nor will such information as of the date delivered, exclude any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances in which they were made, not misleading.

          SECTION 3.27 AFFILIATED TRANSACTIONS. Except for transactions between the Company and its direct or indirect Subsidiaries or between two or more directly or indirectly wholly owned Subsidiaries of the Company, and except for loans to employees of the Company or its Subsidiaries in connection with authorized relocations not to exceed $50,000, (i) no Affiliate of the Company is party with the Company or any of its Subsidiaries to an agreement that will continue after the Closing Date other than Company Benefit Plans disclosed in
SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE; (ii) no Affiliate of the Company currently owes any money to, nor is such Affiliate currently owed any money by, the Company or any of its Subsidiaries, other than pursuant to Company Benefit Plans disclosed in SECTION 3.17(a) OF THE DISCLOSURE SCHEDULE and other than reimbursement for or advancement of routine expenses; and (iii) neither the Company nor any of its Subsidiaries is obligated as of the date hereof, directly or indirectly, to guarantee or assume, or has guaranteed or assumed, any indebtedness for borrowed money or otherwise for the benefit of an Affiliate of the Company; and (iv) since January 31, 2002, neither the Company nor any of its Subsidiaries has made any payment to, or engaged in any transaction with, an Affiliate of the Company, or any affiliate of any such Affiliate of the Company, other than pursuant to Company Benefit Plans and other than reimbursement for or advancement of routine expenses.

          SECTION 3.28  STATE TAKEOVER STATUTES; RIGHTS AGREEMENT.

          (a) Pursuant to the Company Certificate of Incorporation, Section 203 of the DGCL does not apply to this Agreement or the transactions contemplated hereby. No other state takeover statute is applicable to this Agreement or the transactions contemplated hereby.

          (b) The Company has taken all necessary action so that neither the execution or delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (ii) cause any Major Investor or any of their Affiliates to become an "Acquiring Person" (as defined in the Rights Agreement) or (iii) give rise to a "Distribution Date" (as such term is defined in the Rights Agreement). The Company has delivered to the Major Investors true and complete copies of all amendments to the Rights Agreement that fulfill the requirements of this SECTION 3.28 and such amendments are in full force and effect.

          SECTION 3.29 ACCOUNTING MATTERS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          SECTION 3.30 INSURANCE. All of the Company's and any of its Subsidiaries' material insurance policies (the "EXISTING INSURANCE") are valid, in full force and effect and the Company and its Subsidiaries are not under any default under the Existing Insurance and have paid all premiums owed thereunder. The Existing Insurance insures the Company and its Subsidiaries against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged for similarly situated corporations in comparable financial conditions. Except for the Wausau Commercial General Liability Policy, which has been replaced by a commercial general liability policy with comparable coverage and premiums issued by a reputable issuer with adequate financial wherewithal, the Company has not been refused any insurance coverage sought or applied for in the last two years and the Company has no reason to believe that it will not be able to renew the Existing Insurance as and when such Existing Insurance expires or obtain similar coverage from similar insurers as may be necessary to continue the Business at a cost that would not reasonably have, in the aggregate, a Material Adverse Effect.

          SECTION 3.31 BROKERS. Except for the engagement of Berenson Minella & Company and Jefferies & Company, Inc. (copies of the applicable engagement letters having previously been provided to the Major Investors), none of the Company, any of its Affiliates or any director, officer or employee of the Company, has incurred or will incur on behalf of the Company, any brokerage, finders', advisory or similar fees in connection with the transactions contemplated by this Agreement. SECTION 3.31 OF THE DISCLOSURE SCHEDULE discloses the estimated maximum aggregate amount of all fees and expenses that the Company believes as of the date of this Agreement will be paid or will be payable by the Company following the date hereof to all of its brokers, finders, advisors, attorneys, accountants and investment bankers in connection with this Agreement and the transactions contemplated hereby.

          SECTION 3.32 INTERESTS OF OFFICERS AND DIRECTORS. Except as described in the SEC Reports filed prior to the date hereof, none of the Company's or its Subsidiaries' officers or directors has any material direct or indirect interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business, or any supplier, distributor or customer of the Company or any of its Subsidiaries, except by reason of being a stockholder of the Company.

          SECTION 3.33 OPINION OF FINANCIAL ADVISOR. The Company Board has received the written opinion of Jefferies & Company, Inc. (the "FAIRNESS OPINION") to the effect that, as of the date of its opinion, the Recapitalization, taken as a whole, is fair to the Company and the holders of Existing Preferred Stock and the holders of Common Stock, other than the Major Investors, from a financial point of view.

          SECTION 3.34 NO INTEGRATION. Neither the Company nor any Subsidiary of the Company or any other person acting on the Company's behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or will be integrated with the issuance of the New Preferred Stock or the issuance of the Common Stock pursuant to the Conversion in a manner that would require the registration of the New Preferred Stock or such Common Stock under the Securities Act.

          SECTION 3.35 NO GENERAL SOLICITATION. Neither the Company nor any Subsidiary of the Company or any other person acting on the Company's behalf has, directly or through any agent, sold, offered for sale or solicited offers to buy the Common Stock issuable in the Conversion, the New Preferred Stock or the Common Stock to be issued upon conversion of the New Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          SECTION 3.36 WORKS COUNCIL. To the knowledge of the Company, each works council, association or other labor organization of the Company and each Significant Subsidiary required by Applicable Law to be notified of, consulted with respect to, or consent to one of more of the transactions described in this Agreement has, in accordance with Applicable Law,

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been notified of, been consulted concerning or consented to the transactions described in this Agreement.

          SECTION 3.37 LABOR PRACTICE. The Company and each Subsidiary has in relation to each of its employees (and, so far as relevant, its former employees) in all material respects complied with (a) all obligations imposed on it by Applicable Law, codes of conduct and practice relevant to the relations between it and its employees and has maintained current and adequate records regarding the service and terms of employment or such employees and (b) all collective bargaining agreements, recognition agreements and customs and practices dealing with such relations or the terms and conditions of employment of such employees.

          SECTION 3.38 DATA PROTECTION. The Company and any of its Subsidiaries operating in the European Union have obtained and maintained in force each registration required under national or European Union data protection legislation (the "DATA ACTS") necessary and appropriate in relation to their Business, including, without limitation, registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the Company and its Subsidiaries. The Company and each Subsidiary subject to the Data Acts has, in relation to personal data relating to its Business, at all times complied in all material respects with the Data Acts, as applicable.

          SECTION 3.39 DUTIES. All value added tax payable on the import of goods and all excise duties payable to any Governmental Authority in respect of any asset of the Company or any Subsidiary have been paid other than such taxes and duties subject to good faith dispute by the Company or such Subsidiary and for which adequate reserves have been made in accordance with GAAP.

          SECTION 3.40 INSOLVENCY. No order has been made, petition presented or resolution passed for (a) the liquidation, winding up or other termination of any Subsidiary, (b) the appointment of a liquidator for any Subsidiary, or (c) an administration order in respect of any Subsidiary. No receiver has been appointed to manage any of the assets of the Business. No Subsidiary is insolvent, unable to pay its debts as they come due, or has stopped paying its debts as they fall due. No distress, execution or other process has been levied on an asset of any Subsidiary.

          SECTION 3.41 COMPETITION. None of the Company nor any Subsidiary has given an undertaking to, executed a consent degree with any Governmental Authority responsible for monitoring restrictive trade practices, competition, or merger control. None of the Company nor any Subsidiary is adversely affected by any current or pending order or regulation made under Applicable Law with respect to restrictive trade practices, competition or merger control. None of the Company nor any Subsidiary has received a request for information relating to any aspect of the Business from any Governmental Authority responsible for monitoring restrictive trade practices, competition or merger control.

          SECTION 3.42 STATE AID. None of the Company nor any Subsidiary currently receives or proposes to receive any aid (as that term is understood for purposes of Article 92 to 94 of the Treaty of Rome) from any member state of the European Community or any other Governmental Authority.

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          SECTION 3.43  PROHIBITED PAYMENTS. None of the Company nor any
Subsidiary or, to the knowledge of the Company, any officer, director, employee, consultant or agent thereof acting on their behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act ("FCPA")) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a government, or any agency or subdivision thereof; or (b) any political party or official thereof or candidate for political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a government or agency or subdivision thereof, in the case of both CLAUSES (a) and
(b) above in order to assist the Company or any Subsidiary to obtain or retain business for, or direct business to the Company or any Subsidiary in circumstances which would subject the Company or any Subsidiary to liability under the FCPA.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE MAJOR INVESTORS

          Each Major Investor, individually on its own behalf and not on behalf of the other Major Investors, represents and warrants to the Company and the other Major Investors as follows:

          SECTION 4.1 INCORPORATION AND AUTHORITY OF THE MAJOR INVESTORS. Such Major Investor (other than in the case of OTPP) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and, in the case of OTPP, is a legal entity validly existing under its incorporating statute, and such Major Investor has all necessary organizational power and authority to enter into this Agreement and the Stockholders Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholders Agreement by such Major Investor, the performance by such Major Investor of its obligations hereunder and thereunder and the consummation by such Major Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or organization action. This Agreement has been duly executed and delivered by such Major Investor and (assuming due authorization, execution and delivery by the Company and the other Major Investors) constitutes a legal, valid and binding obligation of such Major Investor enforceable against such Major Investor in accordance with its terms. The Stockholders Agreement when executed and delivered in accordance with the terms herein will have been duly executed and delivered by such Major Investor and (assuming due authorization, execution and delivery by the Company and the other Major Investors) will constitute a legal, valid and binding obligation of such Major Investor enforceable against such Major Investor in accordance with its terms.

          SECTION 4.2 NO CONFLICT. Except as may result from any facts or circumstances relating solely to the Company or any of the other Major Investors, the execution, delivery and performance of this Agreement by such Major Investor do not and shall not (a) violate or conflict with the organizational documents of such Major Investor or (b) conflict with or violate any material law, statute, rule, regulation or Governmental Order applicable to such Major Investor, except in the case of this CLAUSE (b) as would not, in the aggregate, have a materially adverse effect on such Major Investor's ability to perform its obligations hereunder.

          SECTION 4.3 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Major Investor do not and shall not require any Governmental Approval, except (a) for (i) such of the foregoing as may be required under the HSR Act and Antitrust Laws and (ii) the filings with and clearance from the SEC as contemplated by this Agreement, (b) where failure to obtain such Governmental Approval would not, in the aggregate, reasonably be expected to (x) materially delay the Closing or make illegal the Closing Transactions or (y) have a materially adverse effect on such Major Investor's ability to perform its obligations hereunder and (c) as may be necessary as a result of any facts or circumstances relating solely to the Company.

          SECTION 4.4 ABSENCE OF PROCEEDINGS. There are no Actions pending or, to the knowledge of such Major Investor, threatened against such Major Investor before any Governmental Authority, except for those Actions that would not, in the aggregate, have a materially adverse effect on such Major Investor's ability to perform its obligations hereunder.

          SECTION 4.5 SUFFICIENT FUNDS. Such Major Investor has available sufficient funds, or the resources or financing capacity to pay, when due in connection with the Investment, the amount set forth opposite such Major Investor's name on ANNEX 1 hereto.

          SECTION 4.6 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Major Investor.

          SECTION 4.7 SECURITIES FILINGS. None of the information with respect to such Major Investor provided in writing to the Company specifically for inclusion in any of the Solicitation Documents or any other filings made with the SEC in connection with the transactions contemplated by this Agreement contains or will contain as of the date delivered any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.8 VOTING AGREEMENT. The Major Investors have entered into the Preferred Stock Voting Agreement attached hereto as EXHIBIT D with holders of Existing Preferred Stock and the Common Stock Voting Agreements attached hereto as EXHIBIT G with holders of Common Stock.

          SECTION 4.9   INVESTMENT REPRESENTATIONS.

          (a) Such Major Investor understands that none of the Common Stock issuable in the Conversion, the New Preferred Stock or any Common Stock issuable upon conversion of the New Preferred Stock has been, or shall upon delivery be, registered under the Securities Act and that the certificates evidencing such Common Stock and the New Preferred Stock shall bear a legend to that effect. Such Major Investor also understands that such securities are being

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offered and sold to it pursuant to an exemption from the registration provisions of the Securities Act, based in part upon its representations contained in this Agreement.

          (b) Such Major Investor is acquiring the New Preferred Stock and Common Stock underlying the New Preferred Stock for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Such Major Investor represents that by reason of its business and financial experience, and the business and financial experience of its management, such Major Investor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Such Major Investor is not an entity formed for the specific purpose of consummating the transactions contemplated hereby. Such Major Investor further represents that it is able to bear the economic risk of an investment in the New Preferred Stock and the Common Stock to be issued upon conversion of the New Preferred Stock and has an adequate income independent of any income produced from an investment in such Common Stock and New Preferred Stock and has sufficient net worth to sustain a loss of all of its investment in such securities without economic hardship if such a loss should occur.

          (c) Such Major Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

          (d) Such Major Investor has been given access to Company documents, records and other information, has received physical delivery of all such documents, records and information, and has asked questions of, and received answers from, the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other matters relevant to its investment in the New Preferred Stock and the Common Stock.

          SECTION 4.10 SOLICITATION DOCUMENTS. None of the information regarding such Major Investor supplied in writing, for such purpose, by such Major Investor included in the Solicitation Documents, shall, at the time such documents or any amendments or supplements thereto are first published, sent or given to holders of the Existing Preferred Stock or the Common Stock, as applicable, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; PROVIDED that no representation is hereby made by such Major Investor with respect to information supplied by the Company or any of the other Major Investors or any other person included in such Solicitation Documents.

          SECTION 4.11 INFORMATION IN FINANCING DOCUMENTS. None of the information to be supplied in writing by any of the Major Investors after the date of this Agreement specifically for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the transactions contemplated by this Agreement and which is reviewed and expressly approved by such Major Investor for such purpose will contain, as of the date delivered, any untrue statement of material fact, nor will such information exclude any material fact required to be stated therein or necessary in order to make such information, in the light of the circumstances in which it was made, not misleading.

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          SECTION 4.12  LOAN COMMITMENT. The Major Investors have received a
Commitment Letter attached hereto as EXHIBIT F (the "COMMITMENT LETTER") and have not received any notice that the Commitment Letter has been withdrawn or terminated.

          SECTION 4.13 AGREEMENTS WITH OTHER COMPANY STOCKHOLDERS. None of the Major Investors is party to any voting or other agreement with any holder of Equity Interests of the Company other than the Preferred Stock Voting Agreement and the Common Stock Voting Agreements.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1 STOCKHOLDERS MEETING. The Company shall take all action in accordance with the United States federal securities laws, the DGCL and the Company Certificate of Incorporation and the Company Bylaws necessary to duly call, give notice of, convene and hold a special meeting of the holders of the Company Common Stock, to be held on the earliest practicable date determined in consultation with the Major Investors, for the purpose of obtaining the Requisite Common Stock Approval (the "STOCKHOLDERS MEETING"). Once the Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to the next possible future date) the Stockholders Meeting without consent of the Major Investors, except the Company may postpone or adjourn the Stockholders Meeting for a reasonable period of time to allow for the dissemination of materials and due investor consideration of disclosures required by Applicable Law in the judgment of the Company Board. The Company Board shall submit the Charter Amendments to the holders of the Company Common Stock unless, prior to the meeting of the holders of Company Common Stock called therefor, the Company Board shall have withdrawn the Company Board Recommendation. The Company shall solicit from the holders of Company Common Stock proxies to vote with respect to the Charter Amendments and, subject to the provisions of SECTION 2.1(g) hereof, shall take all other action necessary or advisable to secure the vote or consent of such holders required by the DGCL and the Company Certificate of Incorporation and Company Bylaws to authorize and adopt the Charter Amendments. Without limiting the generality of the foregoing, subject to the third sentence of this SECTION 5.1, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock, as required by this SECTION 5.1, shall not be affected by the amendment or modification of the Company Board Recommendation and (ii) the Company agrees that its obligations pursuant to this SECTION 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or Superior Proposal.

          SECTION 5.2   CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

          (a) From the date of this Agreement through immediately prior to the Closing, the Company shall conduct its operations in the ordinary course consistent with past practice, and shall use all commercially reasonable efforts to maintain and preserve its business organization and its material rights and to retain the services of its officers and key employees

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and maintain relationships with customers, suppliers, lessees, licensees, licensors and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement through immediately prior to the Closing, the Company shall not, and shall cause each of its Subsidiaries not to, except for the Closing Transactions and the other transactions and agreements expressly contemplated hereby, without the prior written consent of the Major Investors, which consent shall not be unreasonably withheld:

               (i) do or effect any of the following actions with respect to its capital stock or, if not a corporation, its equity interests (such capital stock or equity interests, "EQUITY INTERESTS") or other securities:
     (A) adjust, split, combine or reclassify Equity Interests of the Company,
     (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of its Equity Interests (other than (x) dividends or distributions from, or redemptions, purchases or other acquisitions by, any Subsidiary of the Company to the Company or another Subsidiary of the Company, (y) dividends or distributions payable in accordance with any organizational documents and agreements relating to any of the Company's joint ventures and (z) the accrual of dividends in respect of the Existing Preferred Stock) or any securities or obligations convertible into or exchangeable for any Equity Interests of the Company, (C) grant any person (other than the Company or a wholly-owned Subsidiary of the Company) any right or option to acquire any Equity Interests, (D) issue, deliver or sell or agree to issue, deliver or sell any additional Equity Interests or any securities or obligations convertible into or exchangeable or exercisable for any Equity Interests or such securities (except to the Company or a wholly-owned Subsidiary of the Company and pursuant to the exercise of any options to purchase Company Common Stock that are outstanding as of the date of this Agreement), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of Equity Interests other than between or among the Company and its wholly-owned Subsidiaries;

               (ii) except for the Charter Amendment Proxy Solicitation, Preferred Stock Consent Solicitation and effecting the Charter Amendments, make or propose any changes in its certificate of incorporation, by-laws or other similar governing documents;

               (iii) except in connection with the extension of the Original Credit Agreement until not later than July 1, 2004, the execution and delivery of a New Credit Agreement and the incurrence of Intercompany Indebtedness or as otherwise set forth in SECTION 5.2(a)(iii) OF THE DISCLOSURE SCHEDULE, (A) incur or assume any long-term or short-term Indebtedness or issue any debt securities except in the ordinary course of business and in amounts not material to the Company and its Subsidiaries taken as a whole; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in amounts not material to the Company and its Subsidiaries taken as a whole; (C) make any loans, advances or capital contributions to, or investments in, any other Person (other than the Company or its Subsidiaries or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not in excess of $250,000 in the aggregate) or make any change in its existing borrowing or lending arrangements for or on behalf of any such Person (other than the Company or its Subsidiaries or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not in excess of $250,000 in the aggregate), whether pursuant to an employee benefit plan or otherwise; (D) pledge or otherwise encumber Equity Interests of the Company or any of its Subsidiaries; or (E) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

               (iv) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, wind-up, bankruptcy, insolvency, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries;

               (v) (A) except as may be required by law, as required pursuant to the terms of any Company Benefit Plan in effect as of the date hereof, as disclosed in SECTION 5.2(a)(v) OF THE DISCLOSURE SCHEDULE, and other than the payment and accrual of salaries in the ordinary course of business consistent with past practices, enter into, adopt or pay, agree to pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, welfare, insurance or other employee benefit agreement, trust, plan, fund or other agreement, plan or arrangement for the benefit or welfare of any director, officer or employee in any manner, or (B) except for normal increases (other than for officers and directors) and bonuses (for all eligible employees) in the ordinary course of business consistent with past practice for employees that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer, employee or consultant or pay any benefit not required by any plan and arrangement as in effect as of the date hereof; PROVIDED, that nothing contained herein shall be deemed to prohibit the Management Incentive Plan or any benefit or right thereunder;

               (vi) except (x) as contemplated by SECTION 5.4(d), and (y) for the purchase of the minority interest in Samsonite Singapore PTE Ltd. not already owned by the Company for consideration in an amount not to exceed $1.5 million, acquire, sell, transfer, lease, encumber or dispose of any assets (including capital stock of another Person) outside the ordinary course of business or any assets (other than (A) transactions between one or more wholly-owned Subsidiaries of the Company and the Company and/or one or more other wholly-owned Subsidiaries of the Company and (B) inventory sold in arm's length transactions with BONA FIDE third parties) which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;

               (vii) change any material method or principle of Tax or financial accounting, except to the extent required by Applicable Laws or as required by GAAP as advised by the Company's regular independent accountants;

               (viii) except as required by GAAP, revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

               (ix) merge or consolidate with any other Person or dissolve, liquidate, restructure or otherwise alter the corporate structure of the Company or any of its Subsidiaries;

               (x) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization (other than any entity that is a wholly-owned Subsidiary of the Company as of the date hereof) or division thereof or any Equity Interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole; (C) authorize new capital expenditure or expenditures other than capital expenditures in the ordinary course of business and consistent with past practices in an amount not to exceed $1 million individually or in the aggregate; (D) amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;
     (E) open any new retail stores other than in the ordinary course of business consistent with past practices and consistent with the Fiscal Year 2004 Business Plan; or (F) enter into any new leases for real property with an annual base rental exceeding $100,000 per annum other than in the ordinary course of business and consistent with past practices;

               (xi) make, revoke or amend any Tax election or settle or compromise any claim or assessment with respect to Taxes of the Company or any of its Subsidiaries (except if such action is taken in the ordinary course of business consistent with past practice) or amend any Tax Return resulting, or reasonably likely to result, individually or in the aggregate, in any claim or assessment with respect to Taxes of the Company or any of its Subsidiaries in excess of $1 million; PROVIDED, HOWEVER, that the Company and its Subsidiaries shall be entitled to make the elections set forth in SECTION 3.14 OF THE DISCLOSURE SCHEDULE without the prior written consent of the Major Investors;

               (xii) except for the making of any supplemental pension contributions to a Company Benefit Plan pursuant to a Permitted PBGC Agreement, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

               (xiii) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled, terminated, amended or modified without notice to the Major Investors except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy;

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               (xiv)  terminate, amend or modify, or waive any material
     provision of, any of the Material Contracts, other than (i) immaterial modifications or waivers of a ministerial nature made in the ordinary course of business consistent with past practice, (ii) as contemplated by this Agreement with respect to the Indenture Amendment or (iii) the extension of the maturity date of the Original Credit Agreement to a date that is no later than July 1, 2004;

               (xv) settle or compromise any pending or threatened Action if such settlement or compromise involves any non-monetary relief or involves, individually or when aggregated with other settlements or compromises, amounts in excess of $500,000;

               (xvi) enter into, amend, modify or waive any contract or agreement containing any provision or covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or, other than in the ordinary course consistent with past practice, to hire any individual or group of individuals;

               (xvii) consummate, or enter into any agreement to consummate, a Related Party Transaction;

               (xviii) file any registration statement with the SEC;

               (xix) take or fail to take any action the affect of which could reasonably be expected to have a material adverse effect on the seasonally adjusted normalized working capital levels of the Business; or

               (xx) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 5.2(a)(i) through 5.2(a)(xix) or any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in ARTICLE VI not being satisfied.

          SECTION 5.3 ACCESS TO INFORMATION. From the date of this Agreement until the earlier of the Closing and termination pursuant to SECTION 7.1, upon reasonable notice, the Company shall, and shall cause the officers, employees, auditors and agents of the Company and its Subsidiaries to, (a) afford the officers, employees and authorized agents and representatives of the Major Investors reasonable access, during normal business hours, to the offices, properties, books and records and management employees of the Company and its Subsidiaries and (b) furnish to the officers, employees and authorized agents and representatives of the Major Investors access to, and copies of, such additional financial and operating data and other documents and information regarding the assets, properties, goodwill and Business as the Major Investors may from time to time reasonably request. Each Major Investor shall keep any information obtained pursuant to this SECTION 5.3 confidential pursuant to the terms of the letter agreement related to confidentiality, dated as of April 15, 2002, by and between Ares and the Company, the letter agreement related to confidentiality, dated as of April 29, 2003, by and between Bain and the Company, or the letter agreement related to confidentiality, dated as of April 15, 2002, by and between OTPP and the Company, as applicable (such agreements, the

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"CONFIDENTIALITY AGREEMENTS") and shall cause its directors, officers and employees and representatives or advisors who receive any portion thereof to keep all such information confidential, in accordance with the terms of such Confidentiality Agreement. No investigation conducted pursuant to this SECTION
5.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Each of the Major Investors acknowledges that to the extent that it competes directly or indirectly with the Company and the information would provide competitive information, its access to such competitive information may be limited. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Confidentiality Agreements or any other document relating to the Closing Transactions, any party to this Agreement (and any of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Closing Transactions, beginning on the earlier of (i) the date of the public announcement of discussions relating to the Closing Transactions, (ii) the date of the public announcement of the Closing Transactions, or (iii) the date of the execution of the Agreement (with or without conditions) to enter into the Closing Transactions, PROVIDED, HOWEVER, that no party (nor any employee, representative or other agent thereof) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the Closing Transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any information to the extent that such disclosure would result in a violation of any federal or state securities laws.

          SECTION 5.4   GOVERNMENTAL FILINGS; REASONABLE EFFORTS; NOTIFICATION.

          (a) Subject to SECTION 5.4(d), each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (A) obtaining the Existing Preferred Stock Approval, the Note Approval and the Requisite Common Stock Approval and effecting the Indenture Amendment, the Charter Amendments and the New Certificate of Designation, (B) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (C) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the transactions contemplated hereby or required to prevent a Material Adverse Effect, or a material adverse effect on any of the Major Investors, from occurring prior to or after the Closing Date, (D) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (E) the providing of all such information concerning such party, its Subsidiaries, its Affiliates and its Subsidiaries' and Affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this PARAGRAPH (a).

          (b) Subject to SECTION 5.4(d), the Company and each Major Investor shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transaction contemplated by this Agreement, including, but not limited to, the Investment and the Conversion, under the Hart-Scott-Rodino

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Antitrust Improvement Act of 1976, and the rules and regulations promulgated thereunder, as amended (the "HSR ACT"), and Antitrust Laws. In connection therewith and subject to SECTION 5.4(d), if any Action is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Antitrust Law or the HSR Act, each of the Major Investors and the Company shall cooperate and use commercially reasonable efforts vigorously to contest and resist such Action, and to have vacated, lifted, reversed, or overturned any Governmental Order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless the Major Investors and the Company jointly determine that litigation is not in its best interests. Subject to SECTION 5.4(d), each of the Major Investors and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods or to obtain any necessary approvals under the HSR Act or other Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as possible after the execution of this Agreement, but in any case any filing to be made under the HSR Act shall be made within 30 days of the date of this Agreement and filings under other Antitrust Laws shall be made as soon as practicable.

          (c) To the extent not prohibited by Applicable Law, each party to this Agreement shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the transactions contemplated by this Agreement. Each party to this Agreement shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to Applicable Law, permit the other party to review in advance any proposed written communication between it and any Governmental Authority, (iii) promptly inform each other of (and at another party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iv) consult with each other in advance to the extent practicable of any meeting or conference with any Governmental Authority, or in connection with any proceeding by a private party, with any other Person and, to the extent permitted by applicable Governmental Authority or other Person, give the other parties the opportunity to attend and participate in such meetings and conferences.

          (d) As may be required by or in conformance with the HSR Act or any other Antitrust Law or regulation thereunder (or as otherwise requested by Governmental Authorities administering such laws and regulations) in order to permit the consummation of the Recapitalization, the Company and its Subsidiaries, at the request of the Major Investors, and subject to the consent of the Company (such consent not to be unreasonably withheld), shall agree to hold separate (including by trust or otherwise) or to divest any of their respective businesses, Subsidiaries or assets, or to take or agree to take any action with respect to, or agree to any limitation on, any of their respective businesses, Subsidiaries or assets; PROVIDED that any such action is conditioned upon the consummation of the Recapitalization. The Company agrees and acknowledges that, notwithstanding anything to the contrary in this SECTION 5.4, neither the

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Company nor any of its Subsidiaries shall, without the Major Investors' prior written consent, agree to hold separate (including by trust or otherwise) or to divest any of their respective businesses, Subsidiaries or assets material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, or to take or agree to take any action with respect to, or agree to any limitation material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole on, any of their respective businesses, Subsidiaries or assets. Anything to the contrary in this Agreement notwithstanding, no Major Investor shall be required to hold separate (including by trust or otherwise) or to divest any of the respective businesses, Subsidiaries or assets of such Major Investor and any of its Affiliates and/or the Company and any of its Subsidiaries, or to take or agree to take any action with respect to, or agree to any limitation on, any of their respective businesses in order to satisfy any of their respective obligations under this Agreement, including under this SECTION 5.4.

          SECTION 5.5 POST-CLOSING BOARD. The Company and each Major Investor, individually and on its own behalf and not on behalf of any other Major Investor, agrees to take all action and to do, or cause to be done, all things necessary, proper, advisable and lawfully within its control (in each case to the extent consistent with the Company's Corporate Therapeutics attached as Exhibit C to that certain Stipulation of Settlement dated as of April 28, 2000) to cause the Company Board to be comprised of the individuals designated by the Major Investors consistent with the Stockholders Agreement as set forth in a notice delivered to the Company prior to the Closing (the "DIRECTOR DESIGNATION NOTICE").

          SECTION 5.6   NO SOLICITATION.

          (a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company authorize or permit any of its officers, directors or employees to, and shall cause any investment banker, financial advisor, attorney, accountant, or other representatives retained by them or any of their respective Subsidiaries not to: (i) solicit, initiate, encourage (including by way of furnishing information), knowingly facilitate or induce (directly or indirectly) any inquiry with respect to, or the making, submission or announcement of, any proposal that constitutes, or could reasonably be expected to result in, a proposal or offer for an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal, (iii) approve, endorse or, subject to SECTION 5.6(d), recommend any Acquisition Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. For the avoidance of doubt, any action by any officer, director or employee of, or investment banker, financial advisor, attorney, accountant or other representative of, the Company or any Subsidiary shall be deemed to be an action by the Company for purposes of this SECTION 5.6 whether or not authorized or permitted by the Company.

          (b) Within two business days after receipt of an Acquisition Proposal or any request for nonpublic information or inquiry that the Company reasonably believes could lead to an Acquisition Proposal, the Company shall provide the Major Investors with oral and written

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notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, including the identity of the Person making any such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, the Company shall provide the Major Investors, as promptly as practicable, with oral and written notice setting forth all such information as is reasonably necessary to keep the Major Investors informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry.

          (c) The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated, and cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any Acquisition Proposal.

          (d) The foregoing notwithstanding, the Company and Board of Directors of the Company may, (A) prior to receipt of all of the Requisite Common Stock Approval, the Note Approval and the Existing Preferred Stock Approval, furnish nonpublic information to, or enter into discussions with, any Person in connection with an unsolicited BONA FIDE written Acquisition Proposal by such Person if and only to the extent that (i) the Company is not then in material breach of its obligations under this SECTION 5.6; (ii) the Company Board of Directors believes in good faith (after consultation with its legal and financial advisors) that such Acquisition Proposal is, or has a reasonable likelihood of resulting in, a Superior Proposal and the Company Board of Directors believes, after consultation with outside legal counsel, that the failure to so act would create a reasonable likelihood of a breach by the Company Board of its fiduciary duties under Applicable Law; and (iii) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company Board receives from such Person an executed confidentiality agreement with terms (including terms relating to matters other than confidentiality) no less favorable to the Company than those contained in any confidentiality agreement between the Company and any of the Major Investors; PROVIDED, HOWEVER, that such executed confidentiality agreement shall not be required to include any prohibition on such Person from taking reasonable steps to develop or from making an Acquisition Proposal, (B) comply with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal and (C) enter into the confidentiality agreement referred to in CLAUSE (A)(iii) above.

          (e) The Company (i) agrees not to release any Person from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or that could affect, an Acquisition Proposal and (ii) acknowledges that the provisions of CLAUSE (i) are an important and integral part of this Agreement; PROVIDED, however, that the Company shall be permitted to release any Person from any such agreement in order for such Person to make an Acquisition Proposal.

          (f) "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of the Company or any of its Subsidiaries that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities, or 20% of the voting power of the outstanding

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securities, of the Company or any of its Subsidiaries whose business constitutes
20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity securities, or 20% of the voting power of the outstanding securities, of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. "SUPERIOR PROPOSAL" means any BONA FIDE written offer or proposal, not obtained in breach of this SECTION 5.6, for or in respect of any (i) direct or indirect acquisition or purchase of the Company or any of its Subsidiaries that constitutes 40% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (ii) direct or indirect acquisition or purchase of 40% or more of any class of equity securities, or 40% or more of the voting power of the outstanding securities, of the Company or any of its Subsidiaries whose business constitutes 40% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole;
(iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 40% or more of any class of equity securities, or 40% or more of the voting power of the outstanding securities, of the Company or any of its Subsidiaries whose business constitutes 40% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole; or
(iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 40% or more of the net revenue, net income or assets of the company and its Subsidiaries, take as a whole, other than the transactions contemplated by this Agreement, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisors and taking into account all the terms and conditions of the Acquisition Proposal and this Agreement deemed relevant by such Board of Directors, including, to the extent reasonably deemed relevant by such Board of Directors, the economic terms, any break-up fees, expense reimbursement provisions, conditions to and expected timing and risks of consummation, and the ability of the party making such proposal to obtain financing for such Acquisition Proposal and taking into account all other legal, financial, regulatory and all other aspects of such proposal) are more favorable as a whole to the persons to whom it owes fiduciary duties under Applicable
Laws, other than Major Investors in their capacity as parties to this Agreement only, than the Recapitalization.

          SECTION 5.7 PUBLIC ANNOUNCEMENTS. The Major Investors and the Company will jointly prepare all press releases and other public announcements relating to this Agreement and the transactions contemplated thereby; PROVIDED, HOWEVER, that the Company or any of the Major Investors may make such disclosure (with such prior notice to the other party of the intention to make, and the content of, such disclosure as is practicable under the circumstances) as it reasonably determines is required by Applicable Law, including the Securities Laws.

          SECTION 5.8 NET CONSOLIDATED FINANCIAL INDEBTEDNESS. The Company shall cause Net Consolidated Financial Indebtedness on a pro forma basis after giving effect to the Recapitalization (including all transaction costs) not to exceed $350 million at the time of the Closing.

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          SECTION 5.9   LITIGATION. The Company shall consult with the Major
Investors in the defense of any litigation against the Company and/or its directors relating to this Agreement or the transactions contemplated hereby and shall not settle any such litigation without the prior written consent of the Major Investors, which consent shall not be unreasonably withheld.

          SECTION 5.10 FINANCIAL STATEMENTS. The Company shall prepare at the end of each month and deliver to the Major Investors upon completion the balance sheet, income statement and statement of cash flows of the Company for each month ended between the date of this Agreement and the Closing, in each case, prepared in accordance with GAAP (except that if notes to such financial statements are not typically prepared, preparation of notes to such financial statements shall not be required). Each such balance sheet, income statement and statement of cash flows shall be prepared and delivered to the Major Investors within 15 business days of the end of the relevant month.

          SECTION 5.11 U.S. REAL PROPERTY INTEREST STATEMENT. To the extent required pursuant to Treasury Regulation Section 1.897-2(h), upon a written request by any Major Investor, the Company shall provide such Major Investor with a written statement informing the Major Investor whether such Major Investor's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the IRS, in accordance with and to the extent required by Treasury Regulation section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Major Investor shall be delivered to such Major Investor within a reasonable period of time after receipt of such Major Investor's written request therefor.

          SECTION 5.12 INDENTURE AMENDMENT. The Company shall provide such evidence, "Officers' Certificates" (as defined in the Indenture) and indemnities, and shall cause the Company's outside counsel to provide such "Opinion of Counsel" (as defined in the Indenture) as the Trustee is entitled to receive or may reasonably request in connection with the execution by the Trustee of a supplemental indenture effecting the Indenture Amendment (the "SUPPLEMENTAL INDENTURE"), whether pursuant to Section 8.02 or 8.06 of the Indenture or otherwise. The Company represents and warrants that the Company's outside counsel has reviewed the Supplemental Indenture and as of the date of this Agreement is prepared to be able to deliver, assuming the requisite consents are obtained, an Opinion of Counsel to the Trustee.

          SECTION 5.13 MANAGEMENT GROUP. The Major Investors hereby agree to sell New Preferred Stock with an aggregate principal value of up to $2.1 million, at a purchase price equal to $1,000 per share, concurrent with or promptly following the Closing to certain members of the management group in accordance with the resolutions relating to management bonuses adopted by the Board on April 29, 2003.

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                                   ARTICLE VI

                              CONDITIONS TO CLOSING

          SECTION 6.1 MUTUAL CONDITIONS. The obligations of the Company and of each Major Investor to consummate the Closing Transactions shall be subject to the satisfaction (or to the extent legally permissible, waiver by the Company and each Major Investor) of the following conditions:

          (a) RECEIPT OF SECURITYHOLDER APPROVALS. The Note Approval and the Requisite Stockholder Approvals shall have been obtained.

          (b) EFFECTIVENESS OF CERTAIN AMENDMENTS AND CONSENTS. Each of the Charter Amendments and the New Certificate of Designation shall have become effective prior to the Closing Date or on the Closing Date prior to the Closing.

          (c) ANTITRUST LAWS. Any applicable waiting period (and any extension thereof) under the HSR Act and all other Antitrust Laws relating to the transactions contemplated by this Agreement shall have terminated or shall have expired.

          (d) REFINANCING. The Company shall have entered into the New Credit Agreement and all amounts owing under the Original Credit Agreement shall have been paid in full (the "REFINANCING").

          SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Closing Transactions, shall be subject to the satisfaction (or to the extent legally permissible, waiver by the Company) of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Major Investors contained in this Agreement shall be true and correct (without giving effect to any "materiality" or material adverse effect qualification or exception contained therein) as of the date hereof and at and as of the Closing, with the same force and effect as if made at and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not, in the aggregate, have a material adverse effect on the ability of the Major Investors as a group to consummate the transactions contemplated by this Agreement; and (ii) the covenants and agreements contained in this Agreement to be complied with by the Major Investors at or prior to the Closing shall have been complied with in all material respects.

          (b) OFFICER'S CERTIFICATES. Each of the Major Investors shall have furnished the Company with a certificate dated the Closing Date and signed on behalf of it by a duly authorized officer to the effect that, with respect to itself, the condition set forth in SECTION 6.2(a) has been satisfied as of the Closing.

          (c) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order that is in effect and has the effect of making the transactions

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     contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

          (d) AUTHORIZATIONS. All Governmental Approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect if the Closing were to occur.

          SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE MAJOR INVESTORS. The obligations of each Major Investor to consummate the Closing Transactions, shall be subject to the satisfaction (or to the extent legally permissible, waiver by each Major Investor) of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Company contained in this Agreement (other than those referred to in CLAUSES (ii) and (iii) below) shall be true and correct (without giving effect to any "materiality" or Material Adverse Effect qualification or exception contained therein) as of the date hereof and as of the Closing with the same force and effect as if made at and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect; (ii) the representations and warranties of the Company in the first sentence of SECTIONS 3.1(a) and 3.4 shall have been true and correct in all material respects as of the date hereof and as of the Closing with the same force and effect as if made at and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); (iii) the representations and warranties of the Company in SECTIONS 3.1(b), 3.2(a), 3.2(c), 3.3(b), CLAUSE (i) of 3.5 and 3.23(d) shall have been true and correct in all respects as of the date hereof and as of the Closing with the same force and effect as if made at and as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iv) the covenants and agreements contained in this Agreement to be complied with by the Company at or prior to the Closing shall have been complied with in all material respects.

          (b) OFFICER'S CERTIFICATES AND OTHER DOCUMENTS. The Company shall have furnished the Major Investors with (i) a certificate dated the Closing Date and signed on behalf of it by a duly authorized officer to the effect that the conditions set forth in SECTIONS 6.3(a), 6.3(f) and 6.3(g) have been satisfied as of the Closing and (ii) a copy of the Amended and Restated Certificate of Incorporation of the Company, as in effect on the Closing Date, certified by the Secretary of State of the State of Delaware.

          (c) OTHER APPROVALS. The Company and its Subsidiaries, as applicable, shall have obtained the Material Contract Approvals and the consent or approval of any Person (excluding any Governmental Authority) whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those that the failure to obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect if the Closing were to occur.

          (d) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or that would give rise to any Lien (except as provided in SECTION 3.2(c) hereof) on any shares of New Preferred Stock.

          (e) AUTHORIZATIONS. All Governmental Approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect if the Closing were to occur or to result in the creation of any Lien (except as provided in SECTION 3.2(c) hereof) on any shares of the New Preferred Stock. All Governmental Approvals shall have been obtained pursuant to Final Orders, free of any conditions that the Major Investors would not be required to accept pursuant to SECTION 5.4(d) or that would reasonably be expected to have a Material Adverse Effect on the Company if the Closing were to occur.

          (f) NET CONSOLIDATED FINANCIAL INDEBTEDNESS. The Net Consolidated Financial Indebtedness of the Company on a pro forma basis after giving effect to the Recapitalization (including all transaction costs), utilizing financial information as of a date not earlier than the second business day prior to the Closing, shall not exceed the principal amount of $350 million.

          (g) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any change, event, occurrence or development that constitutes a Material Adverse Effect.

          (h) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed and delivered by the Company.

          (i) PERFORMANCE BY THE MAJOR INVESTORS. With respect to the obligation of each Major Investor, each other Major Investor shall have substantially concurrently performed its obligations under SECTION 2.2(a).

          (j) INDENTURE AMENDMENT. The Indenture Amendment shall have been executed and delivered by the Company and the Trustee.

          (k) ELECTION OF BOARD MEMBERS. The individuals not set forth in the Director Designation Notice shall have resigned from the Company Board and the individuals set forth in the Director Designation Notice shall have been elected as directors of the Company Board to the extent each is not already a director of the Company.

          (l) PBGC LIEN. The PBGC shall have entered or confirmed, as applicable, a Permitted PBGC Agreement.

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                                   ARTICLE VII

                             TERMINATION AND WAIVER

          SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual written consent of each of the Company and the Major Investors;

          (b) by the Company or the Major Investors, if there shall be any law or regulation that makes illegal or otherwise prohibited any of (i) the Investment, (ii) the Conversion, (iii) the Solicitations, (iv) the execution of the Supplemental Indenture by the parties thereto and (v) the effectiveness of the Charter Amendments and the New Certificate of Designation; or if any Governmental Order enjoining the Company or any of the Major Investors from consummating any of the Closing Transactions shall have been entered and such Governmental Order shall have become a Final Order; PROVIDED, HOWEVER, that the provisions of this SECTION 7.1(b) shall not be available to a party hereto unless such party shall have complied with its obligations under SECTION 5.4;

          (c) by the Company or the Major Investors, if the Closing shall not have occurred on or prior to the later of (i) August 30, 2003 or (ii) if the Company shall have mailed the Proxy Statement to the holders of Common Stock on or prior to August 30, 2003, the earlier of (A) September 30, 2003 and (B) the date which is two business days after the Stockholders Meeting which shall be no later than thirty (30) days after mailing of the Proxy Statement (such later date, the "OUTSIDE DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to the Outside Date;

          (d) by the Company, if the Major Investors shall have breached in any material respect any of their representations or warranties or failed to perform in any material respect any of their covenants or other agreements contained in this Agreement, which breach or failure to perform would render unsatisfied any condition contained in SECTION 6.1 or 6.2, and (i) is incapable of being cured or (ii) if capable of being cured is not cured prior to the earlier of (A) the business day prior to the Outside Date or
     (B) the date that is 30 days from the date that the Major Investors are notified of such breach;

          (e) by the Major Investors, if the Company shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform would render unsatisfied any condition contained in SECTION 6.1 or 6.3, and (i) is incapable of being cured or (ii) if capable of being cured is not cured prior to the earlier of (A) the business day prior to the Outside Date or
     (B) the date that is 30 days from the date that the Company is notified of such breach;

          (f) by the Major Investors if (i) the Company Board shall withdraw, modify, change or repudiate the Company Board Recommendation or shall have publicly indicated its intention to do so in a manner adverse to the Major Investors or (ii) the Company Board shall have recommended any proposal related to an Acquisition Proposal other than any such Acquisition Proposal which is the subject of this Agreement; PROVIDED, that in the event the Company delivers the written notice to the Major Investors pursuant to
     SECTION 7.1(i), such notice shall not be deemed to have resulted in an event which would give rise to a right to terminate this Agreement as provided in this SECTION 7.1(f); PROVIDED, FURTHER, that if the Company has not terminated this Agreement pursuant to SECTION 7.1(i) within two business days following the end of the five business day period described in SECTION 7.1(i), the Major Investors shall otherwise have the right to request the Company Board to confirm the Company Board Recommendation and if the Company fails to do so within three business days thereafter, the Major Investors shall have the right to terminate this Agreement pursuant to SECTION 7.1(f)(i);

          (g) by the Major Investors or the Company if at the Stockholders Meeting (including any postponement or adjournment thereof) the common stockholders of the Company shall fail to approve the Charter Amendments;

          (h) by the Major Investors or the Company if (i) in the case of a duly held stockholder meeting, the Existing Preferred Stock Approval shall not have been obtained at such meeting (including any postponement or adjournment thereof) or (ii) in the case of obtaining written consents, the Existing Preferred Stock Approval shall not have been obtained within 60 days following the commencement of the Preferred Stock Consent Solicitation; PROVIDED, that the Preferred Stock Consent Solicitation shall not be deemed to have commenced until all solicitation materials have been sent to the holders of the Existing Preferred Stock; PROVIDED, FURTHER, that if it is determined that a stockholder meeting shall be held in lieu of obtaining written consents, CLAUSE (ii) shall be inapplicable;

          (i) by the Company, if the Company Board authorizes the Company to enter into a written agreement concerning a transaction that the Company Board has determined is a Superior Proposal and concurrently with or prior to such termination the Company pays the Major Investors the Termination Fee in cash; PROVIDED, that the Company shall not terminate this Agreement pursuant to this SECTION 7.1(i) and enter into a definitive agreement for a recapitalization or similar transaction until the expiration of five (5) Business Days following the Major Investor's receipt of written notice advising the Major Investors that the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating whether the Company intends to enter into a definitive agreement for a recapitalization or similar transaction. After providing such notice, the Company shall provide a reasonable opportunity for the Major Investors during such period to make adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Recapitalization on such adjusted terms, and shall execute such amendments hereto as are reasonably necessary in connection therewith;

          (j) by the Major Investors, if the Company shall have incurred any Indebtedness to refinance the amounts outstanding under the Original Credit Agreement other than Indebtedness incurred pursuant to a New Credit Agreement; or

          (k) by the Major Investors, if (i) the PBGC shall have notified the Company that the PBGC will not approve a Permitted PBGC Agreement or (ii) the Eighth Amendment to Second Amended and Restated Multicurrency Revolving Credit and Term Loan Agreement dated as of April 30, 2003 shall not have become effective in accordance with its terms on or prior to June 24, 2003.

          SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto of its Affiliates except (a) that the provisions of this SECTION 7.2, SECTION 7.3 and ARTICLE VIII shall survive termination of this Agreement and (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement.

          SECTION 7.3   FEES AND EXPENSES.

          (a) In the event that (i) the Major Investors or the Company shall have terminated this Agreement pursuant to SECTION 7.1(c), 7.1(g) or 7.1(h) (PROVIDED, that in the case of a termination pursuant to SECTION 7.1(h), no Affiliate of a Major Investor shall have terminated or breached the Preferred Stock Voting Agreement) or the Major Investors shall have terminated this Agreement pursuant to SECTION 7.1(e) or 7.1(k) and, except to the extent provided in clause (iv) below, on or prior to such time any entity or group (other than the Major Investors or their respective Affiliates) shall have made an Acquisition Proposal, which Acquisition Proposal has not been revoked by the entity or group that made such Acquisition Proposal, and the Company executes a definitive agreement with respect to, or consummates a transaction with respect to, an Acquisition Proposal reasonably related to such Acquisition Proposal or with the entity or group which made such Acquisition Proposal within 12 months following the date of such termination, (ii) the Major Investors shall have terminated this Agreement pursuant to SECTION 7.1(f), (iii) the Company shall have terminated this Agreement pursuant to SECTION 7.1(i), or (iv) the Company or the Major Investors shall have terminated this Agreement pursuant to SECTION 7.1(g) or 7.1(h) (PROVIDED, that in the case of a termination pursuant to SECTION 7.1(h), no Affiliate of a Major Investor shall have terminated or breached the Preferred Stock Voting Agreement) and, following the date hereof and prior to the termination of this Agreement, any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than the Major Investors or any of their respective Affiliates shall have become the beneficial owner of capital stock of the Corporation representing more than 15% of the total voting power of such capital stock or any beneficial owner of capital stock representing more than 15% of the total voting power of the capital stock of the Company as of the date hereof shall acquire any additional shares of capital stock of the Company, then the Company shall pay to the Major Investors or their designees, a termination fee (the "TERMINATION FEE"), in cash, of $8 million less, in the case of a termination pursuant to CLAUSE (i), the amounts paid or reimbursed by the Company pursuant to SECTION 7.3(b) prior to the date of payment of the Termination Fee; PROVIDED, HOWEVER, that the Company shall in no event be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination; and PROVIDED, FURTHER, that no such Termination Fee shall be payable pursuant to CLAUSE (i) if (A) this Agreement shall have been terminated pursuant to SECTION 7.1(c), (B) such termination shall have occurred solely as a result of a failure of a condition set forth in SECTION
6.1 or 6.3, (C) the failure of the Company to fulfill any obligation under this Agreement shall not have been a cause of, and shall not have resulted in, the failure of such condition and (D) the Company shall not have received an Acquisition Proposal prior to the failure of such condition. Any
Termination Fee that becomes payable shall be paid on or prior to the termination in the case of a termination by the Company and within one business day following termination in the case of termination by the Major Investors, except that any Termination Fee that becomes payable pursuant to CLAUSE (i) shall be paid immediately upon execution of the definitive agreement described therein.

          (b) At the Closing, or, in the event of any termination of this Agreement (other than a termination by the Company pursuant to SECTION 7.1(d) or a termination with respect to which the Company has paid the Termination Fee pursuant to SECTION 7.3(a)(ii), (iii) or (iv)), not later than the business day following the termination of this Agreement, the Company shall pay or, to the extent such expenses have previously been paid by the Major Investors, reimburse the Major Investors and their Affiliates for all reasonable legal, accounting, consulting and other out-of-pocket fees and expenses, which are supported by customary and appropriate documentation delivered to the Company, which documentation relates to the amount of the expense and the prior payment thereof by the Major Investors, if applicable, and which fees and expenses were incurred by any of them or on their behalf in connection with the any of the transactions contemplated by this Agreement (including reasonable legal, accounting, consulting and other out-of-pocket fees and expenses that have been reimbursed or are agreed to be reimbursed by the Major Investors) and that have not previously been reimbursed. Notwithstanding the foregoing, in no event shall the amount to be paid by the Company pursuant to SECTIONS 7.3(a) and 7.3(b), in the aggregate, exceed the amount of the Termination Fee provided for in SECTION 7.3(a) and the Company shall not be required to pay or reimburse more than $3 million of costs, fees and expenses pursuant to this SECTION 7.3(b).

          (c) Except as set forth in SECTION 7.3(b), each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement. Nothing contained in this Agreement shall limit the ability of the Company to pay the fees and disbursements of its financial advisors, legal counsel, accountants and other experts and representatives.

          SECTION 7.4 WAIVER; AUTHORITY TO ACT. At any time prior to the Closing, the Company, on the one hand, and the Major Investors acting unanimously, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.1 SURVIVAL. The covenants of the parties hereto that contemplate or may involve actions to be taken after the Closing shall survive until such actions shall have been taken or performed in accordance with their terms. Except for the representations and warranties set forth in SECTIONS 3.1(b), 3.2(a), 3.2(c), 3.3(b) and 3.5 hereof and the covenants contained in
SECTION 7.2 or 7.3, the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall terminate at the Closing or upon the termination of this Agreement pursuant to SECTION 7.1, as the case may be, and no party to this Agreement shall have any liability with respect thereto after the Closing.

          SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by overnight mail, by cable, by telecopy, by telegram or by telex to the respective parties at the following addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this SECTION 8.2):

          (a)  If to the Company, to:

               Samsonite Corporation
               11200 East 45th Avenue
               Denver, Colorado  80239
               Telecopy: (303) 373-6606
               Attention: General Counsel

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York  10036
               Telecopy: (212) 735-2000
               Attention: Gregory A. Fernicola
                          Lou R. Kling

          (b)  If to any Major Investor:

                     (i)  in the case of Ares, to:

                          ACOF Management, L.P.
                          c/o Ares Management, L.P.
                          1999 Avenue of the Stars
                          Suite 1900
                          Los Angeles, California  90067
                          Facsimile: (310) 201-4157
                          Attention: Eric Beckman

                     (ii) in the case of Bain, to:

                          Bain Capital (Europe) LLC
                          c/o Bain Capital, Ltd.
                          Devonshire House,
                          Mayfair Place
                          London, W1J 8AJ
                          ENGLAND
                          Facsimile: +44-(0)20-7514-5250
                          Attn: Ferdinando Grimaldi
                                Melissa Wong

                     (iii) in the case of OTPP, to:

                          Ontario Teachers Pension Plan Board
                          5650 Yonge Street
                          Toronto, Ontario M2M 4H5
                          Facsimile: (416) 730-5082
                          Attn: Lee Sienna
                                Michael Padfield

                     (iv) with a copy to each other Major Investor at the address listed under CLAUSE (b) above; and

                     (v)  with a copy to

                          Milbank, Tweed, Hadley & McCloy, LLP
                          601 South Figueroa Street
                          30th Floor
                          Los Angeles, California  90017
                          Facsimile: (213) 629-5063
                          Attention: Deborah Ruosch

                          and

                          Kirkland & Ellis International
                          Tower 42, 25 Old Broad Street
                          London, EC2N 1HQ
                          ENGLAND
                          Facsimile: +44-(0)20-7816-8800
                          Attention: James Learner
                                      David Patrick Eich

                          and

                          Testa, Hurwitz & Thibeault, LLP
                          125 High Street

                          Boston, Massachusetts  02110
                          Facsimile: (617) 247-7100
                          Attention: F. George Davitt
                                     Kathy Fields

          SECTION 8.3 INTERPRETATION. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, the term "hereof" means this Agreement, the term "date hereof" means the date of this Agreement and the term "including" shall mean including without limitation. All references to sections, annexes, exhibits and schedules refer to sections, annexes, exhibits and schedules to this Agreement, unless otherwise noted. The term "knowledge" shall mean actual knowledge and knowledge that is known or should have been known following due inquiry.

          SECTION 8.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 8.5 ENTIRE AGREEMENT. This Agreement and the Stockholders Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and each Major Investor with respect to the subject matter hereof.

          SECTION 8.6 ASSIGNMENT. This Agreement shall not be assigned without the express written consent of the Company and each Major Investor (which consent may be granted or withheld in the sole discretion of the Company or any Major Investor), except that no consent shall be required for any Major Investor to (i) assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its Affiliates or (ii) assign its rights and delegate its duties under SECTION 2.2(a) to certain members of the management group in accordance with SECTION 5.13 (or, to another Major Investor in order to effect the provisions of SECTION 5.13) with respect to 2,100 shares of New Preferred Stock in the aggregate. A purported assignment made in violation of this SECTION 8.6 shall be void and of no effect.

          SECTION 8.7 ADVISORY AGREEMENT. It is anticipated that the solicitation documents will disclose that following the Closing, the Major Investors will request that the Company enter into an advisory agreement pursuant to which the Company would, subject to approval of the reconstituted Company Board (a) to pay to the Major Investors or their designees, in consideration for the provision of certain services, an advisory fee and (b) to such other terms with respect thereto as may be agreed among the parties.

          SECTION 8.8 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other

Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 8.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without reference to the choice of law principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

          SECTION 8.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

          SECTION 8.12 WAIVER OF JURY TRIAL. Each of the Company and each Major Investor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Company or any Major Investor in the negotiation, administration, performance and enforcement thereof.

          SECTION 8.13  AMENDMENTS, MODIFICATION AND WAIVER.

          (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Major Investors, in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment, modification or waiver by the Company shall be effective unless it is authorized by the Company Board.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.14 MAJOR INVESTORS APPROVAL. Any approval or consent, request or other action of the Major Investors shall not be deemed to have been granted, made or taken unless the Major Investors shall have acted unanimously; PROVIDED, HOWEVER, that with respect to any obligation of the Major Investors, each Major Investor shall be deemed to have performed or satisfied such obligation if such Major Investor shall have performed or satisfied its own such obligation.

          SECTION 8.15 COMMERCIALLY REASONABLE EFFORTS. The term "commercially reasonable efforts" and any permutation thereof as used in this Agreement shall not require any party to pay any Person consideration in exchange for any consent, except, in the case of the Note Solicitation, to the extent approved by the Major Investors and in all other cases with the exception of filing fees, professional fees and other amounts that are deemed DE MINIMIS or are otherwise reasonably related to the benefit derived from obtaining such consent.

          IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                               SAMSONITE CORPORATION

                                               By: /s/ Luc Van Nevel
                                                  ------------------------------
                                                  Name:  Luc Van Nevel
                                                  Title: President and CEO

                                SIGNATURE PAGE TO
                           RECAPITALIZATION AGREEMENT

                                               ACOF MANAGEMENT, L.P.

                                               By: /s/ Eric Beckman
                                                  ------------------------------
                                                  Name:  Eric Beckman
                                                  Title: Managing Director

                                SIGNATURE PAGE TO
                           RECAPITALIZATION AGREEMENT

                                               BAIN CAPITAL (EUROPE) LLC

                                               By:  Bain Capital, Ltd.
                                               Its: Managing Member


                                               By:  /s/ Ferdinando Grimaldi
                                                    ----------------------------
                                                    Its: Managing Director

                                SIGNATURE PAGE TO
                           RECAPITALIZATION AGREEMENT

                                             ONTARIO TEACHERS PENSION PLAN BOARD

                                             By: /s/ Lee Sienna
                                                --------------------------------
                                                Name:  Lee Sienna
                                                Title: Vice President,
                                                       Merchang Banking

                                SIGNATURE PAGE TO
                           RECAPITALIZATION AGREEMENT

                                    EXHIBIT A

            FORM OF CERTIFICATE OF DESIGNATION OF NEW PREFERRED STOCK

                                                                       EXHIBIT A

                                     FORM OF
                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL AND OTHER SPECIAL RIGHTS OF 2003 CONVERTIBLE
                 PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                   ----------

                         PURSUANT TO SECTION 151 OF THE
                         GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

                                   ----------

          Samsonite Corporation (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "BOARD OF DIRECTORS") by its Certificate of Incorporation, as amended and restated (hereinafter referred to as the "CERTIFICATE OF INCORPORATION"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, in a meeting of the Board of Directors on [_______], 2003, the Board of Directors unanimously approved and adopted the following resolution (the "RESOLUTION"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a class of preferred stock having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a) DESIGNATION. There is hereby created out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Corporation a series of preferred stock designated as the "2003 Convertible Preferred Stock." The number of shares constituting such series shall be 160,000 and are referred to herein as the "2003 CONVERTIBLE PREFERRED STOCK."

          (b) RANK. The 2003 Convertible Preferred Stock shall, with respect to dividend distributions, distributions upon liquidation, winding-up and dissolution of the Corporation and redemption, rank (i) senior (to the extent set forth herein) to all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created other than Parity Securities and Senior Securities (collectively referred to, together with all classes of Common Stock, as "JUNIOR SECURITIES"); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the Holders in accordance with PARAGRAPH (e)(ii)(C) hereof and the terms of which expressly provide that such class or series will rank on a parity with the 2003 Convertible Preferred Stock as to dividend distributions, distributions upon liquidation, winding-up and dissolution of the Corporation and redemption (collectively referred to as "PARITY SECURITIES");

PROVIDED that any such class or series that was not approved by the Holders in accordance with PARAGRAPH (e)(ii)(C) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the Holders in accordance with PARAGRAPH (e)(ii)(B) hereof and the terms of which expressly provide that such class or series will rank senior to the 2003 Convertible Preferred Stock as to dividend distributions, distributions upon liquidation, winding-up and dissolution of the Corporation and redemption (collectively referred to as "SENIOR SECURITIES"); PROVIDED that any such class or series that was not approved by the Holders in accordance with PARAGRAPH (e)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.

          (c)  DIVIDENDS.

               (i) Each Holder of outstanding shares of 2003 Convertible Preferred Stock, in preference to the holders of any Junior Securities of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on each share of 2003 Convertible Preferred Stock payable quarterly in arrears on each Dividend Payment Date in an amount equal to (A) the then applicable Dividend Rate MULTIPLIED BY (B) the sum of
     (1) all accrued but unpaid dividends on such share accrued pursuant to this PARAGRAPH (c)(i) through the end of the Dividend Period ended immediately prior to the Dividend Payment Date immediately preceding the Dividend Payment Date in question and (2) the Liquidation Value, it being understood that dividends otherwise payable on any Dividend Payment Date on each share of 2003 Convertible Preferred Stock shall accrue (whether or not declared), be fully cumulative from the Issue Date and, as a result of CLAUSE (1) above, be compounded quarterly; PROVIDED that, in the event of a Liquidation, Change of Control, Qualified Listing or Qualified Recapitalization following the first anniversary of the Issue Date, the accrual and compounding of dividends on the 2003 Convertible Preferred Stock for the period up to and including the Dividend Payment Date immediately preceding the fourth anniversary of the Issue Date shall be accelerated and shall be deemed to have fully accrued for such period as of the date immediately prior to such Liquidation, Change of Control, Qualified Listing or Qualified Recapitalization. Any payment of Dividends made in cash shall be applied to pay accrued and unpaid Dividends in reverse order of accrual thereof.

               (ii) Each Dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation as of the close of business on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accrue in respect of the shares of 2003 Convertible Preferred Stock on the date such shares of 2003 Convertible Preferred Stock are redeemed in accordance with PARAGRAPH (f) unless the Corporation shall have failed to pay the relevant redemption price on 2003 Convertible Preferred Stock to be redeemed on the date fixed for redemption. Dividends shall cease to accrue in respect of shares of 2003 Convertible Preferred Stock on the date such shares are converted in accordance with PARAGRAPH (g) and following such conversion, each Holder shall be deemed to be the holder of the shares of Common Stock issuable upon such conversion for all purposes, notwithstanding any delay in issuing any certificate representing such shares to such Holder.

               (iii) (A) So long as any share of 2003 Convertible Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Parity Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or Capital Stock of the Corporation or other property (other than in Parity Securities or Junior Securities or warrants, rights, calls or options exercisable for or convertible into Parity Securities or Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options (other than in exchange for Parity Securities or Junior Securities or warrants, rights, calls or options exercisable for or convertible into Parity Securities or Junior Securities) unless full cumulative Dividends determined in accordance herewith on the 2003 Convertible Preferred Stock have been or contemporaneously are paid or are deemed paid in full in cash from the Issue Date through the end of the most recently completed Dividend Period for which Dividends have accrued.

                     (B) So long as any share of 2003 Convertible Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or Capital Stock of the Corporation or other property (other than in exchange for Junior Securities or warrants, rights, calls or options exercisable for or convertible into Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities, or warrants, rights, calls or options exercisable for or convertible into Junior Securities); PROVIDED, that if full cumulative dividends determined in accordance herewith on the 2003 Convertible Preferred Stock have been or contemporaneously are paid in full in cash from the Issue Date through the end of the most recently completed Dividend Period for which Dividends have accrued, the Corporation may:

                         (1) distribute, by dividend or otherwise, to all holders of record of Common Stock, evidences of its indebtedness, shares of any class or series of Capital Stock of the Corporation other than Common Stock, cash (including in connection with regular periodic dividends) or assets (including securities), in which case the Holders shall, with respect to each share of 2003 Convertible Preferred Stock, be entitled to elect (each, a "PAYOUT ELECTION") in lieu of the Conversion Price adjustment referred to in PARAGRAPH (g)(iii)(A) or (E), as applicable, if any, to participate in such dividend or distribution PRO RATA with the holders of Common Stock as if such share of 2003 Convertible Preferred Stock had been converted into Common Stock (pursuant to PARAGRAPH (g)(i) hereof) immediately before the record date for such dividend or distribution; and

                         (2) effect a Pro Rata Repurchase of Common Stock, in which case the Holders shall, with respect to each share of 2003 Convertible Preferred Stock, be entitled to elect (each also, a "PAYOUT ELECTION") in lieu of the Conversion Price adjustment referred to in PARAGRAPH (g)(iii)(C), if any, to receive an amount equal to the result obtained by multiplying (x) the excess, if any, of the price per share at which each share of Common Stock is to be purchased in such Pro Rata Repurchase minus the Fair Market Value per share of Common Stock immediately prior to such Pro Rata Repurchase by (y) the number of shares of Common Stock into which such share of 2003 Convertible Preferred Stock would have been converted (pursuant to PARAGRAPH (g)(i) hereof) if it had been converted into Common Stock immediately prior to such Pro Rata Repurchase.

          Within two Business Days after the declaration of the record date of such dividend, distribution or Pro Rata Repurchase (or, if no record date is fixed, within two Business Days after the approval of such action by the Board of Directors), the Corporation shall mail to each Holder a notice of the record date of such dividend, distribution or Pro Rata Repurchase (or the date of such action by the Board), the date such dividend, distribution or Pro Rata Repurchase shall be made and a description of the amount and form of such dividend, distribution or Pro Rata Repurchase by mail first class postage prepaid to each Holder at the address appearing in the Corporation's records. Each Payout Election shall be made upon the written consent or affirmative vote at a meeting called for that purpose by Holders of at least a majority of the outstanding shares of 2003 Convertible Preferred Stock and shall be effective as to and binding upon all such shares, and notice of such Payout Election shall be given to the Corporation and all of the Holders prior to the date of such dividend, distribution or Pro Rata Repurchase. Any amount payable to the Holders as a result of a Payout Election shall be payable to the Holders of record as they appear on the stock books of the Corporation as of the close of business on such record date. This PARAGRAPH (c)(iii)(B) shall not apply to any Liquidation or Business Combination subject to PARAGRAPH (g)(iii)(D).

                     (C) So long as any share of 2003 Convertible Preferred Stock is outstanding, the Corporation shall not:

                         (1) offer to purchase any shares of 2003 Convertible Preferred Stock or Parity Securities (except for a consideration payable in Junior Securities) except for an offer to purchase shares of 2003 Convertible Preferred Stock made PRO RATA among the Holders of the shares of 2003 Convertible Preferred Stock then outstanding, or

                         (2) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any Parity Securities or shares of 2003 Convertible Preferred Stock, except to the same extent that the Corporation could purchase such shares in accordance with PARAGRAPH (c)(iii)(C)(1) above.

               (iv) The amount of Dividends payable on the 2003 Convertible Preferred Stock for each full quarterly Dividend Period shall be calculated utilizing the then applicable per annum Dividend Rate divided by four (4) and, for incomplete quarterly Dividend Periods, shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (but not to exceed 30 days).

               (v) A reference in this Certificate of Designation to dividends "deemed to have been paid" or words of similar meaning shall mean that, in respect of a particular dividend, such dividend has been declared and funds sufficient for the payment thereof have been segregated and irrevocably set apart in trust for the benefit of the Holders and that there exists no legal or contractual impediment to the payment of such dividends.

          (d)  LIQUIDATION PREFERENCE.

               (i) Upon the occurrence of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "LIQUIDATION"), each Holder of shares of 2003 Convertible Preferred Stock shall be entitled to be paid, before any distribution or payment is made to the holders of Junior Securities, for each share of 2003 Convertible Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash or, if applicable, other assets, property or Capital Stock, equal to the greater of (A) (1) $1,000 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "LIQUIDATION VALUE") PLUS (2) all accrued and unpaid Dividends thereon (including Dividends the accrual of which shall have been accelerated pursuant to PARAGRAPH (c)(i)) up to (but excluding) the date fixed for such Liquidation and (B) the payment such Holder would have received if, immediately prior to such Liquidation, such share of 2003 Convertible Preferred Stock had been converted into shares of Common Stock (pursuant to PARAGRAPH (g) hereof) (such greater amount, the "LIQUIDATION PREFERENCE"). If upon any Liquidation the assets of the Corporation available for distribution to the holders of 2003 Convertible Preferred Stock and all other Parity Securities are insufficient to permit payment in full of the Liquidation Preference of the 2003 Convertible Preferred Stock and the liquidation preference of such Parity Securities, the holders of the 2003 Convertible Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the Liquidation Preference of the 2003 Convertible Preferred Stock and the applicable liquidation preference of such Parity Securities. After payment of the full amounts to which they are entitled in accordance with this PARAGRAPH (d), the Holders will not be entitled to any further participation in any distribution of assets of the Corporation.

               (ii) For the purposes of PARAGRAPH (d)(i) upon the occurrence of a Change of Control that occurs following the date on which the Major Holders collectively cease to beneficially own a majority of the outstanding Voting Stock of the Corporation, each Holder, other than any person or group (as such terms are used in Section 13(d)(3) of the Exchange
     Act) that effects the transaction or series of related transactions constituting such Change of Control, may elect to cause such Change of Control to be deemed to be a Liquidation as to the shares of 2003 Convertible Preferred Stock held by such Holder and by written notice (the "CHANGE OF CONTROL NOTICE") delivered no later than thirty (30) days following the consummation of the Change of Control cause the Corporation to redeem all but not less than all of such Holder's shares of 2003 Convertible Preferred Stock for an amount in cash, from any source of funds legally available therefor, equal to the Liquidation Value of such shares of 2003 Convertible Preferred Stock plus any accrued but unpaid dividends up to (and including) the date of redemption, which shall be paid by the Corporation in immediately available funds no later than the tenth (10th) business day following the date of such Change of Control Notice. If there are insufficient funds to redeem all of the shares of 2003 Convertible Preferred Stock, such redemption shall be made on a PRO RATA basis among the Holders of the shares of 2003 Convertible Preferred Stock then outstanding. The Corporation shall deliver notice of a Change of Control no later than three (3) business days following the consummation of each transaction or series of events constituting a Change of Control.

          (e)  VOTING RIGHTS.

               (i) For so long as any share of 2003 Convertible Preferred Stock is outstanding, each share of 2003 Convertible Preferred Stock shall entitle the Holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock of the Corporation voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of 2003 Convertible Preferred Stock shall entitle the Holder thereof to cast a number of votes equal to the number of votes that such Holder would be entitled to cast had such Holder converted such share of 2003 Convertible Preferred Stock into shares of Common Stock in accordance with PARAGRAPH (g) as of immediately prior to the record date for determining the stockholders of the Corporation eligible to vote on any such matters. In any case in which the Holders shall be entitled to vote as a separate class pursuant to Delaware law, each Holder shall be entitled to one vote for each share of 2003 Convertible Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to vote thereon.

               (ii) For so long as any share of 2003 Convertible Preferred Stock is outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose, given in person or by proxy, by Holders of at least a majority of the outstanding shares of 2003 Convertible Preferred Stock, voting or consenting, as the case may be, as one class:

                     (A) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the 2003 Convertible Preferred Stock; PROVIDED that, any such amendment, alteration or repeal to create, authorize or issue any Junior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities, shall not be deemed to have any such adverse effect;

                     (B) create, authorize or issue any Senior Securities, or any security convertible into, or exchangeable or exercisable for shares of Senior Securities, or increase the issued and authorized number of shares of Senior Securities;

                     (C) create, authorize or issue any new class of Parity Securities, or any security convertible into, or exchangeable or exercisable for shares of Parity Securities, or increase the issued and authorized number of shares of 2003 Convertible Preferred Stock or Parity Securities; or

                     (D) effect, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to effect, a repurchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Securities and other than the repurchase or redemption of such securities of officers or employees of the Corporation in connection with the termination of such officer's or employee's employment).

     The consent or votes required in PARAGRAPH (e)(ii) hereof shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Certificate of Incorporation or the Corporation's By-laws.

          (f)  REDEMPTION.

               (i) OPTIONAL REDEMPTION. The Corporation may, at its option, redeem in cash at any time on or after the eighth anniversary of the Issue Date, from any source of funds legally available therefor in the manner provided for in PARAGRAPH (f)(ii) hereof, all or part of the issued and outstanding shares of the 2003 Convertible Preferred Stock, at a redemption price per share equal to the Liquidation Value plus any accrued but unpaid Dividends up to (and including) the date of redemption; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Corporation shall not redeem greater than 50% of the issued and outstanding shares of 2003 Convertible Preferred Stock without redeeming all of the issued and outstanding shares of 2003 Convertible Preferred Stock. If any redemption made pursuant to this PARAGRAPH (f)(i) will, together with all such other redemptions made previously, result in the redemption of 50% or more of the shares of 2003 Convertible Preferred Stock outstanding as of the Issue Date, the Corporation shall not redeem less than all of the issued and outstanding shares of 2003 Convertible

     Preferred Stock pursuant to this PARAGRAPH (f)(i). Any redemption of 2003 Convertible Preferred Stock shall be made on a PRO RATA basis among the Holders of the shares of 2003 Convertible Preferred Stock then outstanding.

               (ii) PROCEDURES FOR REDEMPTION. (A) At least 30 days (or such shorter period acceptable to the Holders of a majority of the then outstanding shares of 2003 Convertible Preferred Stock) and not more than 60 days prior to the date fixed for any redemption of the 2003 Convertible Preferred Stock pursuant to PARAGRAPH (f)(i) hereof, written notice (the "REDEMPTION NOTICE") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the 2003 Convertible Preferred Stock at such Holder's address as it appears on the stock books of the Corporation. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice. The Redemption Notice shall state:

                         (1) that a redemption is being made pursuant to PARAGRAPH (f)(i) hereof;

                         (2)  the redemption price;

                         (3) the total number of shares of 2003 Convertible Preferred Stock being redeemed;

                         (4)  the date fixed for redemption;

                         (5)  that the Holder is to surrender to the
               Corporation, in the manner and at the place or places designated, such Holder's certificate or certificates representing the shares of 2003 Convertible Preferred Stock to be redeemed; and

                         (6) that Dividends on the shares of the 2003 Convertible Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

                     (B) Each Holder shall surrender the certificate or certificates representing such shares of 2003 Convertible Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                     (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, Dividends on the shares of 2003 Convertible Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; PROVIDED, HOWEVER, that if a Redemption Notice shall have been given as provided in PARAGRAPH (f)(ii)(A) hereof and the funds necessary for redemption (including an amount in cash in respect of all Dividends that will accrue up to (and including) the Redemption Date) shall have been segregated and set aside for the benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall have no interest in or claims against the Corporation, except for the conversion rights provided in PARAGRAPH
          (g) hereof until the close of business on the Business Day immediately prior to the Redemption Date and the right to receive the redemption price upon surrender of their certificates in the manner required herein. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued or other earnings on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

                     (D) If a Redemption Notice has been given pursuant to PARAGRAPH (f)(ii)(A) and any Holder shall, prior to the close of business on the Business Day immediately preceding the Redemption Date, give written notice to the Corporation of the conversion of any or all shares of 2003 Convertible Preferred Stock held by the Holder and surrender the certificate or certificates representing such shares of 2003 Convertible Preferred Stock in accordance with the requirements of PARAGRAPH (g), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in PARAGRAPH (g), whereupon any funds deposited by the Corporation for the redemption of such shares immediately upon such conversion shall be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

          (g)  CONVERSION.

               (i) CONVERSION RIGHT. Subject to the provisions of this PARAGRAPH (g), each Holder shall have the right, at any time and from time to time, at such Holder's option, to convert any or all of such Holder's shares of 2003 Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the conversion price equal to $0.42 per share of Common Stock, subject to adjustment as described in PARAGRAPH (g)(iii) hereof (as adjusted, the "CONVERSION PRICE"). In the case of shares of 2003 Convertible Preferred Stock called for redemption pursuant to PARAGRAPH (f), conversion rights shall expire at the close of business on the Business Day immediately preceding the Redemption Date. The number of shares of Common Stock into which a share of the 2003 Convertible Preferred Stock shall be convertible (calculated as to each conversion to the nearest whole share) shall be determined by dividing (x) the sum of the Liquidation Value plus all accrued but unpaid Dividends with respect to such share of 2003 Convertible Preferred Stock (including Dividends the accrual of which shall have been accelerated pursuant to PARAGRAPH (c)(i)) BY (y) the Conversion Price, in each case, in effect at the time of conversion.

               (ii)  MECHANICS OF CONVERSION.

                     (A) A Holder that elects to exercise its conversion rights pursuant to PARAGRAPH (g)(i) hereof shall provide notice as follows:

                         (1) The Holder of shares of 2003 Convertible Preferred Stock to be converted shall surrender the certificate or certificates representing such shares of 2003 Convertible Preferred Stock to the Corporation at the office of the Corporation with a written notice of election to convert, completed and signed, specifying the number of shares of 2003 Convertible Preferred Stock to be converted.

                         (2) Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which such shares of 2003 Convertible Preferred Stock are registered, each share of 2003 Convertible Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or the Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax in accordance with PARAGRAPH
               (g)(ii)(F) hereof. As promptly as practicable after such surrender by the Holder of the certificates for shares of 2003 Convertible Preferred Stock, the Corporation shall issue and shall deliver to such Holder, or on the Holder's written order to the Holder's transferee, a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares of 2003 Convertible Preferred Stock and a check payable in an amount corresponding to any fractional interest in a share of Common Stock as provided in PARAGRAPH
               (g)(ii)(G) hereof.

                     (B) Each conversion shall be deemed to have been effected immediately prior to the close of business on the first Business Day on which the certificates for shares of 2003 Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid (the "CONVERSION DATE"). At such time on the Conversion Date:

                         (1) the Person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time; and

                         (2) such shares of 2003 Convertible Preferred Stock so converted shall no longer be deemed to be outstanding, and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this PARAGRAPH (g).

                     (C) All shares of Common Stock delivered upon conversion of the 2003 Convertible Preferred Stock will, upon delivery, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights and free from all taxes, liens, security interests and charges (other than liens, security interests or charges created by or imposed upon the holder or taxes in respect of any transfer occurring contemporaneously therewith).

                     (D) If shares of 2003 Convertible Preferred Stock are converted into shares of Common Stock pursuant to this PARAGRAPH (g), and except as otherwise provided in this Certificate of Designation, the Corporation shall make no payment or adjustment for accrued and unpaid Dividends on shares of 2003 Convertible Preferred Stock, whether or not in arrears, or for dividends on the shares of Common Stock issued upon such conversion.

                     (E) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversions of the 2003 Convertible Preferred Stock, the aggregate number of shares of Common Stock issuable upon conversion of the 2003 Convertible Preferred Stock. The Corporation will take all commercially reasonable action as may be necessary to ensure that the shares of Common Stock may be issued without violation of any applicable law or regulation.

                     (F) Issuances of certificates for shares of Common Stock upon conversion of the 2003 Convertible Preferred Stock shall be made without charge to the Holder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith or as a result of the Holder being a non-U.S. Person) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Holder of the 2003 Convertible Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                     (G) In connection with the conversion of any shares of 2003 Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Price per share of Common Stock on the Conversion Date.

               (iii) ADJUSTMENTS TO CONVERSION PRICE. From and after the Issue Date, the Conversion Price shall be adjusted from time to time as follows:

                     (A) COMMON STOCK ISSUED AT LESS THAN THE MEASUREMENT PRICE. If the Corporation issues or sells any Common Stock (including Common Stock deemed issued in accordance with (3) below), other than Excluded Stock, without consideration or for consideration per share less than the Measurement Price immediately prior to each such issuance or sale, as of the day of such issuance or sale, the Conversion Price shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock (including Common Stock deemed issued in accordance with (3) below) outstanding immediately prior to such issuance or sale and (y) the number of additional shares of Common Stock (including Common Stock deemed issued in accordance with (3) below) that the aggregate consideration received by the Corporation for the number of shares of Common Stock so offered would purchase at a price per share of Common Stock equal to the Measurement Price immediately prior to each such issuance or sale, and the denominator of which shall be the number of shares of Common Stock (including Common Stock deemed issued in accordance with (3) below) outstanding immediately after such issuance or sale. For the purposes of any adjustment of the Conversion Price pursuant to this PARAGRAPH (g)(iii)(A), the following provisions shall be applicable:

                         (1) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (2) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                         (3) In the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                      (i) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities or Common Stock, and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights, plus the additional consideration (determined in the manner provided in PARAGRAPH (g)(iii)(A)(1) and (2) hereof), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                      (ii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                      (iii) on the expiration or cancellation of any such
                            options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment not been made with respect to such expired, cancelled, or terminated options, warrants, rights or such convertible or exchangeable securities; and

                      (iv) if the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                     (B) STOCK SPLITS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying the Conversion Price in effect at such record date or effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

                     (C) CERTAIN REPURCHASES OF COMMON STOCK. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at such effective date MULTIPLIED by (y) the lesser of the Conversion Price and the Fair Market Value per share immediately prior to such Pro Rata Repurchase, and the denominator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such effective date (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at such effective date and the lesser of the Conversion Price and the Fair Market Value per share immediately prior to such Pro Rata Repurchase, such reduction to become effective immediately prior to the opening of business on the day following such effective date. The foregoing notwithstanding, no increase in the Conversion Price shall be made pursuant to this PARAGRAPH (g)(iii)(C).

                     (D) BUSINESS COMBINATIONS. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in PARAGRAPH (g)(iii)(B) hereof or a Business Combination treated as a Liquidation pursuant to PARAGRAPH (d)), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the Holder of each share of 2003 Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon the Business Combination or reclassification by a holder of the number of shares of Common Stock into which a share of 2003 Convertible Preferred Stock would have been convertible immediately prior to the Business Combination or reclassification. The Corporation or the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent documents (each, a "CONSTITUENT DOCUMENT") to establish such rights and to ensure that the dividend, voting and other rights of the holders of 2003 Convertible Preferred Stock established herein are unchanged, except as permitted by PARAGRAPH (e) hereof or as required by applicable law. Such Constituent Documents or any amendment thereof in accordance with this PARAGRAPH (g)(iii)(D) shall contain terms as nearly equivalent as may be practicable to the terms provided for in this Certificate of Designation, including adjustments, which, for events subsequent to the effective date of such Constituent Documents, shall be as nearly equivalent as may be practicable to the adjustments provided for in this PARAGRAPH (g).

                     (E) OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Corporation shall, by dividend or otherwise, distribute to all holders of record of Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock of the Corporation other than Common Stock, cash (including in connection with regular periodic dividends) or assets (including securities, but excluding any securities referred to in PARAGRAPH (g)(iii)(A) or (B) hereof), the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such distribution or dividend by a fraction, the numerator of which shall be the Measurement Price in effect immediately prior to the record date for such distribution or dividend LESS the fair market value on the date of the distribution or dividend (as determined in good faith by the Board of Directors) of such number or amount of the evidences of indebtedness, shares of Capital Stock of the Corporation, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator of which shall be the Measurement Price in effect immediately prior to the record date for such distribution or dividend. The foregoing notwithstanding, no adjustment shall be made pursuant to this PARAGRAPH (g)(iii)(E) with respect to any particular dividend or distribution (a) with respect to which a Payout Election is made or (b) if the numerator of the fraction referred to in the preceding sentence is zero or less than zero, in which case a Payout Election will be deemed to have been made.

                     (F) SUCCESSIVE ADJUSTMENTS. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in PARAGRAPH (g)(iii) hereof shall occur.

                     (G) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENTS. All calculations under this PARAGRAPH (g)(iii) shall be made to the nearest 1/10th of a cent. No adjustment in the Conversion Price is required if the amount of such adjustment would be less than $0.01; PROVIDED, HOWEVER, that any adjustments which by reason of this PARAGRAPH (g)(iii)(G) are not required to be made will be carried forward and given effect in any subsequent adjustment.

                     (H) STATEMENT REGARDING ADJUSTMENTS. Whenever the Conversion Price shall be adjusted as provided in PARAGRAPH (g)(iii) hereof, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at the address appearing in the Corporation's records.

                     (I) NOTICES. In the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in PARAGRAPH (g)(iii) hereof (but only if the action of the type described in PARAGRAPH (g)(iii) hereof would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the 2003 Convertible Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the holder of shares of 2003 Convertible Preferred Stock, in the manner set forth in PARAGRAPH
          (g)(iii)(H) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of the 2003 Convertible Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (iv) AUTOMATIC CONVERSION. Upon a Qualified Listing, all outstanding shares of 2003 Convertible Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to PARAGRAPH (g)(i) as of immediately prior to the occurrence of such event, without further action by the Holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock.

          (h) REISSUANCE OF 2003 CONVERTIBLE PREFERRED STOCK. Shares of 2003 Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, PROVIDED that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

          (i) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (j) SEVERABILITY. If any term or other provision of this Certificate of Designation is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Certificate of Designation shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Corporation, upon receipt of the Holders consent required pursuant to PARAGRAPH (e)(ii)(A) hereof, if any, shall amend this Certificate of Designation to replace such term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business or other purposes of such invalid or unenforceable term or provision.

          (k) DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "2003 CONVERTIBLE PREFERRED STOCK" shall have the meaning provided in PARAGRAPH (a) hereof.

          "AFFILIATE" means, of any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person, PROVIDED that, with respect to Bain, "Affiliate" shall include each of Bain Fund VII-E (UK) LP, BCIP Associates III, BCIP Associates III-B, BCIP Trust Associates III, BCIP Trust Associates III-B, Sankaty High Yield Partners II, LP, Sankaty High Yield Partners III, LP, Peder Smedvig Capital AS, Randolph Street Partners V, and each investment fund or entity managed or advised by Bain or any of its Affiliates. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the ownership of

     10% or more of the voting power of the common stock of a Person, either directly or indirectly, shall be deemed control.

          "ARES" means ACOF Management, L.P., a Delaware limited partnership.

          "BAIN" means Bain Capital (Europe) LLC.

          "BENEFICIAL OWNER" has the meaning assigned to such term in Rule
     13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition.

          "BOARD OF DIRECTORS" shall have the meaning provided in the first paragraph hereof and shall also mean a duly authorized committee thereof (a "BOARD COMMITTEE"); PROVIDED that the term "Board of Directors" as used in the definition of "Change of Control" shall not include any Board Committee.

          "BUSINESS COMBINATION" means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets or by the Corporation and/or any of its subsidiaries of assets constituting all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis.

          "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company or other equity interests of such Person.

          "CERTIFICATE OF DESIGNATION" means this Certificate of Designation, as amended from time to time, creating the 2003 Convertible Preferred Stock.

          "CERTIFICATE OF INCORPORATION" shall have the meaning provided in the first paragraph hereof.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders becomes the

     Beneficial Owner, directly or indirectly, of more than (x) 50% of the voting power represented by the Voting Stock of the Corporation or (y) 35% of the voting power represented by the Voting Stock of the Corporation if such "persons" or "group" are the Beneficial Owners of more than the amount of voting power represented by the Voting Stock of the Corporation of which the Permitted Holders are Beneficial Owners; (2) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (3) the Corporation consolidates with, or merges with or into, any Person, any Person consolidates with, or merges with or into, the Corporation, or the Corporation sells, transfers or otherwise conveys, whether directly or indirectly, all or substantially all of the assets of the Corporation, on a consolidated basis, to any Person, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Corporation or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where all or a portion of the Voting Stock of the Corporation outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting 50% or more of the voting power represented by such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

          "COMMON STOCK" means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, the common stock, par value $0.01, of the Corporation, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "CONSTITUENT DOCUMENT" shall have the meaning provided in PARAGRAPH (g)(iii)(D) hereof.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors who: (1) was a member of such Board of Directors on the Issue Date; (2) was nominated for election by any Permitted Holder; or (3) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "CONVERSION DATE" shall have the meaning provided in PARAGRAPH (g)(ii)(B) hereof.

          "CONVERSION PRICE" shall have the meaning provided in PARAGRAPH (g)(i) hereof.

          "CORPORATION" shall have the meaning provided in the first paragraph hereof.

          "DIVIDEND" means all of the dividends that accrue (or the accrual of which shall have been accelerated) pursuant to PARAGRAPH (c)(i) and PARAGRAPH (c)(ii).

          "DIVIDEND PAYMENT DATE" means March 15, June 15, September 15 and December 15 of each year.

          "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

          "DIVIDEND RATE" means:

               (i) with respect to each Dividend Payment Date prior to the fifth anniversary of the Issue Date, 8.0% per annum;

               (ii) with respect to each Dividend Payment Date on and after the fifth anniversary, but prior to the eighth anniversary, of the Issue Date,
     (A) if all Dividends accrued and owing from the first Dividend Payment Date occurring on or after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 8.0% per annum, and (B) otherwise, 10.0% per annum;

               (iii) if on the eighth anniversary of the Issue Date the Major Holders (x) collectively beneficially own a majority of the outstanding Voting Stock of the Corporation or (y) the directors appointed by the Major Holders pursuant to clauses (A), (B) and (C) of Section 2.2(b)(i) of the Stockholders Agreement constitute a majority of the Board of Directors, from and after the eighth anniversary of the Issue Date until the date on which (I) the Major Holders collectively cease to beneficially own a majority of the outstanding Voting Stock of the Corporation and (II) the directors appointed by the Major Holders pursuant to clauses (A), (B) and
     (C) of Section 2.2(b)(i) of the Stockholders Agreement constitute less than a majority of the Board of Directors:

                     (A) with respect to each Dividend Payment Date on and after the eighth anniversary, but prior to the ninth anniversary, of the Issue Date, (I) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 7.0% per annum, and (II) otherwise, 9.0% per annum;

                     (B) with respect to each Dividend Payment Date on and after the ninth anniversary, but prior to the tenth anniversary, of the Issue Date, (I) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 6.0% per annum, and (II) otherwise, 8.0% per annum;

                     (C) with respect to each Dividend Payment Date on and after the tenth anniversary, but prior to the eleventh anniversary, of the Issue Date, (I) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 5.0% per annum, and (II) otherwise, 7.0% per annum; and

                     (D) with respect to each Dividend Payment Date on and after the eleventh anniversary of the Issue Date, (I) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 4.0% per annum, and (II) otherwise, 6.0% per annum; and

               (iv) from the later of (x) the eighth anniversary of the Issue Date and (y) the date on which (I) the Major Holders collectively cease to beneficially own a majority of the outstanding Voting Stock of the Corporation and (II) the directors appointed by the Major Holders pursuant to clauses (A), (B) and (C) of Section 2.2(b)(i) of the Stockholders Agreement constitute less than a majority of the Board of Directors (such later date, the "ESCALATION DATE"):

                     (A) with respect to each Dividend Payment Date on and after the Escalation Date, but prior to the first anniversary of the Escalation Date, (A) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 9.0% per annum, and (B) otherwise, 11.0% per annum;

                     (B) with respect to each Dividend Payment Date on and after the first anniversary, but prior to the second anniversary, of the Escalation Date, (A) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 10.0% per annum, and (B) otherwise, 12.0% per annum;

                     (C) with respect to each Dividend Payment Date on and after the second anniversary, but prior to the third anniversary, of the Escalation Date, (A) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 11.0% per annum, and (B) otherwise, 13.0% per annum; and

                     (D) with respect to each Dividend Payment Date on and after the third anniversary of the Escalation Date, (A) if all Dividends accrued for all Dividend Periods ending after the fifth anniversary of the Issue Date shall have been paid in full in cash on or prior to such Dividend Payment Date, 12.0% per annum, and (B) otherwise 14% per annum.

          "DIVIDEND RECORD DATE" means March 1, June 1, September 1 and December 1 of each year.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended.

          "EXCLUDED STOCK" means (i) shares of Common Stock issued by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to the provisions of PARAGRAPH (g)(iii)(B) hereof, or upon conversion of shares of Capital Stock of the Corporation (but not the issuance of such convertible Capital Stock of the Corporation which will be subject to the provisions of PARAGRAPH (g)(iii)(A) hereof),
     (ii) the issuance of shares of Common Stock in any bona fide underwritten public offering, (iii) the issuance of Common Stock in connection with any debt financing from or with one or more unaffiliated third parties approved by the Board of Directors (including upon the exercise of any warrants issued in connection with such financings), (iv) the issuance of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Corporation pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, including any management performance options, PROVIDED, that such shares of Common Stock, when taken together with all other issuances of Common Stock excepted from PARAGRAPH (g)(iii)(A) pursuant to this CLAUSE (iv), do not constitute more than 9% of the outstanding shares of Common Stock (calculated at the time of issuance on an as-converted basis), (v) the issuance of shares of Common Stock in connection with an arms-length acquisition approved by the Board of Directors of assets or securities of another Person (other than issuances to Affiliates of the Corporation), (vi) the issuance of warrants and Common Stock pursuant to the conversion of the Company's 13-7/8% Senior Redeemable Exchangeable Preferred Stock and shares of Common Stock issuable upon exercise of such warrants and (vii) the issuance of Common Stock upon the conversion of shares of the 2003 Convertible Preferred Stock.

          "FAIR MARKET VALUE" means the average of the closing prices of Common Stock on the NASDAQ (or other securities exchange on which Common Stock is listed or to which shares of Common Stock are admitted for trading, or on a quotation system on which Common Stock is then listed) for the 20 consecutive trading days prior to the date as of which such value is to be determined, or, if no such trading market exists, as determined by a nationally recognized independent investment bank chosen by the Board of Directors or by the good faith determination of the Board of Directors.

          "HOLDER" means a holder of shares of 2003 Convertible Preferred Stock as reflected in the stock books of the Corporation.

          "INITIAL DIVIDEND PERIOD" means the period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "ISSUE DATE" means the date of original issuance of the 2003 Convertible Preferred Stock.

          "LIQUIDATION" shall have the meaning provided in PARAGRAPH (d)(i).

          "LIQUIDATION PREFERENCE" shall have the meaning provided in PARAGRAPH (d)(i).

          "LIQUIDATION VALUE" shall have the meaning provided in PARAGRAPH (d)(i).

          "JUNIOR SECURITIES" shall have the meaning provided in PARAGRAPH (b) hereof.

          "MAJOR HOLDERS" means Ares, Bain and OTPP and their Affiliates.

          "MEASUREMENT PRICE" means the greater of (x) the Conversion Price and
     (y) the Fair Market Value per share of Common Stock.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

          "OTPP" means Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario.

          "PARITY SECURITIES" shall have the meaning provided in PARAGRAPH (b) hereof.

          "PAYOUT ELECTION" shall have the meaning provided in PARAGRAPH (c)(iii)(B) hereof.

          "PERMITTED HOLDERS" means the Major Holders.

          "PERSON" means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PREFERRED STOCK" means the preferred stock, par value $0.01, of the Corporation and other any Capital Stock of the Corporation that has preferential rights to any other Capital Stock of the Corporation with respect to dividends, redemption, or distributions upon liquidation, winding-up or dissolution.

          "PRO RATA REPURCHASE" means any purchase of shares of Common Stock by the Corporation or any corporation or other entity directly or indirectly controlled by the Corporation pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to all or substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while the 2003 Convertible Preferred Stock is outstanding. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "PURCHASED SHARES" shall have the meaning provided in PARAGRAPH
     (g)(iii)(C) hereof.

          "QUALIFIED LISTING" means the first firm commitment underwritten public offering pursuant to an effective registration statement or similar document covering a U.S. or non-U.S. offer and sale of Common Stock to the public, (i) the public offering price of which is not less than 225% of the then-applicable Conversion Price, (ii) that will result in net proceeds to the Corporation and/or its stockholders of not less than $100 million,
     (iii) that will result in (A) a sale of not less than 17.5% of the shares of Common Stock (determined on an as-converted basis) then outstanding, or
     (B) an issuance of newly issued shares of Common Stock that, together with the sales of Common Stock by Major Holders in such public offering, would result in the Major Holders' aggregate beneficial ownership, as a group, of the total issued and outstanding shares of Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

          "QUALIFIED RECAPITALIZATION" means a transaction in which the Corporation redeems shares of Common Stock and/or pays a dividend, in either case, in excess of $25 million in the aggregate, or any transaction with a similar effect.

          "RESOLUTION" shall have the meaning provided in the first paragraph hereof.

          "SENIOR SECURITIES" shall have the meaning provided in PARAGRAPH (b) hereof.

          "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of _______, 2003, among the Corporation, Ares, Bain, OTPP and Ares Leveraged Investment Fund, L.P.

          "SUBSIDIARY" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person under ordinary circumstances.

          IN WITNESS WHEREOF, said Samsonite Corporation, has caused this Certificate of Designation to be signed by ___________________, its ______________, this ___ day of ________, 2003.


                                     SAMSONITE CORPORATION


                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT B

                         FORM OF STOCKHOLDERS AGREEMENT

                                                                       EXHIBIT B


                              SAMSONITE CORPORATION

                             STOCKHOLDERS AGREEMENT

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I DEFINITIONS............................................................1

ARTICLE II BOARD OF DIRECTORS....................................................8
  2.1     BOARD OF DIRECTORS.....................................................8
  2.2     BOARD COMPOSITION......................................................8
  2.3     ELECTION OF DIRECTORS.................................................11
  2.4     VACANCIES.............................................................12
  2.5     REMOVAL OF MAJOR STOCKHOLDER NOMINEES.................................12
  2.6     VETO RIGHTS...........................................................13

ARTICLE III REGISTRATION RIGHTS.................................................13
  3.1     DEMAND REGISTRATIONS..................................................14
  3.2     PIGGYBACK REGISTRATIONS...............................................17
  3.3     OBLIGATIONS OF THE COMPANY............................................19
  3.4     OBLIGATIONS OF HOLDER.................................................21
  3.5     EXPENSES OF REGISTRATION..............................................22
  3.6     DELAY OF REGISTRATION.................................................23
  3.7     INDEMNIFICATION.......................................................23

ARTICLE IV TRANSFER OF SHARES...................................................26
  4.1     RESTRICTION ON TRANSFER...............................................26
  4.2     RIGHTS OF FIRST OFFER.................................................26
  4.3     TAG ALONG RIGHTS......................................................27
  4.4     SECURITIES LAW RESTRICTIONS...........................................28
  4.5     LEGENDS...............................................................28

ARTICLE V OTHER MAJOR STOCKHOLDER RIGHTS........................................29
  5.1     DRAG-ALONG RIGHTS; SALE...............................................29
  5.2     APPROVED IPO..........................................................32
  5.3     HOLDBACK AGREEMENTS...................................................32
  5.4     EQUITY PURCHASE RIGHTS................................................33
  5.5     PROHIBITED ACTIONS....................................................34
  5.6     FIDUCIARY DUTIES......................................................34
  5.7     STANDSTILL............................................................34

ARTICLE VI MISCELLANEOUS........................................................34
  6.1     RULES OF CONSTRUCTION.................................................35
  6.2     SUCCESSORS AND ASSIGNS................................................35
  6.3     TERMINATION...........................................................35
  6.4     RESTRUCTURING, EXCHANGES, ETC., AFFECTING THE SECURITIES..............35
  6.5     CONFLICT WITH BYLAWS..................................................36

  6.6     NO THIRD PARTY BENEFICIARIES..........................................36
  6.7     GOVERNING LAW; JURISDICTION...........................................36
  6.8     COUNTERPARTS..........................................................36
  6.9     TITLES AND SUBTITLES..................................................36
  6.10     NOTICES..............................................................36
  6.11     EXPENSES.............................................................38
  6.12     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.............................39
  6.13     SEVERABILITY.........................................................39

                             STOCKHOLDERS' AGREEMENT

          THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is made and entered into as of _______________, 2003 by and among Samsonite Corporation, a Delaware corporation (the "COMPANY"), ACOF Management, L.P., a Delaware limited partnership ("ARES"), Bain Capital (Europe) LLC ("BAIN"), Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and, together with Ares and Bain, the "MAJOR STOCKHOLDERS") and Ares Leveraged Investment Fund, L.P., a Delaware limited partnership (the "OTHER STOCKHOLDER" and, together with the Major Stockholders, the "STOCKHOLDERS").

                                    RECITALS

          WHEREAS, on [_____________], 2003, the Major Stockholders and the Company consummated the transactions contemplated by that certain Recapitalization Agreement (the "RECAPITALIZATION AGREEMENT") dated as of ____, 2003 and each of the Major Stockholders acquired preferred equity interests in the Company and the Company was recapitalized in accordance with the terms thereof (the "RECAPITALIZATION");

          WHEREAS, as a result of the consummation of the Recapitalization, the Stockholders hold that number and class of shares of the Company as set forth on
SCHEDULE 1; and

          WHEREAS, the Stockholders desire to organize their mutual relationship as the principal stockholders of the Company and their participation in the governance of the Company.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending on reference.

          "AFFILIATE" means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. When used in connection with Bain, Affiliates shall include, without limitation, each of Bain Fund VII-E (UK) LP, BCIP Associates III, BCIP Associates III-B, BCIP Trust

Associates III, BCIP Trust Associates III-B, Sankaty High Yield Partners II, LP, Sankaty High Yield Partners III, LP, Peder Smedvig Capital AS, Randolph Street Partners V, and each investment fund or entity managed or advised by Bain or any of its Affiliates.

          "AGREEMENT" shall have the meaning ascribed to it in the forepart of this Agreement.

          "APPLICABLE LAW" means all applicable laws, statutes, rules, regulations, injunctions, decrees, policies or guidelines promulgated, or judgments, decisions or Governmental Orders entered by, any Governmental Authority.

          "APPROVED BUDGET AND BUSINESS PLAN" shall have the meaning ascribed to it in Part II of SCHEDULE 2.

          "APPROVED IPO" means the first firm commitment underwritten public offering pursuant to a Registration Statement that became effective after the date hereof covering a U.S. or non-U.S. offer and sale of Common Stock for the account of the Company to the public, (A) the public offering price of which is not less than 225% of the then-applicable Conversion Price (as such term is defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Preferred Stock) of the Preferred Stock, (B) will result in net proceeds to the Company and/or its stockholders of not less than $100 million and (C) would result in
(1) a sale of not less than 17.5% of the shares of Common Stock (determined on an as-converted basis) then outstanding or (2) an issuance of newly issued shares of Common Stock that, together with the sales of Common Stock by the Major Stockholders in such public offering, would result in the Major Stockholders' aggregate beneficial ownership, as a group, of the total issued and outstanding shares of Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

          "APPROVED IPO NOTICE DATE" shall have the meaning ascribed to it in
SECTION 5.2(a).

          "ARES" shall have the meaning ascribed to it in the forepart of this Agreement.

          "BAIN" shall have the meaning ascribed to it in the forepart of this Agreement.

          "BOARD OF DIRECTORS" means the board of directors of the Company, as constituted from time to time.

          "BUYER" shall have the meaning ascribed to it in SECTION 4.3.

          "BYLAWS" means the Bylaws of the Company.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (ii) with respect to any other Person, any and all partnership, membership or other equity interests of such Person.

          "CERTIFICATE" means the Certificate of Incorporation of the Company, as it may be amended from time to time.

          "CLOSING DATE" shall have the meaning ascribed to "Closing Date" in the Recapitalization Agreement.

          "COLLECTIVE DEMAND" shall have the meaning ascribed to it in SECTION 3.1(b)(i).

          "COMMON STOCK" means the Common Stock of the Company, par value $0.01.

          "COMPANY" shall have the meaning ascribed to it in the forepart of this Agreement.

          "COMPANY PREFERRED STOCK" means any Equity Interest in the Company that either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) has a preference over the Common Stock with respect to dividends, redemption or distributions upon liquidation.

          "CORPORATE THERAPEUTICS" means the Samsonite Corporate Therapeutics, adopted pursuant to the Stipulation of Settlement, dated as of April 28, 2000, by and among the Company and the other parties thereto.

          "DEMAND EXERCISE NOTICE" shall have the meaning ascribed to it in
SECTION 3.1(b)(ii).

          "DEMAND REQUEST" shall have the meaning ascribed in SECTION 3.1(a).

          "DIRECTOR NOMINEE" shall have the meaning ascribed to it in SECTION
2.2.

          "DRAG ALONG NOTICE PERIOD" shall have the meaning ascribed to it in
SECTION 5.1(a).

          "DRAG ALONG PARTY" and "DRAG ALONG PARTIES" shall have the meanings ascribed to it in SECTION 5.1(a).

          "DRAG ALONG SHARES" shall have the meaning ascribed to it in SECTION 5.1(a).

          "DRAG ALONG TRANSACTION" shall have the meaning ascribed to it in
SECTION 5.1(a).

          "DRAGGING PARTY" shall have the meaning ascribed to it in SECTION 5.1(a).

          "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock.

          "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder, as amended.

          "EXERCISING STOCKHOLDER" shall have the meaning ascribed to it in
SECTION 3.1(b)(ii).

          "EXPIRING NOMINEE" shall have the meaning ascribed to it in SECTION 2.3(b).

          "FAIR MARKET VALUE" of any asset or security of the Company means the fair market value of such asset or security as determined in the good faith judgment of the Board of Directors, which shall include a majority of the Independent directors of the Company.

          "FEE LETTER" means the fee letter, entered into on the date hereof, between the Company, Ares, OTPP and Bain.

          "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign or multinational government (including the European Union), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (or any subdivision of any of the foregoing) having jurisdiction or authority with respect to the particular matter at issue in its context.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "HOLDER" means any Stockholder owning Registrable Securities.

          "INDEPENDENT" means a person other than a director of any Major Stockholder or an officer or employee of the Company, any of its subsidiaries, any of the Major Stockholders or any of their respective Affiliates, in each case during the then current year or any of the three immediately preceding years, or member of the immediate family of any of the foregoing persons.

          "INDIVIDUAL DEMAND" shall have the meaning ascribed to it in SECTION 3.1(b)(i).

          "INITIAL OFFERING" means the closing of the first underwritten public offering of Common Stock on or after the Closing Date after which the Common Stock is listed on the New York Stock Exchange, admitted for quotation on the NASDAQ National Market (or any successor thereto) or listed on the London Stock Exchange.

          "MAJOR STOCKHOLDER NOMINEE" shall have the meaning ascribed to it in
SECTION 2.2.

          "MAJOR STOCKHOLDERS" shall have the meaning ascribed to it in the forepart of this Agreement.

          "MATERIAL ADVERSE CHANGE" shall have the meaning ascribed to it in
SECTION 3.5.

          "MATERIAL SUBSIDIARY" means each "Significant Subsidiary" of the Company, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, Samsonite GmbH, Samsonite Limited and Samsonite India Limited.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

          "NONEXERCISING STOCKHOLDERS" shall have the meaning ascribed to it in
SECTION 3.1(b)(ii).

          "OFFER NOTICE" shall have the meaning ascribed to it in SECTION
4.2(a).

          "OFFEREES" shall have the meaning ascribed to it in SECTION 4.2(a).

          "OFFEROR" shall have the meaning ascribed to it in SECTION 4.2(a).

           "ORIGINAL OWNERSHIP" means, with respect to each Stockholder as of the date of determination, the shares of Common Stock (calculated on an as-converted basis) underlying the Securities held by such Stockholder immediately after consummation of the Recapitalization. For the avoidance of doubt, no right of any Stockholder that is determined with reference to Original Ownership may be assigned or transferred.

          "OTHER STOCKHOLDER" shall have the meaning ascribed to it in the forepart of this Agreement.

          "OTPP" shall have the meaning ascribed to it in the forepart of this Agreement.

          "PER SHARE PURCHASE PRICE" means $1,000.

          "PERMITTED TRANSFER" means (a) (i) solely with respect to each of ACOF Management, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., Sankaty High Yield Partners II, L.P. and Sankaty High Yield Partners III, L.P., any pledge of Securities made by such Stockholder pursuant to a bona fide debt transaction which (A) creates a mere security interest over all or substantially all of the assets of such Stockholder and (B) is permitted by such Stockholder's limited partnership agreement as of the date hereof, and (ii) with respect to each other Affiliate of any Major Stockholder other than ACOF Management, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., Sankaty High Yield Partners II, L.P. and Sankaty High Yield Partners III, L.P. (each such other Affiliate, a "COVERED AFFILIATE"), any pledge of Securities made by such Stockholder pursuant to a bona fide debt transaction which creates a mere security interest over all or substantially all of the assets of such Covered Affiliate, PROVIDED, that the Securities subject to such pledge, when taken together with all other pledges by the Covered Affiliates of such Major Stockholder constitute less than 25% of the Original Ownership of such Major Stockholder, (b) any Transfer pursuant to a registration under Applicable Law, (c) any Transfer by any Stockholder to an Affiliate of such Stockholder, (d) any Transfer by a Stockholder to the equity investors, partners, members or managers of such Stockholder upon either the liquidation of such Stockholder or other distribution of securities in-kind to such equity investors, partners, members or managers and (e) transfers in accordance with Section 5.13 of the Recapitalization Agreement.

          "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PREFERRED STOCK" means the 2003 Convertible Preferred Stock of the Company, par value $0.01 per share.

          "PRIMARY ACTIONS" shall have the meaning ascribed to it in SECTION 2.6(a).

          "RECAPITALIZATION" shall have the meaning ascribed to it in the recitals of this Agreement.

          "RECAPITALIZATION AGREEMENT" shall have the meaning ascribed to it in the recitals of this Agreement.

          "REGISTER," "REGISTERED," and "REGISTRATION" refer to, in the United States, a registration of securities effected by preparing and, if applicable, filing a Registration Statement, and, if applicable, the declaration or ordering of effectiveness of such Registration Statement, and outside of the United States, refer to the listing, qualification or other process by which securities are made freely transferable within a jurisdiction or on an applicable securities exchange.

          "REGISTRABLE SECURITIES" means (i) shares of Common Stock (including those shares of Common Stock issued or issuable upon conversion of the Preferred Stock) and (ii) any Capital Stock of the Company or any successor entity issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Registrable Securities referenced in CLAUSE (i) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

          "REGISTRATION STATEMENT" means in connection with the public offering and sale of Equity Interests of the Company (whether in the U.S. or in any non-U.S. jurisdiction), a registration statement (including pursuant to Rule 415 under the Securities Act), listing application, qualification statement or similar document on the appropriate form in compliance with Applicable Law and applicable stock exchange regulations.

          "REGISTRATION EXPENSES" shall have the meaning ascribed to it in
SECTION 3.5.

          "SALE" shall have the meaning ascribed to it in SECTION 5.1(b).

          "SALE PARTY" shall have the meaning ascribed to it in SECTION 5.1(b).

          "SALE PERIOD" shall have the meaning ascribed to it in SECTION 4.2(d).

          "SALE PRICE" shall have the meaning ascribed to it in SECTION 4.2(a).

          "SALE NOTICE DATE" shall have the meaning ascribed to it in SECTION 5.1(b).

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECTION 5.1 NOTICE" shall have the meaning ascribed to in SECTION 5.1(c)(i).

          "SECTION 5.1 PRICE" shall have the meaning ascribed to in SECTION 5.1(c)(i).

          "SECURITIES" means shares of the Preferred Stock and shares of Common Stock held as of the date hereof and hereafter acquired, and in the case of any determination of percentage of Original Ownership, shall mean shares of Common Stock, calculated on an as-converted basis, with respect to shares of Preferred Stock and Common Stock held as of the date hereof and shall include Preferred Stock and Common Stock transferred by such Stockholder to any Affiliate of such Stockholder to the extent still held by such Affiliate at the time of determination.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SELLING STOCKHOLDER" shall have the meaning ascribed to it in SECTION 4.3.

          "SIGNIFICANT ACTIONS" shall have the meaning ascribed to it in SECTION 2.6(b).

          "STOCKHOLDERS" shall have the meaning ascribed to it in the forepart of this Agreement.

          "SUBJECT SECURITIES" shall have the meaning ascribed to it in SECTION 4.2(a).

          "SUBSIDIARIES" means all Persons in which the Company owns, directly or indirectly, a majority of the Voting Stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

          "TAG ALONG NOTICE" shall have the meaning ascribed to it in SECTION
4.3.

          "TAG ALONG SHARES" shall have the meaning ascribed to it in SECTION
4.3.

          "TAG SALE" shall have the meaning ascribed to it in SECTION 4.3.

          "TAG SELLER" shall have the meaning ascribed to it in SECTION 4.3.

          "TRANSFER" means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition or transfer.

          "TRIGGERING HOLDER" shall have the meaning ascribed to in SECTION 5.1(c).

          "VIOLATION" shall have the meaning ascribed to in SECTION 3.7(a).

          "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

                                   ARTICLE II
                               BOARD OF DIRECTORS

          2.1 BOARD OF DIRECTORS. Each Stockholder will use its respective best efforts to take or cause to be taken such action lawfully within its power to cause the Board of Directors to initially consist of nine (9) persons, which may be increased or reduced as provided herein and in accordance with the Bylaws but not below the number of directors entitled to be nominated by the Major Stockholders pursuant to SECTION 2.2 without the prior written consent of the affected Major Stockholder(s). Each Stockholder will use its respective best efforts to take or cause to be taken such action as may be necessary to effectuate the provisions of this SECTION 2.1.

          2.2      BOARD COMPOSITION.

                   (a) For so long as the terms of the Corporate Therapeutics require:

                             (i) Subject to SECTIONS 2.2(a)(ii) and 2.5, the rules, regulations and/or interpretations of any securities exchange or regulatory authority to which the Company is subject, Applicable Law and the Corporate Therapeutics, each Stockholder agrees that it will take all action lawfully within its power to cause the Board of Directors to consist of (A) one (1) director nominated by Ares; (B) one (1) director nominated by Bain; (C) one (1) director nominated by OTPP; (D) two (2) Independent directors, each of which, subject to
          SECTION 2.3(a), will be a person nominated by mutual agreement of Ares and OTPP (such agreement not to be unreasonably denied or delayed);
          (E) three (3) Independent directors, each of which, subject to SECTION 2.3(a), will be a person nominated by Bain, PROVIDED that at least one
          (1) of such nominees must be acceptable to Ares and OTPP (such acceptance not to be unreasonably denied or delayed); and (F) one (1) Independent director, which, subject to SECTION 2.3(a), will be a person nominated by the Chief Executive Officer of the Company. Other directors to be nominated as a result of the operation of CLAUSE
          (a)(ii)(B) and CLAUSE (a)(ii)(C) below shall be nominated in accordance with the terms of the Company's Certificate, Bylaws and the Corporate Therapeutics. Each person nominated for election as a director of the Company pursuant to CLAUSES (A) through (F) of this
          SECTION 2.2(a)(i) and each person elected to fill a vacancy on the Board of Directors created by such person pursuant to SECTION 2.4, is referred to herein as a "DIRECTOR NOMINEE" and each person nominated for election as a director of the Company pursuant to CLAUSES (A) through (E) of this SECTION 2.2(a)(i) and each person elected to fill a vacancy on the Board of Directors created by such person pursuant to
          SECTION 2.4, is referred to herein as a "MAJOR STOCKHOLDER NOMINEE." Each Major Stockholder agrees that it will take all action lawfully within its power to cause each director of the Company to serve for an initial term of one (1) year or until his or her successor is elected and qualified or until his or her earlier resignation, or removal. Each Major Stockholder agrees that, subject to the Corporate Therapeutics, the rules, regulations and/or interpretations of any securities exchange or regulatory authority to which the Company is subject and Applicable Law, it will take all action lawfully within its power to cause each Major Stockholder to have the right to have at least one of its Major Stockholder

          Nominees nominated pursuant to CLAUSE (a)(i)(A), (a)(i)(B) or
          (a)(i)(C), as applicable, be a member of each committee of the Board of Directors for so long as such Major Stockholder shall have the right to nominate one (1) director pursuant to such clause (after giving effect to any reduction in the number of directors such Major Stockholder is permitted to nominate pursuant to SECTION 2.2(a)(ii)).

                             (ii)    Each Major Stockholder agrees that,
          notwithstanding the foregoing, if:

                                     (A) at any time any Major Stockholder
                   beneficially owns Securities constituting less than 33% of the Original Ownership of such Major Stockholder, such Major Stockholder will no longer be permitted to nominate any directors pursuant to CLAUSE (a)(i)(A), (a)(i)(B) or
                   (a)(i)(C) above, as applicable, and the number of directors constituting the Board of Directors will be reduced, in each such case, by the number of members such Major Stockholder was permitted to nominate pursuant to such clause prior to the operation of this CLAUSE (a)(ii)(A);

                                     (B) (1) at any time Ares beneficially owns
                   Securities constituting 51% or more of the Original Ownership of Ares and OTPP beneficially owns Securities constituting less than 51% of the Original Ownership of OTPP, then Ares will have the sole right to nominate the Independent directors pursuant to CLAUSE (a)(i)(D) above; (2) at any time OTPP beneficially owns Securities constituting 51% or more of the Original Ownership of OTPP and Ares beneficially owns Securities constituting less than 51% of the Original Ownership of Ares, then OTPP will have the sole right to nominate such Independent directors pursuant to CLAUSE
                   (a)(i)(D) above; and (3) at any time Ares and OTPP each beneficially own Securities constituting less than 51% of the Original Ownership of such Major Stockholder, Ares and OTPP will no longer be permitted to nominate any directors pursuant to CLAUSE (a)(i)(D) above;

                                     (C) at any time Bain beneficially owns
                   Securities constituting less than 51% of the Original Ownership of such Major Stockholder, Bain will no longer be permitted to nominate any directors pursuant to CLAUSE
                   (a)(i)(E).

                   (b) Upon the termination of any contrary requirement of the Corporate Therapeutics:

                             (i) Subject to SECTIONS 2.2(b)(ii) and 2.5, the rules, regulations and/or interpretations of any securities exchange or regulatory authority to which the Company is subject, and Applicable Law, each Stockholder agrees that it will take all action lawfully within its power to cause the Board of Directors to consist of (A) two (2) directors nominated by Ares; (B) two (2) directors nominated by Bain; (C) one (1) director nominated by OTPP; (D) one (1) Independent director, which, subject to SECTION 2.3(a), will be a person nominated by mutual agreement of Ares and OTPP (such agreement not to be unreasonably denied or delayed); (E) one (1) Independent director, which, subject to SECTION 2.3(a), will be a person nominated by Bain; (F) one (1) Independent director, which, subject to SECTION 2.3(a), will be a person nominated by Bain, PROVIDED that such nominee must be acceptable to Ares and OTPP (such acceptance not to be unreasonably denied or delayed); and (G) the Chief Executive Officer of the Company. Other directors to be nominated as a result of the operation of CLAUSE (b)(ii)(C) and CLAUSE (b)(ii)(D) below shall be nominated in accordance with the terms of the Company's Certificate and Bylaws. Each person nominated for election as a director of the Company pursuant to CLAUSES (A) through (G) of this SECTION 2.2(b)(i) and each person elected to fill a vacancy on the Board of Directors created by such person pursuant to SECTION 2.4, is referred to herein as a "DIRECTOR NOMINEE" and each person nominated for election as a director of the Company pursuant to CLAUSES (A) through (F) of this
          SECTION 2.2(b)(i) and each person elected to fill a vacancy on the Board of Directors created by such person pursuant to SECTION 2.4, is referred to herein as a "MAJOR STOCKHOLDER NOMINEE." Each Major Stockholder agrees that it will take all action lawfully within its power to cause each director of the Company to serve for an initial term of one (1) year or until his or her successor is elected and qualified or until his or her earlier resignation, or removal. Each Major Stockholder agrees that, subject to the rules, regulations and/or interpretations of any securities exchange or regulatory authority to which the Company is subject and Applicable Law, it will take all action lawfully within its power to cause each Major Stockholder to have the right to have at least one of its Major Stockholder Nominees nominated pursuant to CLAUSE (b)(i)(A), (b)(i)(B) or (b)(i)(C), as applicable, be a member of each committee of the Board of Directors for so long as such Major Stockholder shall have the right to nominate one (1) director pursuant to such clause (after giving effect to any reduction in the number of directors such Major Stockholder is permitted to nominate pursuant to SECTION 2.2(b)(ii)).

                             (ii)    Each Major Stockholder agrees that,
          notwithstanding the foregoing, if:

                                     (A) at any time Ares or Bain beneficially
                   owns Securities constituting more than 33%, but less than 51%, of the Original Ownership of such Major Stockholder, the number of directors such Major Stockholder is permitted to nominate pursuant to CLAUSE (b)(i)(A) or (b)(i)(B) above, as applicable, will be reduced by one (1) director and the number of directors constituting the Board of Directors will be reduced by one (1) director;

                                     (B) at any time any Major Stockholder
                   beneficially owns Securities constituting less than 33% of the Original Ownership of such Major Stockholder, such Major Stockholder will no longer be permitted to nominate any directors pursuant to CLAUSE (b)(i)(A), (b)(i)(B) or
                   (b)(i)(C) above, as applicable, and the number of directors constituting the Board of Directors will be reduced, in each such case, by the number of members such Major Stockholder was permitted to nominate pursuant to such clause prior to the operation of this CLAUSE (b)(ii)(B);

                                     (C) at any time Bain beneficially owns
                   Securities constituting less than 51% of the Original Ownership of such Major Stockholder, Bain will no longer be permitted to nominate any directors pursuant to CLAUSE
                   (b)(i)(E) or CLAUSE (b)(i)(F);

                                     (D) (1) at any time Ares beneficially owns
                   Securities constituting 51% or more of the Original Ownership of Ares and OTPP beneficially owns Securities constituting less than 51% of the Original Ownership of OTPP, then Ares will have the sole right to nominate the Independent director pursuant to CLAUSE (b)(i)(D) above; (2) at any time OTPP beneficially owns Securities constituting 51% or more of the Original Ownership of OTPP and Ares beneficially owns Securities constituting less than 51% of the Original Ownership of Ares, then OTPP will have the sole right to nominate such Independent director pursuant to CLAUSE
                   (b)(i)(D) above; and (3) at any time Ares and OTPP each beneficially own Securities constituting less than 51% of the Original Ownership of such Major Stockholder, Ares and OTPP will no longer be permitted to nominate any directors pursuant to CLAUSE (b)(i)(D) above.

                   (c) BOARD OBSERVERS. Each Major Stockholder shall have the right to designate one individual to observe and attend all meetings of the Board of Directors for so long as such Major Stockholder beneficially owns Securities constituting more than 10% of the Original Ownership of such Major Stockholder and to receive on a timely basis all notices of meetings of the Board of Directors and all materials provided to the members of the Board of Directors, in each case as and when delivered to the members of the Board of Directors.

          2.3      ELECTION OF DIRECTORS.

                   (a) Each Stockholder agrees to take all actions lawfully within its power to cause the Director Nominees to be elected as directors of the Company in any and all elections of directors of the Company held during the term of this Agreement, including, without limiting the generality or effect of the foregoing, (i) to vote, or cause to be voted, or, if applicable, execute written consents with respect to, all Voting Stock held by such Stockholder and entitled to vote in favor of the Director Nominees to the Board of Directors in any and all elections of, or solicitations of written consents with respect to the election of, directors of the Company held during the term of this Agreement that such Stockholder has the power to vote or in respect of which such Major Stockholder has the power to direct the vote and (ii) to cause its nominees to the Board of Directors, if any, to vote in favor of the Director Nominees for election to the Board of Directors and otherwise take all actions necessary to cause the Director Nominees to be elected as directors of the Company (including with respect to the filling of any vacancies in accordance with SECTION 2.4).

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                   (b) Without limiting the generality or effect of this SECTION
2.3, at each meeting of the stockholders of the Company held during the term of this Agreement at which the term of office of any Major Stockholder Nominee nominated by one or more Major Stockholders pursuant to CLAUSE (A), (B), (C),
(D) or (E) of SECTION 2.2(a)(i) or CLAUSE (A), (B), (C), (D), (E) or (F) of
SECTION 2.2(b)(i), as applicable (an "EXPIRING NOMINEE"), expires and at which time the Major Stockholder(s) that nominated such Expiring Nominee continues to be entitled to nominate a Major Stockholder Nominee pursuant to such clause, each Stockholder agrees to take all actions within its power to cause such Expiring Nominee to be nominated for election to another term as a director of the Company and to be included in the slate of nominees recommended to stockholders for election as directors of the Company in any proxy statement prepared by or on behalf of the Company with respect to such meeting; PROVIDED that, if the Major Stockholder(s) that nominated such Major Stockholder Nominee that is an Expiring Nominee so specifies, or such Expiring Nominee declines or is unable to accept the nomination, each Stockholder agrees to take all action within its power to cause another individual designated by such Major Stockholder(s) to be nominated for election as a director of the Company in lieu of such Expiring Nominee and to be included in the slate of nominees recommended to stockholders for election as directors of the Company in any such proxy statement; and PROVIDED, FURTHER, that this SECTION 2.3(b) shall not apply if the nomination of such Expiring Nominee or such replacement designee, as applicable, would result in such Major Stockholder(s) that nominated such Expiring Nominee having nominated more Major Stockholder Nominees than such Major Stockholder(s) is then entitled to nominate pursuant to SECTION 2.2.

                   (c) Notwithstanding anything to the contrary in this SECTION
2.3 or SECTION 2.5, in any fiscal year of the Company during which the Major Stockholders shall have removed more than one individual designated pursuant to
SECTION 2.2(b)(i)(D), (E) or (F), any individual designated pursuant to SECTION 2.2(b)(i)(D), (E) or (F) by the Major Stockholders in such fiscal year to fill any vacancy created by a removal of a director without cause, other than the first such vacancy, shall have been approved by a majority of the Independent directors.

          2.4 VACANCIES. Each Stockholder agrees to take all action lawfully within its power to cause each director to hold his or her office as a director of the Company for such term as is provided in the Certificate and Bylaws until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Certificate and Bylaws and Applicable Law. If any Major Stockholder Nominee ceases to serve as a director of the Company for any reason during his or her term, each Stockholder agrees to take all action within its power to cause a nominee for the vacancy resulting therefrom to be designated in the manner provided in such clause; PROVIDED, that the designation of such nominee would not result in the relevant Major Stockholder(s) having nominated more persons pursuant to such clause than such Major Stockholder(s) is then entitled to nominate pursuant to SECTION 2.2.

          2.5 REMOVAL OF MAJOR STOCKHOLDER NOMINEES. If at any time the Major Stockholder that nominated any Major Stockholder Nominee shall notify the Company and the other Stockholders in writing of its desire to have removed from the Board of Directors, with or without cause, such Major Stockholder Nominee, each of the Stockholders will (and will cause its nominees to the Board of Directors, if any, to), if necessary, subject to all Applicable Law and the Bylaws, use its respective best efforts to take or cause to be taken all such action as may be required to remove such Major Stockholder Nominee from the Board of Directors. Subject to the immediately preceding sentence, no Stockholder will vote or cause to be voted, or execute written consents with respect to, any Voting Stock that it has the power to vote or in respect of which it has the power to direct the vote for (and shall cause its nominees to the Board of Directors, if any, to refrain from approving or otherwise voting in favor of) the removal of the Major Stockholder Nominee nominated by any Major Stockholder(s) without the prior written consent of such Major Stockholder(s). At any time the number of nominees which a Major Stockholder is then entitled to nominate is reduced by one (1) pursuant to SECTION 2.2 above, each Stockholder agrees, subject to all applicable requirements of law and the Bylaws, to use its reasonable best efforts to take or cause to be taken all such action as may be required to remove such Major Stockholder Nominee from the Board of Directors, including, in the case of the Major Stockholder that originally nominated such Major Stockholder Nominee, using its best efforts to cause such Major Stockholder Nominee to resign in accordance with the Bylaws and using its best efforts to cause the remaining members of the Board of Directors, in accordance with the Bylaws, and provided the Board of Directors shall not have been reduced in number in accordance with SECTION 2.2(a)(ii) or 2.2(b)(ii), as applicable, to nominate a replacement nominee, PROVIDED that in the event such Major Stockholder has the ability to nominate one or more members of the Board and Directors pursuant to SECTION 2.2 above, then such Major Stockholder shall provide notice to the Company and the other Major Stockholders designating the Major Stockholder Nominee that is to be removed from the Board of Directors.

          2.6      VETO RIGHTS.

                   (a) The parties agree that following the Recapitalization, neither the Company nor its Subsidiaries shall take, or be permitted to take, any of the actions set forth on Part I of SCHEDULE 2 (the "PRIMARY ACTIONS") without the prior written consent of the Major Stockholders; PROVIDED, HOWEVER, that no such prior written consent contemplated by this SECTION 2.6(a) shall be required at any time when the Major Stockholders, collectively, do not beneficially own at least 25% of the then outstanding Voting Stock of the Company.

                   (b) The parties agree that following the Recapitalization neither the Company nor its Subsidiaries shall take, or be permitted to take, any of the actions set forth on Part II of SCHEDULE 2 (the "SIGNIFICANT ACTIONS") without the prior written consent of two (2) of the three (3) Major Stockholders; PROVIDED, HOWEVER, that no such prior written consent contemplated by this SECTION 2.6(b) shall be required at any time when the Major Stockholders, collectively, do not beneficially own at least 25% of the then outstanding Voting Stock of the Company.

                   (c) Except for this Agreement, each Stockholder represents that it is not party to, and covenants not to enter into, any agreement, arrangement, understanding or relationship, whether formal or informal, with any holder of Company Equity Interests (other than its Affiliates or any other Stockholder) relating to the voting of any Company Equity Interests held by unrelated holders.

                                   ARTICLE III
                               REGISTRATION RIGHTS

          3.1      DEMAND REGISTRATIONS.

                   (a) TIMING OF DEMAND REGISTRATIONS. Subject to the conditions of this SECTION 3.1, at any time after the earlier of (x) the date which is six
(6) months after the consummation of the Approved IPO and (y) the date which is five (5) years after the Closing Date, any Major Stockholder, acting alone or jointly with any of the other Major Stockholders, may request in writing (a "DEMAND REQUEST") that the Company commence a registration covering Registrable Securities held by such Major Stockholder(s) with an anticipated aggregate offering price (before any underwriting discounts and commissions) anticipated in good faith to be at least $20 million, which Major Stockholder(s) making such Demand Request and amount of Registrable Securities to be included in such registration shall be specified in such Demand Request.

                   (b) NUMBER OF DEMAND REGISTRATIONS.

          (i) The Company shall be obligated to prepare, file and use its reasonable best efforts to cause to become effective pursuant to this
     SECTION 3.1 no more than five (5) Registration Statements in the aggregate, which Registration Statements shall be allocated as follows: (A) each Major Stockholder will have the right to make a Demand Request with respect to one (1) registration in such Major Stockholder's sole discretion (each, an "INDIVIDUAL DEMAND") in which such Major Stockholder will have priority; and (B) two or more Major Stockholders, acting jointly, will have the right to make a Demand Request with respect to two (2) registrations (each, a "COLLECTIVE DEMAND"); PROVIDED, that no Major Stockholder, nor any Major Stockholders acting jointly, shall be entitled to make more than one Demand Request during any 9-month period.

          (ii) If any Major Stockholder is entitled pursuant to the terms of this SECTION 3.1 to make a Demand Request and elects to make a Demand Request, such Major Stockholder (in such capacity the "EXERCISING STOCKHOLDER") shall give the other Major Stockholders (in such capacity, the "NONEXERCISING STOCKHOLDERS") written notice of its intent to make a Demand Request (a "DEMAND EXERCISE NOTICE") not less than ten (10) business days prior to the date such Demand Request is to be made. Each of the Nonexercising Stockholders may elect to join in such Demand Request and include its Registrable Securities on a pari passu basis with the Registrable Securities of the Exercising Stockholder by notifying the Exercising Stockholder of such Nonexercising Stockholder's intent and the number of such Registrable Securities desired to be included not more than seven (7) business days following receipt of the Demand Exercise Notice, in which case such Demand Request shall be deemed to be a Collective Demand and, in such case, each such participating Major Stockholder shall be deemed to be an Exercising Stockholder. Notwithstanding the foregoing, after any Major Stockholder acting as a Nonexercising Stockholder shall have elected to join in the Demand Request of an Exercising Stockholder, such Exercising Stockholder shall not be required to comply with the provisions of this PARAGRAPH (ii) with respect to a subsequent Demand Request made by such Exercising Stockholder.

                   (c) PARTICIPATION. Within twenty (20) days of the receipt of any Demand Request, the Company shall give written notice of such Demand Request to all Holders. Subject

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to the provisions of this SECTION 3.1 (including without limitation SECTION
3.1(d)), the Company shall include in such demand registration all Registrable Securities that the Holders request to be registered in a written request from such Holders received by the Company within fifteen (15) days of the mailing of the Company's notice pursuant to this SECTION 3.1(c). Subject to PARAGRAPH (d) below, the Company may include in such demand registration securities for sale for its own account or for the account of other security holders.

                   (d) UNDERWRITER'S CUTBACKS. Notwithstanding any other provision of this SECTION 3.1, if the managing underwriter with respect to the proposed offering advises the Exercising Stockholder(s) in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), then the Exercising Stockholder(s) shall so advise the Company and all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated: (i) first, to the Registrable Securities of the Exercising Stockholder(s) on a pro rata basis based on the number of Registrable Securities requested to be included by such Exercising Stockholder(s) in such registration; (ii) second, to any other Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities requested to be included in such registration; (iii) third, to securities being sold for the account of the Company; and (iv) last, to any other stockholders the Company may determine to allow to participate in the registration. All Holders proposing to distribute their securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter; PROVIDED, HOWEVER, that if less than 85% of the number of Registrable Securities requested to be included by the Exercising Stockholder(s) in such registration is included in such registration, such Exercising Stockholder(s) shall retain their rights pursuant to this SECTION 3.1 as if the related Demand Request was not made and any related registration shall not count as an Individual Demand or a Collective Demand, as applicable, or one of the permitted registrations of the Major Stockholders under this SECTION 3.1.

                   (e) ADDITIONAL RIGHTS. In the event that the Company effects a registration pursuant to this SECTION 3.1, (A) in the event of an Individual Demand, the Major Stockholder making such Demand, and in the event of a Collective Demand, the Exercising Stockholders, acting together by mutual agreement, shall have the right to select a nationally recognized investment banking firm to act as managing underwriter from a list of four (4) investment banking firms provided by the Company and (B) the Company shall make such members of Company senior management, as the managing underwriter for such offering shall reasonably designate, reasonably available for, and shall otherwise cooperate in good faith in, "road-show" and similar marketing presentations and other customary marketing efforts prescribed by such managing underwriter in connection with such registration. In the case of an Individual Demand, if the related registration commenced pursuant to this SECTION 3.1 is subsequently withdrawn, prior to the time that the Registration Statement is declared effective, at the request of the Major Stockholder that shall have made such Individual Demand, and such Major Stockholder shall have reimbursed the Company for all Registration Expenses pursuant to SECTION 3.5 hereof, such Demand Request under this SECTION
3.1 shall be deemed withdrawn and such Major Stockholder shall retain its rights to registration under this SECTION 3.1 as though no Demand Request for such registration had been made by it. In the case of a Collective Demand, if the related registration commenced pursuant to this SECTION 3.1 is subsequently withdrawn at the request of (i) two Major Stockholders, in the case of a Collective Demand made by all three Major Stockholders, or one Major Stockholder, in the case of a Collective Demand made by two of the Major Stockholders, and the non-withdrawing Major Stockholder notifies the Company in writing that it desires to continue the Registration, such Collective Demand shall constitute an Individual Demand of the non-withdrawing Major Stockholder under this SECTION 3.1 or (ii) all of the Major Stockholders participating in a Collective Demand, and each such Major Stockholder shall have reimbursed the Company for its pro rata portion (based on the number of shares of Registrable Securities requested to be included in the related registration) of Registration Expenses pursuant to SECTION 3.5 hereof, such Demand Request under this SECTION
3.1 shall be deemed withdrawn and the Major Stockholders shall retain their rights to registration under this SECTION 3.1 as though no Demand Request for such registration had been made by it so long as such request to withdraw was made prior to the time that the Registration Statement is declared effective.

                   (f) SHELF REGISTRATION. In the event that the Major Stockholder(s) making a Demand Request indicate in such Demand Request that the related registration is to be made on a Registration Statement pursuant to Rule 415 under the Securities Act, the Company shall, notwithstanding SECTION 3.3(a), keep such Shelf Registration Statement continuously effective (and supplemented and amended as required by the provisions of SECTION 3.3) to the extent necessary to ensure that it is available for resales of Registrable Securities included in such registration by the Major Stockholders, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, from the effective date of such Registration Statement until the earlier of (x) 24 months from the effective date, (y) the date all Registrable Securities covered by such Registration Statement have been sold in the manner set forth and as contemplated in such Registration Statement and (z) the date on which all Restricted Securities may be sold without registration pursuant to Rule 144(k) of the Securities Act.

                   (g) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company shall not be obligated to effect any registration pursuant to this SECTION 3.1 (including filing a Registration Statement) within three months after the effective date of a previous registration pursuant to this SECTION 3.1 or a previous registration under which the Holders had piggyback rights pursuant to
SECTION 3.2 hereof (irrespective of whether such rights were exercised). The Company may postpone for up to two months the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company's Board of Directors (after consultation with its legal and financial advisors), if (i) such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction, (ii) such postponement is reasonably necessary in order to avoid premature disclosure of a matter and it is reasonably likely that disclosure of such matter at such time would be materially detrimental to the interests of the Company, (iii) the Company would be required by Applicable Law to prepare audited financial statements as of a date other than its fiscal year end (unless the Major Stockholder(s) requesting such Demand Registration agree to pay the expenses of such an audit) or (iv) such postponement is required by Applicable Law; PROVIDED that in such event, the Major Stockholders(s) initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such

Major Stockholder(s) shall retain their rights pursuant to this SECTION 3.1 as if the related Demand Request was not made and any related registration shall not count as an Individual Demand or a Collective Demand, as applicable, or one of the permitted registrations of the Major Stockholders under this SECTION 3.1 and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period; PROVIDED, HOWEVER, that in no event shall the Company withdraw a Registration Statement under CLAUSE (i) above after such Registration Statement has been declared effective. The Company shall provide written notice to the Major Stockholders initiating such Demand Request of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this PARAGRAPH (g), (y) the Company's decision to file or seek effectiveness of such registration statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

                   (h) PRE-EMPTION OF DEMAND REGISTRATION. Notwithstanding anything to the contrary contained herein, at any time a transferee of the rights of any Major Stockholder hereunder shall have made a Demand Request pursuant to this SECTION 3.1, the Company may elect at that time to effect an underwritten primary registration if, based on the good faith judgment of the Company's Board of Directors, it would be in the best interests of the Company to access the public market to raise equity capital in order to (i) finance an acquisition that is the subject of a letter of intent or acquisition agreement at the time of such Demand Request or (ii) delever the Company to remedy or otherwise address an imminent covenant default under any material contract. If the Company elects to effect a primary registration after receiving such a Demand Request, the Company will give prompt written notice (and in any event within 10 days after receiving such a Demand Request) to all Holders of its intention to effect such a registration and shall afford the Holders rights pursuant to SECTION 3.2 hereof, except that if the managing underwriters of such offering advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), the provisions of SECTION 3.1(b) hereof shall not apply to such offering, and instead the Company shall include in such registration the maximum number of securities which such underwriters advise can be sold in such offering allocated (x) first, to the securities to be sold by the Company for its own account, (y) second, pro rata among the Holders on the basis of the number of shares requested to be registered by such Holders and (z) third, pro rata among the other selling security holders of the Company on the basis of the number of shares requested to be registered by such holders. In the event that the Company so elects to effect such a primary registration after receiving a Demand Request, the Major Stockholders shall retain their rights pursuant to this SECTION 3.1 as if the related Demand Request was not made and such registration shall not count as an Individual Demand or a Collective Demand, as applicable, or one of the permitted registrations of the Major Stockholders or their transferees under this SECTION 3.1.

          3.2      PIGGYBACK REGISTRATIONS.

                   (a) PIGGYBACK RIGHTS. If (but without any obligation to do so) the Company proposes to register, whether or not for its own account, any of its shares of Common Stock or other Equity Interests in the Company in connection with the public offering for cash of such securities (including the Approved IPO, but excluding any (i) registration made pursuant to SECTION 3.1, (ii) registration relating solely to the sale of securities to participants in a Company sponsored benefit plan on Form S-1 or Form S-8 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future, (iii) registration relating to a corporate reorganization, acquisition or other transaction under Rule 145 of the Securities Act on Form S-4 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future or (iv) registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given in writing to the Company within fifteen (15) days after receipt of such notice by the Company, the Company shall, subject to the provisions of this
SECTION 3.2, include in the registration statement all of the Registrable Securities that each such Holder has requested to be registered.

                   (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
SECTION 3.2 prior to the effectiveness of such registration and the commencement of the public offer of the securities covered by such registration, whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with SECTION 3.5 hereof. Any such withdrawal shall be without prejudice to the rights of any Holder to request that a registration be effected under SECTION 3.1 or to be included in subsequent registrations under SECTION 3.2(a).

                   (c) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Common Stock for the benefit of the Company or any security holder of the Company, the Company shall not be required under this SECTION 3.2 to include any of the Holders' Registrable Securities in such underwriting pursuant to this SECTION 3.2 unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. Notwithstanding any other provision of this SECTION 3.2, if the managing underwriter with respect to the proposed offering advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), then the Company shall so advise all holders of securities that would otherwise be included in such registration, and the number of shares that may be included in the registration shall be allocated:

                             (i) in the case such registration is a primary registration initiated by the Company, (A) first, to securities being sold for the account of the Company, (B) second, pro rata among the Major Stockholders electing to participate in such registration in accordance with this SECTION 3.2 according to the total amount of securities requested to be included in such registration and (C) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration;

                             (ii)    in the case such registration is a
          secondary registration initiated by one or more security holders of the Company pursuant to an agreement with the Company approved in accordance with SECTION 2.6(b), (A) first, pro rata among the selling security holders of the Company requesting such registration and the Major Stockholders electing to participate in such registration in accordance with this SECTION 3.2 according to the total amount of securities requested to be included in such registration, (B) second, to securities being sold for the account of the Company and (C) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration; or

                             (iii) otherwise, (A) first, pro rata among the Major Stockholders electing to participate in such registration in accordance with this SECTION 3.2 according to the total amount of securities requested to be included in such registration, (B) second, pro rata among the selling security holders of the Company requesting such registration according to the total amount of securities requested to be included in such registration, (C) third, to securities being sold for the account of the Company and (D) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration.

                   (d) SELECTION OF UNDERWRITERS. The Company shall have the right to select the managing underwriter or underwriters to administer any offering pursuant to this SECTION 3.2.

                   (e) OTHER REGISTRATIONS. If the Company has previously filed a Registration Statement with respect to Registrable Securities pursuant to
SECTION 3.1 hereof or pursuant to this SECTION 3.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

          3.3      OBLIGATIONS OF THE COMPANY. Whenever required under this
ARTICLE III to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                   (a) prepare and file with the SEC or other applicable governmental body or securities exchange a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, and, subject to SECTION 3.1(f), keep such Registration Statement effective for a period of up to thirty
(30) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                   (b) prepare and file with the SEC or other applicable governmental body or securities exchange such amendments and supplements to such Registration Statement and the prospectus (or similar offering document) used in connection with such registration as may be necessary to comply with the provisions of Applicable Law with respect to disposition of all securities covered by such Registration Statement for the period set forth in PARAGRAPH (a) above;

                   (c) furnish to each selling Holder and counsel selected by the selling Holders (which counsel, in the case of a registration made pursuant to SECTION 3.1, shall be selected by the Major Stockholder(s) that shall have made the related Demand Request, and otherwise, by a majority in interest of the Holders participating in such registration) copies of all documents proposed to be filed with the SEC or other applicable governmental body or securities exchange in connection with such registration (other than any filings made by the Company pursuant to the requirements of the Exchange Act), which documents will be provided to such counsel and each selling Holder prior to the filing thereof;

                   (d) furnish to the selling Holders, without charge, such number of (i) conformed copies of the Registration Statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii) copies of the prospectus or other offering document included in such Registration Statement, including each preliminary prospectus and any summary prospectus, in conformity with the requirements of Applicable Law, and such other documents, in each case, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;

                   (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, "road shows" and all other customary selling efforts, all as the underwriters reasonably request;

                   (f) notify each selling Holder covered by such Registration Statement, at any time when a prospectus (or other offering document) relating thereto is required to be delivered under Applicable Law, of (i) the issuance of any stop order or the like by the SEC or any other applicable governmental body or securities exchange in respect of such Registration Statement (and use every reasonable effort to obtain the lifting of any such stop order or the like as soon as practicable), (ii) any period when the Registration Statement ceases to be effective, or (iii) the happening of any event as a result of which the prospectus (or other offering document) included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such prospectus (or other offering document) as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus (or other offering document) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                   (g) cause all such Registrable Securities registered hereunder to be listed on each securities exchange or any automated quotation system (or NASDAQ) on which similar securities issued by the Company are then listed or, if not so listed, use its commercially reasonable efforts to cause such Registrable Securities registered hereunder to be listed on a securities exchange or any automated quotation system (or NASDAQ) selected by the Board of Directors;

                   (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                   (i) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the selling Holders and such other jurisdictions as shall be reasonably requested by the managing underwriter (or obtain an exemption from registration or qualification under such laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process or become subject to taxation in any such states or jurisdictions;

                   (j) request that the independent public accountants who have issued an audit report on the Company's financial statements included in the Registration Statement furnish to each selling Holder a signed counterpart of a "comfort" letter, dated the effective date of the Registration Statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by such accountants and covering such matters as are customarily covered in accountant's letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the Major Stockholder(s) that made the related Demand Request, if any;

                   (k) otherwise use its best efforts to comply with Applicable Law, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement; and

                   (l) use its commercially reasonable efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby.

          3.4      OBLIGATIONS OF HOLDER.

                   (a) INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
ARTICLE III with respect to the Registrable Securities of any selling Holder that such Holder shall, within ten (10) business days of a request by the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.

                   (b) SUSPENSION OF USE OF PROSPECTUS. Each selling Holder of Registrable Securities agrees by having its securities treated as Registrable Securities hereunder that, upon receipt of written notice from the Company specifying that the prospectus (or other offering document) included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading as a result of the happening of any event, such selling Holder will forthwith discontinue disposition of Registrable Securities until such selling Holder is advised by the Company that the use of the prospectus (or other offering document) may be resumed and is furnished with a supplemented or amended prospectus (or other offering document) as contemplated by SECTION 3.3(f) hereof, and, if so directed by the Company, such selling Holder will deliver to the Company all copies of the prospectus (or other offering document) covering such Registrable Securities then in such selling Holder's possession at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Registrable Securities, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such selling Holder either is advised by the Company that the use of the prospectus (or other offering document) may be resumed or receives the copies of the supplemented or amended prospectus (or other offering document) contemplated by SECTION 3.3(f).

                   (c) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Person(s) entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          3.5 EXPENSES OF REGISTRATION. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations pursuant to SECTIONS 3.1 and 3.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by (x) in the case of an Individual Demand, the Major Stockholder making such Demand, (y) in the event of a Collective Demand, the Exercising Stockholders, acting together by mutual agreement, and (z) otherwise, each Major Stockholder participating in such registration, acting together by mutual agreement (collectively, "REGISTRATION EXPENSES"), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to SECTION 3.1 if the registration request is subsequently withdrawn at the request of the Major Stockholder(s) that made the related Demand Request (in which case, such Major Stockholder(s) shall bear such expenses pro rata based upon the number of Registrable Securities that were requested to be included in the withdrawn registration), unless (i) in the case of an Individual Demand, the Major Stockholder that shall have made such Individual Demand agrees to forfeit its right to make one Individual Demand pursuant to SECTION 3.1, PROVIDED, HOWEVER, that if at the time of such withdrawal, such Major Stockholder shall have learned of a Material

Adverse Change (as defined below) from that known to such Major Stockholder at the time of its Demand Request and shall have withdrawn the request with reasonable promptness (but in any event within five (5) business days) following disclosure by the Company of such Material Adverse Change, then such Major Stockholder shall not be required to pay any of such expenses and shall retain its rights pursuant to SECTION 3.1 as if such Demand Request was not made and such registration shall not count as an Individual Demand or a Collective Demand, as applicable, or one of the permitted registrations of the Major Stockholders under SECTION 3.1, or (ii) in the case of a Collective Demand, the Major Stockholders agree to forfeit their right to make one Collective Demand pursuant to SECTION 3.1, PROVIDED, HOWEVER, that if at the time of such withdrawal, such Major Stockholders shall have learned of a Material Adverse Change from that known to such Major Stockholders at the time of their Demand Request and shall have withdrawn the request with reasonable promptness (but in any event within five (5) business days) following disclosure by the Company of such Material Adverse Change, then such Major Stockholders shall not be required to pay any of such expenses and shall retain their rights pursuant to SECTION
3.1 as if such Demand Request was not made. "MATERIAL ADVERSE CHANGE" means any change, event, occurrence, effect or state of facts that, individually or aggregated with any other such change, event, occurrence, effect or state of facts, is, or could reasonably be expected to have a material adverse effect on the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries, assets (including intangible assets), properties, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

          3.6 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE III.

          3.7 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this ARTICLE III:

                   (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages, expenses or liabilities (or actions proceeding or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus (or similar offering documents) contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state or foreign securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal, state or foreign securities laws or common law; and the Company will reimburse each such Holder, partner, member, manager, officer, director, stockholder, counsel, accountant, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person; PROVIDED FURTHER, however, that the foregoing indemnity agreement with respect to any preliminary prospectus (or similar offering document) shall not inure to the benefit of any Holder in an offering other than an underwritten offering, underwriter, or any Person controlling such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (or similar offering document) (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder (in an offering other than an underwritten offering) or such underwriter (in an underwritten offering) to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (or similar offering document) (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities by any Holder.

                   (b) To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this SECTION 3.7(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the indemnity agreement contained in this
SECTION 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed), PROVIDED, FURTHER that in no event shall any indemnity under this
SECTION 3.7(b) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities by any Holder.

                   (c) Promptly after receipt by an indemnified party under this
SECTION 3.7 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 3.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 3.7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 3.7. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or action.

                   (d) If the indemnification provided for in this SECTION 3.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and, except as to the Company where the Company does not participate in the offering, the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, PROVIDED that no Person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this
SECTION 3.7(d) exceed the net proceeds from the offering received by such Holder, less any amounts paid under SECTION 3.7(b).

                   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company and a Holder in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and such Holder.

                   (f) The obligations of the Company and Holders under this
SECTION 3.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this ARTICLE III and the termination of this Agreement.

                   (g) The obligations of the parties under this SECTION 3.7 shall be in addition to any liability which any party may otherwise have to any other party.

                                   ARTICLE IV
                               TRANSFER OF SHARES

          4.1 RESTRICTION ON TRANSFER. Except for (i) Transfers of Securities pursuant to and in accordance with the provisions of this ARTICLE IV and (ii) Permitted Transfers, no Stockholder will make any Transfer of Securities. Any Transfer of Securities by a Stockholder which is not made in accordance with, or which violates any of, the provisions of this ARTICLE IV, will be null and void and have no effect and the Company will not recognize any such Transfer or recognize the transferee as of holder of such Securities for any purpose. In the event any Stockholder proposes to Transfer all or any portion of its Securities to a transferee other than another Stockholder in accordance with the terms of this Agreement, such transferee, as a condition precedent to the Transfer, shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed to be a "Stockholder" for all purposes hereof.

          4.2      RIGHTS OF FIRST OFFER.

                   (a) If prior to the Initial Offering any Stockholder desires to make a Transfer (other than a Permitted Transfer) of all or any portion of its Securities ("SUBJECT SECURITIES") to any Person, such Stockholder ("OFFEROR") shall first deliver to each other Stockholder (the "OFFEREES") a written notice (the "OFFER NOTICE") delivered in accordance with SECTION 6.10 that sets forth the number of Subject Securities, the amount per share that such holder proposes to be paid for the Subject Securities (the "SALE PRICE"), the manner of payment and the material terms of such sale. The Offer Notice shall constitute an irrevocable offer by the Offeror to sell to the Offerees the Subject Securities at the Sale Price on the terms set forth in the Offer Notice.

                   (b) Each Offeree shall have fifteen (15) calendar days after the Offeror delivered the Offer Notice in which to notify the Offeror and the other Offeree that it accepts such offer as to all or any portion of the Subject Securities offered to such Offeree for the Sale Price and on the payment terms set forth in the Offer Notice, which notice shall be delivered in accordance with SECTION 6.10 and shall specify the maximum number of Subject Securities it wishes to purchase. In the event each of the Offerees accept such offer and the maximum amount of Subject Securities specified in the notices delivered by the Offerees exceed, in the aggregate, the amount of Subject Securities subject of such offer, such Subject Securities shall be apportioned among the Offerees in proportion to the number of Securities held by such Offerees.

                   (c) If one or more Offerees accept such offer with respect to all of the Subject Securities, a closing of the purchase of such Subject Securities shall take place at the principal office of the Company at 10:00 a.m. on the thirtieth (30th) calendar day (unless such day is not a business day, in which case it will occur on the next business day) after the date on which the Offer Notice was delivered unless the parties agree on a different place or time. The Sale Price shall be payable in accordance with the payment terms of the Offer Notice.

                   (d) If the Offerees do not elect to purchase all of the Subject Securities for the Sale Price prior to the end of the fifteen (15) day period, the Offeror shall have the right to sell the Subject Securities for a period of ninety (90) days (the "SALE PERIOD") at a price per share no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Offerees in the Offer Notice. Upon consummation of the purchase and sale of such Subject Securities, the purchaser of such Subject Securities shall agree in writing to be bound by the terms of this Agreement and to assume and agree to discharge any and all obligations of the Offeree (except, for purposes of clarity, such purchaser shall, in all events other than ARTICLE III to the extent that the rights thereunder are assigned by the transferring Major Stockholder, be designated a Stockholder and not a Major Stockholder). If the Offeree does not Transfer the Subject Securities before the end of the Sale Period, such Offeree may not sell any Subject Securities without repeating the foregoing procedures or otherwise in accordance with SECTION 4.1.

          4.3 TAG ALONG RIGHTS. If one or more Stockholders (collectively, the "SELLING STOCKHOLDER") desires to sell in one or more series of related transactions Securities beneficially owned by such Selling Stockholder, constituting more than 25% of the Original Ownership of such Stockholder, to a Person (the "BUYER") other than (x) pursuant to a Permitted Transfer or (y) following an Initial Offering, any sale effected on the securities exchange or automated quotation system on which the Common Stock is then listed or quoted, as applicable (each, a "TAG SALE"), then, at least thirty (30) days prior to any such sale, such Selling Stockholder shall provide to each other Stockholder that beneficially owns Securities constituting more than 33% of the Original Ownership of such Stockholder (each, together with its Affiliates, a "TAG SELLER") a notice (a "TAG ALONG NOTICE") setting forth in reasonable detail the terms of such sale, the number of shares of Common Stock such Buyer wishes to purchase (calculated on an as-converted basis) (the "TAG ALONG SHARES") and identifying the name and address of the Buyer. Upon the written request of any Tag Seller made within fifteen (15) days after the day the Tag Along Notice is received by such Tag Seller, the Selling Stockholder proposing to make the sale shall cause the Buyer to purchase from such Tag Seller the number of shares of Common Stock underlying the Securities held by such Tag Seller equal to the lesser of (i) the number of shares of Common Stock underlying the Securities requested to be included in the Tag Sale by such Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is the total number of shares of Common Stock underlying the Securities held by such Tag Seller and the denominator of which is the total number of shares of Common Stock underlying the Securities held by all of the Tag Sellers by (y) the number of Tag Along Shares to be sold in such Tag Sale. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to such Tag Seller as the terms and conditions contained in the Tag Along Notice delivered in connection with such proposed transaction. Each Tag Seller shall take all actions which the Selling Stockholder deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Tag Seller than those agreed to by the Selling Stockholder and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction. The Tag Sellers and the Selling Stockholder shall each pay its pro rata share (based upon the number of shares of Common Stock (on an as-converted basis) included in such Tag Sale by each Tag Seller and the Selling Stockholder) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Tag Sale.

          4.4 SECURITIES LAW RESTRICTIONS. Notwithstanding any other provision in this Agreement, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Stockholder shall Transfer any Securities without the registration of the Transfer of such Securities under the Securities Act, unless such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer. Prior to any Transfer of any Securities which is not the subject of an effective Registration Statement under the Securities Act and in accordance with the plan of distribution described in such Registration Statement, the applicable Stockholder will give written notice to the Company of such Stockholder's intention to effect such Transfer and to comply in all other respects with this SECTION 4.4. Each such notice shall describe the manner and circumstances of the proposed Transfer. If within five (5) business days after receipt by the Company of such notice, the Company requests an opinion of counsel to such Stockholder that the proposed transfer may be effected without registration of such Securities under the Securities Act, then, subject to the other terms of this Agreement, the Company shall not be required to register such Transfer, and the Stockholder shall not be entitled to effect such Transfer, unless and until the Company receives such an opinion (which opinion shall be reasonably satisfactory to the Company). Only after compliance with this SECTION 4.4 shall such Stockholder be entitled to Transfer such Securities in accordance with the terms of the notice delivered by such Stockholder to the Company. Each certificate representing such Securities issued upon or in connection with such Transfer shall bear the restrictive legends required by
SECTION 4.5.

          4.5 LEGENDS. The Company may in its discretion imprint any or all certificates representing Securities now or hereafter owned by any Stockholder with the following legends, such imprinting to be without prejudice, however, to the rights of such Stockholder at all times to sell or otherwise dispose of all or any part of such Securities, subject to the terms of this Agreement, under an effective Registration Statement or under an exemption from the registration requirement available under the Securities Act:

          THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF ANY SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS, TRANSFER RESTRICTIONS AND OTHER TERMS CONTAINED IN A STOCKHOLDERS AGREEMENT, DATED AS OF __________, 2003, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

          After such time as any of the legends described by this SECTION 4.5 are no longer required on any certificate or certificates representing the Securities and such Securities are no longer subject to this Agreement, upon the request of any Stockholder, the Company shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legends.

                                    ARTICLE V
                         OTHER MAJOR STOCKHOLDER RIGHTS

          5.1      DRAG-ALONG RIGHTS; SALE.

                   (a) Subject to PARAGRAPH (c) below, (x) on and after the fifth (5th) anniversary, but before the sixth (6th) anniversary, of the Closing Date, if two or more Major Stockholders, each beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder, wish to sell all of the Securities held by such Major Stockholders and their Affiliates to a transferee in one transaction or a series of related transactions (such Major Stockholders, collectively, the "DRAGGING PARTY"), and
(y) on and after the sixth (6th) anniversary of the Closing Date, if any Major Stockholder beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder wishes to sell all of the Securities held by such Major Stockholder and its Affiliates to a transferee in one transaction or a series of related transactions (such Major Stockholder, the "DRAGGING PARTY"), such Dragging Party may, at its option, cause each other Stockholder (each, a "DRAG ALONG PARTY" and collectively, the "DRAG ALONG PARTIES") to sell to the transferee, on the same terms and conditions, and at the same price, as provided with respect to the sale of Securities by such Dragging Party to such transferee, all of the Securities held by such Drag-Along Parties (such shares being "DRAG ALONG SHARES" and such transaction being a "DRAG ALONG TRANSACTION"). To exercise a drag along right pursuant to this
SECTION 5.1(a), such Dragging Party shall give written notice delivered in accordance with SECTION 6.10 to the Drag Along Parties at least fifteen (15) business days prior to the Drag Sale. The notice shall specify the terms of such Drag Sale. The Drag Along Parties shall have not less than ten (10) business days after receipt of such notice (the "DRAG ALONG NOTICE PERIOD") before such parties shall be required to Transfer their shares to the transferee. During the Drag Along Notice Period, the Drag Along Parties in receipt of such notice may not Transfer any Shares subject to such Dragging Party's drag along rights under this SECTION 5.1(a) to any Person other than such Dragging Party.

                   (b) Subject to PARAGRAPH (c) below, (x) on and after the fifth (5th) anniversary, but before the sixth (6th) anniversary, of the Closing Date, if two or more Major Stockholders (such Major Stockholders, collectively, the "SALE PARTY"), each beneficially owning

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Securities constituting more than 51% of the Original Ownership of such Major
Stockholder, wish to cause a sale of the Company (whether by stock sale, asset sale or merger) and (y) on and after the sixth (6th) anniversary of the Closing Date, if any Major Stockholder (such Major Stockholder, the "SALE PARTY") beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder wishes to cause a sale of the Company (whether by stock sale, asset sale or merger) (in each such case, the "SALE"), such Sale Party shall provide the Company and all other Major Stockholders written notice of such desire delivered in accordance with SECTION 6.10 (the date such notice shall have been delivered, the "SALE NOTICE DATE") and, upon receipt of such notice, the Company shall take all reasonably necessary or advisable actions requested by such Sale Party to pursue such Sale at the maximum price attainable, including without limitation hiring one or more financial advisors to identify potential purchasers (including using an auction process) in connection with, and to otherwise facilitate, such Sale; PROVIDED, HOWEVER, that if the Company shall not have entered into an agreement or binding letter of intent with respect to the Sale prior to the six (6) month anniversary of the Sale Notice Date, the pursuit of the Sale shall be abandoned at the election of two Major Stockholders wishing to pursue the Approved IPO in accordance with SECTION 5.2 upon the delivery of notice of their election delivered by such Major Stockholders in accordance with SECTION 6.10 to the other Major Stockholders and the Company. In the event that any offer received in connection with any proposed Sale (including a Sale to a Major Stockholder) is acceptable to (x) on and after the fifth (5th) anniversary, but before the sixth (6th) anniversary, of the Closing Date at least two Major Stockholders, each beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder, and (y) on and after the sixth (6th) anniversary of the Closing Date, at least one Major Stockholder beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder, then with respect to a Sale to the offering or bidding party that offers the greatest amount of expected consideration (after taking into account conditions to closing, likelihood of closing and assumptions of indebtedness) to the Company and/or its stockholders, as applicable, each Stockholder shall be required to approve or consent to such Sale, as required in connection with such Sale, enter into a sale agreement with respect to such Sale that has customary terms, conditions, provisions for indemnification (with customary limits on the indemnification obligations of the sellers) and representations and warranties and take all such other actions reasonably necessary in accordance with such sale agreement.

                   (c) Notwithstanding anything to the contrary set forth in
SECTION 5.1(a) or (b), prior to the exercise by any Major Stockholder of the rights set forth in SECTION 5.1(a) or (b), such Major Stockholder or Major Stockholders, as the case may be (collectively or individually, the "TRIGGERING HOLDER") shall comply with the following:

                             (i) The Triggering Holder shall first deliver to each other Major Stockholder who is not a Triggering Holder a written notice (the "SECTION 5.1 NOTICE") delivered in accordance with
          SECTION 6.10 that sets forth the amount per share that such holder proposes to be paid for its Securities (the "SECTION 5.1 PRICE"), the manner of payment and the material terms of such sale. The Section 5.1 Notice shall constitute an irrevocable offer by the Triggering Holder to sell to such other Major Stockholders its Securities at the Section
          5.1 Price on the terms set forth in the Section 5.1 Notice.

                             (ii) Each Major Stockholder other than the Triggering Holder shall have fifteen (15) calendar days after the Triggering Holder delivers the Section 5.1 Notice in which to notify the Triggering Holder and the other Major Stockholders that it accepts such offer as to all or any portion of the Triggering Holder's Securities for the Section 5.1 Price and on the payment terms set forth in the Section 5.1 Notice, which notice shall be delivered in accordance with SECTION 6.10 and shall specify the maximum number of Securities it wishes to purchase. In the event each of the Major Stockholders other than the Triggering Holder accept such offer and the maximum amount of Securities specified in the notices delivered by the Major Stockholders exceed, in the aggregate, the amount of the Triggering Holder's Securities, such Securities shall be apportioned among such Major Stockholders in proportion to the number of Securities held by such Offerees.

                             (iii) If one or more of such Major Stockholders accept such offer with respect to all of the Triggering Holder's Securities, a closing of the purchase of such Securities shall take place at the principal office of the Company at 10:00 a.m. on the thirtieth (30th) calendar day (unless such day is not a business day, in which case it will occur on the next business day) after the date on which the Section 5.1 Notice was delivered unless the parties agree on a different place or time. The Sale Price shall be payable in accordance with the payment terms of the Section 5.1 Notice.

                             (iv) If the Major Stockholders other than the Triggering Holder do not elect to purchase all of the Triggering Holder's Securities for the Section 5.1 Price prior to the end of the fifteen (15) day period, the Triggering Holder shall have the right to exercise its rights set forth in SECTION 5.1(a) or (b) for a period of 180 days, PROVIDED, that the related Drag Along Transaction or Sale, as applicable, results in per share consideration not less than 95% of the Section 5.1 Price. If the Triggering Stockholder or the Company does not enter into a definitive agreement to effect the Drag Along Transaction or Sale, as applicable, within such 180-day period, the Triggering Stockholder may not exercise its rights set forth in
          SECTION 5.1(a) or (b) without repeating the foregoing procedures.

                   (d) Notwithstanding anything to the contrary herein, any Major Stockholder may participate as a potential purchaser or bidder in any Drag Along Transaction or Sale initiated pursuant to CLAUSE (a) or CLAUSE (b) above on the same terms and conditions as other potential purchasers and bidders; PROVIDED that, until such time as such Major Stockholder permanently ceases to participate in such Drag Along Transaction or Sale as a potential purchaser or bidder, such Major Stockholder shall be excluded from participating in the sale process in any capacity other than as potential purchaser or bidder. Such exclusion shall include, without limitation, exclusion from (1) participation in any negotiations with other potential purchasers or bidders and (2) any discussion or deliberation with respect to such potential Drag Along Transaction or Sale by the Board of Directors or management of the Company, and such Major Stockholder shall not be entitled to receive any confidential information about the Drag Along Transaction or Sale process, including any advice provided by management or the

Company's outside advisors, or projections of future performance (except to the extent such information is provided to other potential purchasers on an equivalent basis).

          5.2      APPROVED IPO.

                   (a) Each of the Major Stockholders and the Company agrees that at any time two (2) or more Major Stockholders, each beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder, desire to pursue the Approved IPO and provide the Company and each other Major Stockholder written notice of such desire delivered in accordance with SECTION 6.10 (the date such notice shall have been delivered, the "APPROVED IPO NOTICE DATE"), the other Stockholders shall support and do all things within its power to approve, and to cause the Board of Directors to approve, the Approved IPO; PROVIDED, HOWEVER, that if such Approved IPO, following the exercise of commercially reasonable efforts by the Company, shall not have been consummated prior to the date that is six (6) months following the Approved IPO Notice Date, the pursuit of the Approved IPO shall be abandoned at the election of at least one Major Stockholder beneficially owning Securities constituting more than 51% of the Original Ownership of such Major Stockholder wishing to pursue the Drag-Along Transaction or the Sale in accordance with SECTION 5.1 upon the delivery by such Major Stockholder(s) of notice of such election in accordance with SECTION 6.10 to the other Major Stockholders and the Company.

                   (b) To the extent required by the managing underwriter in connection with the Approved IPO, the Company and the Major Stockholders shall use commercially reasonable efforts to cause the terms of this Agreement as shall be designated by the managing underwriter as materially unfavorable to the marketing of the Approved IPO (but excluding those terms set forth in ARTICLE III and SECTIONS 4.2 and 6.2) to be modified or terminated; PROVIDED, that the terms described in ARTICLE II (other than SECTION 2.6 which shall be of no further force or effect upon consummation of an Approved IPO) shall only be modified or terminated to the extent necessary to meet applicable listing requirements of any securities exchange or quotation system on which the Common Stock of the Company is listed or quoted following such Approved IPO.

                   (c) With respect to the Approved IPO: (i) in the event a Major Stockholder desires to include its Securities in the Approved IPO registration and treat such registration as an Individual Demand or Collective Demand, the provisions of SECTION 3.1 and, to the extent applicable, SECTIONS
3.3 through 3.7, shall apply and (ii) otherwise, the provisions of SECTION 3.2 and, to the extent applicable, SECTIONS 3.3 through 3.7, shall apply.

          5.3 HOLDBACK AGREEMENTS. The Company and each Stockholder agrees not to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of any shares of Common Stock, shares of Preferred Stock or any securities that represent the right to receive shares of Common Stock, Preferred Stock or other securities of the Company during the 10 days prior to and the 90 days beginning on the effective date of any underwritten primary or secondary offering of equity securities of the Company (including, but not limited to, any underwritten registration effected pursuant to SECTION 3.1, SECTION 3.2 or SECTION 5.2, whether or not shares of Registrable Securities are included (except as part of such underwritten registration)) unless the underwriters managing the offering otherwise agree, in each case to the extent such Stockholder is timely notified in writing by the Company or by the managing underwriter or underwriters. The Company and the Stockholders agree that the provisions of this SECTION 5.3 shall be enforceable by such underwriter(s) against any Stockholder, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), each Stockholder agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s), further evidencing such Stockholder's agreement not to sell such securities during such period.

          5.4      EQUITY PURCHASE RIGHTS.

                   (a) In the event that the Company shall sell or issue shares of Capital Stock of the Company or securities containing options or rights to acquire any shares of Capital Stock of the Company to any Person, each Stockholder that beneficially owns Securities constituting more than 33% of the Original Ownership of such Stockholder shall have the equity purchase right to purchase or subscribe for its pro rata share (as defined below) of Common Stock on the same terms and conditions as such stock is being offered and sold, such subscription being conditioned upon the actual sale of such stock; PROVIDED, HOWEVER, that such equity purchase right shall not extend to shares of Capital Stock if such shares are to be issued by the Company to effect a merger, in connection with an arms-length acquisition approved by the Board of Directors of assets or securities of an unaffiliated third party, pursuant to employee stock option plans, employee stock purchase plans, restricted stock plans or other employee benefit plans or other agreements established exclusively for compensatory purposes, which plans or agreements have been or are approved by the Board of Directors of the Company in accordance with the terms of this Agreement (including any management performance options), under a plan of reorganization approved in a proceeding under any applicable act of Congress relating to the reorganization of corporations, upon conversion of or exercise of convertible securities, warrants or options, or pursuant to a public offering, in connection with any debt financing obtained on an arms-length basis from or with any unaffiliated third parties approved by the Board of Directors, in connection with any stock split or subdivision, stock dividend or recapitalization of the Company or in connection with bona fide corporate partnering transactions or other bona fide strategic transactions on terms approved by the Board of Directors the primary purpose of which are not to raise capital for the Company. A Stockholder's pro rata share, for purposes of this
SECTION 5.4, is the ratio of the number of shares of Common Stock owned by such Stockholder immediately prior to such issuance, assuming conversion and exercise of all convertible securities, rights and warrants, to the total number of shares of Common Stock outstanding immediately prior to such issuance, assuming full conversion of any preferred stock of the Company and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company.

                   (b) Written notice specifying the contemplated date the new shares of stock or securities subject to the equity purchase rights described in PARAGRAPH (a) above are to be sold and the offering terms thereof shall be delivered by the Company to each of the Stockholders no later than fifteen (15) days or earlier than sixty (60) days prior to such contemplated sale date of such stock or securities, and each such Stockholder shall have until ten (10) days prior to the contemplated sale date specified in such notice to inform the Company of its intentions as to the exercise of the equity purchase right provided hereunder. If no written reply is received by the Company prior to the tenth (10th) day before the contemplated sale date specified in such notice, the Company may treat the equity purchase right of such non-responding holder of the stock to have been waived for that, but only for that, transaction, PROVIDED the referenced sale takes place no later than fifteen (15) days after the contemplated sale date specified in such notice. Any stock or securities sold by the Company after such fifteen (15) day period must be reoffered to the Stockholders pursuant to the terms of this paragraph. If all of the stock and securities offered to the Stockholders is not fully subscribed by such Stockholders, the remaining stock and securities shall be reoffered by the Company to the Stockholders that purchased their full allotment upon the terms set forth in this paragraph except that such Stockholders must exercise their purchase rights within seven (7) days of receipt of such reoffer.

                   (c) The Company covenants that prior to the sending of the notice of proposed sale pursuant to this SECTION 5.4, the Company will have sufficient authorized and unissued stock to meet all possible equity purchase requests as may be forthcoming based on such notice.

          5.5 PROHIBITED ACTIONS. At any time (i) the Major Stockholders collectively beneficially own more than a majority of the outstanding Voting Stock of the Company or (ii) the directors appointed by the Major Stockholders pursuant to CLAUSES (A), (B) and (C) of SECTION 2.2(b)(i) constitute a majority of the Board of Directors, the Company shall not, without the prior approval of a majority of the Independent directors of the Company (a) declare or pay dividends in cash on the Preferred Stock at any time prior to the fifth anniversary of the issuance thereof or (b) issue, repurchase, make any distribution or action in respect of any securities of the Company or permit any other action if such issuance, repurchase, distribution or action would result in an adjustment to the conversion price of the Preferred Stock pursuant to paragraph (g)(iii)(A), (C) or (E) of the Certificate of Designation.

          5.6 FIDUCIARY DUTIES. Notwithstanding the foregoing, the obligations of the Company under SECTION 5.1 shall be subject to Applicable Law and the ability of the Board of Directors to properly discharge its fiduciary duties.

          5.7 STANDSTILL. Except pursuant to SECTIONS 4.2, 5.1(c) and 5.4, following such time as the Major Stockholders and their Affiliates, in the aggregate, beneficially own Securities, other than Securities held by the Other Stockholder at any time after the application of the provisions of this Agreement to the Other Stockholder shall have been terminated pursuant to
SECTION 6.12, representing greater than 70% of the Voting Stock of the Company none of the Major Stockholders shall acquire beneficial ownership of any Equity Interest of the Company without the consent of a majority of the Independent directors of the Company, except that each of the Major Stockholders may acquire Equity Interests of the Company (i) to the extent that the aggregate beneficial ownership by such Major Stockholder of Voting Stock of the Company does not increase by more than 1.0% or (ii) if such Major Stockholder shall have commenced a tender offer for all of the outstanding Common Stock of the Company. Any such Equity Interests so acquired shall be subject to the terms of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

          6.1 RULES OF CONSTRUCTION. The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          6.2 SUCCESSORS AND ASSIGNS. Whether or not an express assignment has been made pursuant to the terms of this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the Company and each Stockholder, except that rights granted to any Major Stockholder and specific to such Major Stockholder pursuant to ARTICLE II and SECTIONS 3.1, 3.2, 4.2, 4.3, 5.1, 5.2 and
5.5 shall not be assignable either directly or indirectly, PROVIDED that the rights granted pursuant to SECTIONS 3.1, 3.2, 4.2, 4.3, 5.1, 5.2 and 5.5 may be assigned (a) to an Affiliate of such Major Stockholder, (b) with the approval of each other Major Stockholder or (c) in the case of SECTIONS 3.1 and 3.2, to a transferee of Securities in excess of 50% of such Major Stockholder's Original Ownership.

          6.3     TERMINATION.

                   (a) Any party to, or Person who is subject to, this Agreement who ceases to own any Securities or any interest therein in accordance with the terms of this Agreement shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, PROVIDED that any Transfer of Securities by any Stockholder in breach of this Agreement shall not relieve such Stockholder of liability for any such breach.

                   (b) All rights and obligations pursuant to this Agreement shall terminate and be of no further force or effect upon the consummation of a Sale.

          6.4 RESTRUCTURING, EXCHANGES, ETC., AFFECTING THE SECURITIES. Except as expressly provided herein, the provisions of this Agreement shall apply to any and all Securities of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Securities, by reason of any stock dividend, split, reverse split, combination, restructuring, reclassification, merger, consolidation, or otherwise in such a manner as to reflect the intent and meaning of the provisions hereof. Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board of Directors.

          6.5 CONFLICT WITH BYLAWS. The Stockholders agree that in the event any term or provision of the Bylaws conflict with this Agreement, this Agreement shall control and all Stockholders shall take all action reasonably necessary to amend the Bylaws so that they shall not conflict, including voting in favor of such amendments thereto as shall be reasonably necessary to conform the Bylaws to the provisions of this Agreement.

          6.6 NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

          6.7 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware.

          6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.10 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties; PROVIDED, that:

          (i) unless otherwise specified by Ares in a notice delivered by Ares in accordance with this SECTION 6.10, any notice required to be delivered to Ares shall be properly delivered if delivered to:

          ACOF Management, L.P.
          c/o Ares Management, L.P.
          1999 Avenue of the Stars
          Suite 1900
          Los Angeles, California  90067
          Facsimile: (310) 201-4157
          Attention: Eric Beckman

          with a copy to:

          Milbank, Tweed, Hadley & McCloy, LLP
          601 South Figueroa Street

          30th Floor
          Los Angeles, California  90017
          Facsimile: (213) 629-5063
          Attention: Deborah Ruosch

          (ii) unless otherwise specified by Bain in a notice delivered by Bain in accordance with this SECTION 6.10, any notice required to be delivered to Bain shall be properly delivered if delivered to:

          Bain Capital (Europe) LLC
          c/o Bain Capital, Ltd.
          Devonshire House
          Mayfair Place
          London, W1J 8AJ
          ENGLAND
          Facsimile: +44-(0)20-7514-5250
          Attn: Ferdinando Grimaldi
                Melissa Wong

          with a copy to:

          Kirkland & Ellis International
          Tower 42, 25 Old Broad Street
          London, EC2N 1HQ
          ENGLAND
          Facsimile: +44-(0)20-7816-8800
          Attention: James Learner
                     David Patrick Eich

          (iii) unless otherwise specified by OTPP in a notice delivered by OTPP in accordance with this SECTION 6.10, any notice required to be delivered to OTPP shall be properly delivered if delivered to:

          Ontario Teachers Pension Plan Board
          5650 Yonge Street
          Toronto, Ontario M2M 4H5
          Facsimile: (416) 730-5082
          Attn: Lee Sienna
                Michael Padfield

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, Massachusetts 02110
          Facsimile: (617) 247-7100

          Attention: F. George Davitt
                     Kathy Fields

          (iv) unless otherwise specified by the Other Stockholder in a notice delivered by the Other Stockholder in accordance with this SECTION 6.10, any notice required to be delivered to the Other Stockholder shall be properly delivered if delivered to:

          Ares Leveraged Investment Fund, L.P.
          c/o Ares Management, L.P.
          1999 Avenue of the Stars
          Suite 1900
          Los Angeles, California  90067
          Facsimile: (310) 201-4157
          Attention: Eric Beckman

          with a copy to:

          Milbank, Tweed, Hadley & McCloy, LLP
          601 South Figueroa Street
          30th Floor
          Los Angeles, California  90017
          Facsimile: (213) 629-5063
          Attention: Deborah Ruosch

          (v) unless otherwise specified by the Company in a notice delivered by the Company in accordance with this SECTION 6.10, any notice required to be delivered to the Company shall be properly delivered if delivered to:

          Samsonite Corporation
          11200 East 45th Street
          Denver, Colorado 80239
          Facsimile: (303) 373-6606
          Attn: General Counsel

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York  10036
          Facsimile: (212) 735-2000
          Attention: Gregory A. Fernicola
                     Lou R. Kling

          6.11 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.12 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended only with the written consent of: (a) if each Major Stockholder beneficially owns Securities constituting more than 33% of the Original Ownership of such Major Stockholder, each Major Stockholder, the Company and, if such amendment would materially and adversely affect the rights or materially increase the obligations of any other Stockholder set forth in this Agreement in a manner materially different from the effect on the rights and obligations of the Major Stockholders, such other Stockholder; (b) if each of only two (2) Major Stockholders (together with their respective Affiliates) beneficially owns Securities constituting more than 33% of the Original Ownership of such Major Stockholder, such Major Stockholders, the Company and, if such amendment would adversely affect the rights or increase the obligations of any other Stockholder set forth in this Agreement in a manner materially different from the effect on the rights and obligations of the Major Stockholders, such other Stockholder;
(c) if only one (1) Major Stockholder beneficially owns Securities constituting more than 33% of the Original Ownership of such Major Stockholder, such Major Stockholder, the Company and, if such amendment would adversely affect the rights or increase the obligations of any other Stockholder set forth in this Agreement in a manner materially different from the effect on the rights and obligations of the Major Stockholders, such other Stockholder; and (d) otherwise, the Company and the holders of a majority of the Securities held by all Stockholders party to this Agreement; PROVIDED, HOWEVER, that the definition of "Fair Market Value," the definition of "Independent," SECTION 2.3(c), SECTION 5.5, SECTION 5.6, SECTION 5.7 and this proviso to this SECTION 6.12 may not be amended, nor any waiver of compliance therewith may occur, without the approval of a majority of the Independent directors of the Company; PROVIDED, FURTHER, that (x) SECTION 2.6(a) and Part I of SCHEDULE 2 may not be amended, nor any waiver of compliance therewith may occur, without the written consent of the Company and each Major Stockholder that beneficially owns Securities constituting at least 33% of the Original Ownership of such Major Stockholder,
(y) SECTION 2.6(b) and Part II of SCHEDULE 2 may not be amended, nor any waiver of compliance therewith may occur, without the written consent of the Company and the Major Stockholders required to approve at such time a Significant Action pursuant to SECTION 2.6(b) and (z) notwithstanding anything to the contrary contained herein, this Agreement may be amended to terminate the application of the provisions of this Agreement to any Stockholder with the written consent of each Major Stockholder that at such time beneficially owns not less than 33% of the Original Ownership of such Major Stockholder and the affected Stockholder. Any amendment or waiver effected in accordance with this SECTION 6.12 shall be binding upon each Stockholder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom enforcement of any such waiver is sought. No amendment to or waiver under this Agreement that increases the obligations of the Company, reduces or waives any rights of the Company or modifies or changes the limitations and obligations that are subject to the fiduciary duties of the Board of Directors shall be effective unless the same shall have been duly authorized by the consent of a majority of the Independent directors of the Company.

          6.13 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             COMPANY:

                             SAMSONITE CORPORATION,
                               a Delaware corporation



                             By:
                                -----------------------------------------
                                Name:
                                Title:


                                 SIGNATURE PAGE
                            TO STOCKHOLDERS AGREEMENT

                             STOCKHOLDERS:

                             ACOF MANAGEMENT, L.P.


                             By:
                                -----------------------------------------
                                Name:
                                Title:


                                 SIGNATURE PAGE
                            TO STOCKHOLDERS AGREEMENT

                             BAIN CAPITAL (EUROPE) LLC


                             By:  Bain Capital, Ltd.
                             Its: Managing Member


                             By:
                                -----------------------------------------
                                Its: Managing Director


                                 SIGNATURE PAGE
                            TO STOCKHOLDERS AGREEMENT

                             ONTARIO TEACHERS PENSION PLAN BOARD

                             By:
                                -----------------------------------------
                                Name:
                                Title:


                                 SIGNATURE PAGE
                            TO STOCKHOLDERS AGREEMENT

                             ARES LEVERAGED INVESTMENT FUND, L.P.

                             By:
                                -----------------------------------------
                                Name:
                                Title:


                                 SIGNATURE PAGE
                            TO STOCKHOLDERS AGREEMENT

                             SCHEDULE 1 - OWNERSHIP

                                             Number of Shares of Common Stock
Name of Stockholder                              (on an as-converted basis)
-------------------                          --------------------------------



                                   SCHEDULE 1
                            TO STOCKHOLDERS AGREEMENT

                               SCHEDULE 2 - PART I
                                 PRIMARY ACTIONS

The following actions constitute Primary Actions:

                             (i) the amendment to or waiver of any of the provisions of the Certificate or Bylaws or the organizational documents of the Company or any Subsidiary;

                             (ii)    the commencement of any liquidation,
          dissolution or voluntary bankruptcy, administration, recapitalization or reorganization of the Company or any Subsidiary in any form of transaction, make any arrangements with creditors, or consent to the entry of an order for relief in an involuntary case, or take the conversion of an involuntary case to a voluntary case, or consent to the appointment or taking possession by a receiver, trustee or other custodian for all or substantially all of its property, or otherwise seek the protection of any applicable bankruptcy or insolvency law, other than any such actions with respect to a non-Material Subsidiary where, in the good faith judgment of the Board of Directors, the maintenance or preservation of such Subsidiary is no longer desirable in the conduct of the business of the Company or any Material Subsidiary; or

                             (iii) the entering into of any agreement to do any of the foregoing.


                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT

                              SCHEDULE 2 - PART II
                               SIGNIFICANT ACTIONS

                   (a) The following actions constitute Significant Actions:

                             (i) the merger or consolidation of the Company or any of its Subsidiaries (other than a merger or consolidation of the Company with any of its Subsidiaries or of any of the Company's Subsidiaries with any other of the Company's Subsidiaries), whether to effect an acquisition or a divestiture;

                             (ii) entering into any corporate transactions, including any joint venture, investment (other than an investment in, contract with or acquisition of any securities or assets of any of the Company's wholly-owned Subsidiaries), recapitalization, reorganization or contract with any other Person or acquisition of any securities or assets of another Person, whether in a single transaction or series of related transactions, in excess of $15 million;

                             (iii) any sale, lease or other conveyance of assets of the Company or its Subsidiaries in any transaction or series of related transactions (other than any sale, lease or other conveyance of assets of any wholly-owned Subsidiary of the Company to the Company or any of the Company's other wholly-owned Subsidiaries), in each case outside the ordinary course of business or any assets (other than inventory sold in the ordinary course of business), except for sales, leases or other conveyances of assets in a single transaction or series of related transactions with a Fair Market Value of less than or equal to $15 million;

                             (iv)    the issuance of any Company Preferred
          Stock;

                             (v) the issuance of any other Equity Interests by the Company in any 12-month period (other than in connection with the Approved IPO or in connection with a Management Incentive Plan that has previously been provided to and agreed to by the Major Stockholders prior to the date hereof and any other management incentive plan approved in accordance with the terms of SECTION 2.6) with a Fair Market Value at the time of issuance in excess of $10 million, other than pursuant to the exercise of any options to purchase Company Equity Interests that are outstanding as of the date of this Agreement;

                             (vi) the issuance of any Equity Interests by any of the Company's Subsidiaries, other than the issuance of Equity Interests to the Company or to any of the Company's wholly-owned Subsidiaries;

                             (vii) the guarantee, assumption or incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries (including indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of, or substantially all of its business and assets were acquired by, the Company or such Subsidiary and indebtedness

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT
          secured by a lien encumbering any asset acquired by the Company or such Subsidiary) in excess of $20 million in any 12-month period (other than (x) Intercompany Indebtedness (as defined in the Recapitalization Agreement), (y) indebtedness incurred in the ordinary course of business under the Company's revolving credit facilities the terms of which have been previously approved pursuant to SECTION 2.6 and (z) trade indebtedness incurred in the ordinary course of business by the Company and its Subsidiaries);

                             (viii) the declaration or payment of dividends or the making of other distributions with respect to Equity Interests of the Company (other than (x) dividends or distributions from any Subsidiary of the Company and (y) the accrual and payment of dividends in respect of the Preferred Stock in accordance with the terms of the Preferred Stock);

                             (ix)    the repurchase, redemption or other
          retirement of any Equity Interests of the Company or any of its Subsidiaries or, prior to its stated maturity, any indebtedness for borrowed money, of the Company or its Subsidiaries, other than (x) repayments or redemptions of indebtedness expressly permitted or required by the Recapitalization Agreement or that has been previously approved pursuant to SECTION 2.6 in accordance with the terms of such indebtedness or (y) repurchases of securities held by employees of the Company or its Subsidiaries upon termination of employment pursuant to the terms of a Management Incentive Plan that has previously been provided to and agreed to by the Major Stockholders prior to the date hereof and any other management incentive plan that has previously been approved in accordance with the terms of SECTION 2.6;

                             (x)     other than transactions expressly
          contemplated by this Agreement, the Recapitalization Agreement and the Fee Letter, entering into any transactions between the Company or any Subsidiary of the Company, on the one hand, and any Major Stockholder or any Affiliate of a Major Stockholder (other than the Company and its Subsidiaries), on the other;

                             (xi) any capital expenditure or purchase, lease or other acquisition of assets by the Company or its Subsidiaries that would cause the aggregate amount of all such capital expenditures purchases, leases and other acquisitions to exceed $15 million in any 12-month period;

                             (xii) any change in the Company's independent auditors;

                             (xiii) material changes to the scope or nature of the Company's and any of its Subsidiaries' business and operations;

                             (xiv) entering into any agreement to register equity securities of any other security holder of the Company (other than registrations on Form S-8 under the Securities Act);

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT

                             (xv) entering into any arrangement, contract or order which by its terms would restrict the Company from complying with its obligations under this Agreement and/or the Recapitalization Agreement; and

                             (xvi) the entering into of any agreement to do any of the foregoing.

                   (b) For so long as the Corporate Therapeutics remain in effect, the following actions shall also constitute Significant Actions:

                             (i) entering into any corporate transactions, including any joint venture, investment (other than an investment in, contract with or acquisition of any securities or assets of any of the Company's wholly-owned Subsidiaries), recapitalization, reorganization or contract with any other Person or acquisition of any securities or assets of another Person whether in a single transaction or series of related transactions involving in excess of $10 million;

                             (ii) any sale, lease or other conveyance of assets of the Company or its Subsidiaries in any transaction or series of related transactions (other than any sale, lease or other conveyance of assets of any wholly-owned Subsidiary of the Company to the Company or any of the Company's other wholly-owned Subsidiaries), in each case outside the ordinary course of business or any assets (other than inventory sold in the ordinary course of business), except for sales, leases or other conveyances of assets in a single transaction or series of related transactions with a Fair Market Value of less than or equal to $10 million;

                             (iii) the guarantee, assumption or incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries (including indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of, or substantially all of its business and assets were acquired by, the Company or such Subsidiary and indebtedness secured by a lien encumbering any asset acquired by the Company or such Subsidiary) in excess of $15 million in any 12-month period (other than (x) Intercompany Indebtedness (as defined in the Recapitalization Agreement), (y) indebtedness incurred in the ordinary course of business under the Company's revolving credit facilities the terms of which have been previously approved pursuant to SECTION 2.6 and (z) trade indebtedness incurred in the ordinary course of business by the Company and its Subsidiaries);

                             (iv) the declaration or payment of dividends or the making of other distributions with respect to Equity Interests of any non-wholly-owned Subsidiary of the Company (other than dividends or distributions from any such Subsidiary that are required pursuant to the organizational documents of such Subsidiary as in effect on the date of the Recapitalization Agreement or, if later, the date of formation of such Subsidiary);

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT

                             (v)     other than transactions expressly
          contemplated by this Agreement, the Recapitalization Agreement and the Fee Letter, entering into any direct or indirect transactions between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any stockholder, director, officer or employee of the Company or an Affiliate of the Company, on the other (including, without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement);

                             (vi) the establishment, adoption, entering into, amendment or modification to or termination of any employee benefit plan;

                             (vii) the approval of the Budget and Business Plan for any fiscal year of the Company (each such Budget and Business Plan approved for any fiscal year of the Company pursuant to SECTION 2.6, the "APPROVED BUDGET AND BUSINESS PLAN" for such fiscal year);

                             (viii) any capital expenditure or purchase, lease or other acquisition of assets by the Company or its Subsidiaries, other than (a) capital expenditures, purchases, leases and other acquisitions contemplated in the Approved Budget and Business Plan for the applicable fiscal year of the Company and (b) capital expenditures, purchases, leases and other acquisitions not contemplated in the Approved Budget and Business Plan for the applicable fiscal year that would cause the aggregate amount of all such capital expenditures, purchases, leases and other acquisitions not contemplated in the Approved Budget and Business Plan for the applicable fiscal year to exceed $5 million in any 12-month period;

                             (ix) entering into any arrangement, instrument, contract or order, or any amendment or modification thereof, which by its terms could (A) restrict the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, any of the Company and its Subsidiaries or (B) otherwise restrict any Subsidiary of the Company from making payments or transfers to any of the Company or any other Subsidiary of the Company, other than, in each case, in the ordinary course of the Company's business;

                             (x) any change to senior management of the Company or any Material Subsidiary;

                             (xi) with respect to any officer, director or employee of the Company or any of its Subsidiaries: (a) the entering into of any employment agreement or other compensation arrangement with such person or (b) the amendment or other modification of any employment agreement or other compensation arrangement entered into with such person (in each case, other than pursuant to a management incentive plan approved pursuant to SECTION 2.6), except where such agreement, arrangement, amendment or modification would

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT
          not result in the payment of compensation to such person in excess of $500,000 in any 12-month period;

                             (xii) the grant of any severance or termination payment to any present or former officer, director or employee of the Company or any of its Subsidiaries other than pursuant to a management incentive plan approved pursuant to SECTION 2.6;

                             (xiii) any change to (A) the Company's accounting reference date or (B) the Company's accounting policies, bases or methods (other than as recommended by the auditors of the Company);

                             (xiv) any loans or advances to or guarantees for the benefit of any officers or directors of the Company or any Subsidiary, other than in the ordinary course of business as part of travel advances, relocation advances or salary;

                             (xv)    the payment of or pledge to make any
          charitable contribution, except in the ordinary course of business, in compliance with all applicable laws and not in excess of $1 million in the aggregate in any 12-month period;

                             (xvi) the creation of any mortgage or charge or permitting the creation of or suffering to exist any mortgage or fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or any Subsidiary other than any mortgage, charge, lien or other encumbrance securing obligations (A) not in excess of $1 million and (B) when taken together with all such mortgages, charges, liens and other encumbrances created within the preceding 12-months, would not result in the obligations underlying such mortgages, charges, liens and other encumbrances to exceed $10 million in the aggregate;

                             (xvii) commencing, entering into any settlement discussions, entering into any settlement agreement or arrangement or filing or responding to dispositive motions (including but not limited to any motion to dismiss, motion for summary judgment, motion for summary adjudication or demurrer) with respect to any litigation material to the business of the Company;

                             (xviii) transferring or permanently disposing of any Intellectual Property of the Company or its Subsidiaries in excess of $2 million in the aggregate in any 12-month period;

                             (xix) increasing the number of Directors above nine;

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT

                             (xx) the application for registration, listing or qualification of any securities on any securities exchange other than pursuant to the terms of this Agreement; and

                             (xxi) the entering into of any agreement to do any of the foregoing.

                                   SCHEDULE 2
                            TO STOCKHOLDERS AGREEMENT
                                     PAGE 7

                                    EXHIBIT C

   FORM OF AMENDMENT TO CERTIFICATE OF DESIGNATION OF EXISTING PREFERRED STOCK

                                                                       EXHIBIT C

                            CERTIFICATE OF AMENDMENT

                                       TO

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 13-7/8%
                    SENIOR REDEEMABLE EXCHANGEABLE PREFERRED
                   STOCK AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF
           (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE)

          Samsonite Corporation (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: That the original Certificate of Designation (the "CERTIFICATE OF DESIGNATION") of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13-7/8% Senior Redeemable Exchangeable Preferred Stock (the "SENIOR PREFERRED STOCK") and Qualifications, Limitations and Restrictions Thereof was originally filed with the Secretary of State of Delaware on June 23, 1998.

          SECOND: That the Board of Directors of the Corporation, at a meeting duly held on April 29, 2003, filed with the minutes of the Board of Directors, duly adopted a resolution authorizing and directing that the Certificate of Designation be amended, and declaring said amendment to be advisable, which resolution is as follows:

          RESOLVED: Paragraph (i) of the Certificate of Designation is hereby amended and restated in its entirety to read as follows:

          "(i) CONVERSION.

          (i) CONVERSION OR EXCHANGE AT THE OPTION OF THE HOLDERS. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or any other series of any class or classes of Capital Stock of the Corporation other than as provided in the Registration Rights Agreement.

          (ii) AUTOMATIC CONVERSION. As of the date of the filing of this Certificate of Amendment (the "CONVERSION DATE"), all of the outstanding shares of Senior Preferred Stock and all rights in respect of all accrued and unpaid dividends thereon (which shall be eliminated and cease on the Conversion Date) are hereby converted as follows:

               (A) DEFINITIONS. As used in this PARAGRAPH (i)(ii), the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "CONSENT SOLICITATION STATEMENT" means the 13-7/8% Senior Redeemable Exchangeable Preferred Stock Consent Solicitation Statement.

               "NEW PREFERRED STOCK" means the Corporation's 2003 Convertible Preferred Stock.

               "PREFERRED CONVERSION SHARES" means, with respect to each Preferred Electing Holder, a number of shares of such Holder's Senior Preferred Stock equal to (i) the number of shares of Senior Preferred Stock held by such Holder MULTIPLIED BY (ii) a fraction, the numerator of which is 108,417 and the denominator of which is 224,905.

               "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated as of May 1, 2003, by and among the Corporation, ACOF Management, L.P., a Delaware limited partnership, Bain Capital (Europe) LLC, a Delaware limited liability company, and Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario.

               "WARRANT" means a Warrant to purchase Common Stock of the Corporation in substantially the form attached to the Recapitalization Agreement as Exhibit H.

               (B) COMMON STOCK AND WARRANT CONVERSION. With respect to each Holder that shall have elected, in accordance with the Consent Solicitation Statement, to receive shares of Common Stock of the Corporation and a Warrant upon conversion of the shares of Senior Preferred Stock held by such Holder, each share of Senior Preferred Stock held by such Holder, and all rights in respect of all accrued and unpaid dividends thereon, is hereby automatically converted into (x) 1,185.89 shares of Common Stock of the Corporation and (y) a Warrant to purchase 276 shares of Common Stock without further action by the Holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

               (C) NEW PREFERRED STOCK AND COMMON STOCK CONVERSION. With respect to (x) each Holder that shall have elected, in accordance with the Consent Solicitation Statement, to receive shares of New Preferred Stock upon conversion of the shares of Senior Preferred Stock held by such Holder and (y) each Holder that shall have failed to make an election in accordance with the Consent Solicitation Statement (collectively, the "PREFERRED ELECTING HOLDERS"):

               (1) each Preferred Conversion Share held by such Holder, and all rights in respect of all accrued and unpaid dividends thereon, is hereby automatically converted into 0.498 shares of New Preferred Stock without further action by the

          Holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and

               (2) each share of Senior Preferred Stock held by such Holder other than the Preferred Conversion Shares, and all rights in respect of all accrued and unpaid dividends thereon, is hereby automatically converted into 1,185.89 shares of Common Stock of the Corporation without further action by the Holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

               (D)  CONVERSION MECHANICS.

               (1) The Corporation shall make no payment for accrued and unpaid dividends on shares of Senior Preferred Stock, whether or not in arrears, on conversion of such shares.

               (2) Shares of Senior Preferred Stock shall be deemed to have been converted on the Conversion Date and, at such time, the rights of the Holders of such shares of Senior Preferred Stock as Holders shall cease, and the person or persons entitled to receive the shares of Common Stock, Warrants and/or shares of New Preferred Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, Warrants and/or shares of New Preferred Stock at such time. Promptly following the Conversion Date, the Corporation will deliver such shares of Common Stock, Warrants and/or shares of New Preferred Stock to the office or address of each Holder, as it appears on the stock books of the Corporation, upon surrender of the certificates for the Senior Preferred Stock being converted.

               (3) In connection with the conversion of any shares of Senior Preferred Stock, (I) no fractions of shares of New Preferred Stock shall be issued, but in lieu thereof the Corporation shall issue a number of shares of Common Stock of the Corporation equal to (x) such fraction MULTIPLIED BY (y) 2,381 and (II) no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall round such shares up to the nearest whole number.

               (4) No shares of Senior Preferred Stock may be issued by the Corporation on and after the Conversion Date."

          THIRD: That the Preferred Stockholders of the Corporation approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and notice of such consent has been given, as provided in Section 228 of the General Corporation Law of the State of Delaware. Accordingly, said proposed amendment has been duly adopted by the Preferred Stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the 2003 annual meeting of the Corporation was duly held in accordance with the By-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of common stock as required by statute and the Certificate of Incorporation were voted in favor of said proposed amendment. Accordingly, said proposed amendment has been duly adopted by the common stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Samsonite Corporation, has caused this Certificate of Designation to be signed by ___________________, its ______________, this ___ day of ________, 2003.


                                             SAMSONITE CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT D

                        VOTING AGREEMENT WITH HOLDERS OF
                            EXISTING PREFERRED STOCK

                                                                       EXHIBIT D

                      LOCK-UP, SUPPORT AND VOTING AGREEMENT

     This Lock-Up, Support and Voting Agreement (this "AGREEMENT") is made and entered into as of _______ __, 2003, by and among ACOF Management, L.P., a Delaware limited partnership ("ARES"); Bain Capital (Europe) LLC, a Delaware limited liability company ("BAIN"); and Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and, together with Ares and Bain, the "INVESTORS"), and the entities listed on the signature pages hereto under the caption "EXISTING PREFERRED STOCK HOLDERS" (each a "HOLDER"). The Investors and the Holders are collectively referred to herein as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

     WHEREAS, each Holder is a holder of existing 13 7/8% Senior Redeemable Exchangeable Preferred Stock (the "EXISTING PREFERRED STOCK") of Samsonite Corporation (the "COMPANY"), and may also own one or more of the following as indicated on the signature pages hereto: (a) Common Stock of the Company (the "COMMON STOCK"), (b) warrants to purchase Common Stock of the Company (the "WARRANTS") issued pursuant to the Warrant Agreement, dated as of June 24, 1998, between the Company and BankBoston, N.A., as amended (the "WARRANT AGREEMENT"), or (c) 10-3/4% Senior Subordinated Notes due 2008 of the Company (the "NOTES") issued pursuant to the Indenture, dated as of June 24, 1998, between the Company and United States Trust Company of New York;

     WHEREAS, the Investors have jointly proposed to recapitalize the Company (as more fully described in the Recapitalization Agreement to be entered into by the Company and the Investors in substantially the form attached hereto as EXHIBIT A (the "RECAPITALIZATION AGREEMENT") and as may be modified in accordance with the terms of this Agreement, the "RECAPITALIZATION"), which Recapitalization will be accomplished through the following series of transactions (collectively, as modified in accordance with the terms of this Agreement, the "RECAPITALIZATION STEPS"):

          (a) The Investors will enter into the Recapitalization Agreement with the Company pursuant to which the Investors will agree to purchase shares of a new series of voting convertible preferred stock of the Company (the "NEW PREFERRED STOCK") with an aggregate liquidation preference of $106 million for an aggregate purchase price of $106 million, the principal terms of which New Preferred Stock are set forth in the Form of Certificate of Designation of 2003 Convertible Preferred Stock attached as Exhibit A to the Recapitalization Agreement;

          (b) The Company will commence a solicitation of consents from the holders of the Notes to the Indenture Amendment (as defined in the Recapitalization Agreement);

          (c) The amended and restated certificate of incorporation of the Company (the "CHARTER") will be amended by filing an amendment to the Existing Preferred Stock certificate of designation, which amendment will be substantially in the form attached as Exhibit C to the Recapitalization Agreement, to provide that all of the outstanding shares of Existing Preferred Stock, and all rights in respect of all accrued and unpaid dividends thereon (which shall be eliminated and cease upon the Conversion), will be automatically converted (the "CONVERSION") into shares of New Preferred Stock, Common Stock and warrants to purchase Common Stock at an exercise price of $0.75 per share, which warrants will be substantially in the form attached as Exhibit H to the Recapitalization Agreement (each, a "WARRANT"), as described in CLAUSE (d), (e) and (f) below;

          (d) Prior to the filing of the amendment to the Existing Preferred Stock certificate of designation, each holder of the Existing Preferred Stock will have the option to elect to receive in the Conversion with respect to all shares of Existing Preferred Stock held by such holder either (A) shares of Common Stock and a Warrant (the "COMMON STOCK AND WARRANT OPTION") or (B) shares of New Preferred Stock (the "NEW PREFERRED OPTION"), PROVIDED that an affiliate of Ares will agree to elect the Common Stock and Warrant Option with respect to its 56,226 shares of Existing Preferred Stock, PROVIDED, FURTHER, that any holders of Existing Preferred Stock failing to make an election will be deemed to have elected the New Preferred Option;

          (e) Each holder of Existing Preferred Stock that elected the Common Stock and Warrant Option will receive in the Conversion with respect to each share of Existing Preferred Stock held by such Holder (x) 1,185.89 shares of Common Stock and (y) a Warrant to purchase 276 shares of Common Stock;

          (f) Each holder of Existing Preferred Stock that elected the New Preferred Option or failed to make an election will receive the following in the Conversion: such Holder will receive in the Conversion (A) with respect to a number of shares of such Holder's Existing Preferred Stock equal to (x) the number of shares of Existing Preferred Stock held by such Holder MULTIPLIED BY (y) a fraction, the numerator of which is 108,417 and the denominator of which is 224,905, 0.498 shares of New Preferred Stock for each such share of Existing Preferred Stock and (B) with respect to each other share of Existing Preferred Stock held by such Holder, 1,185.89 shares of Common Stock; and

          (g) In connection with the foregoing Recapitalization Steps, and to induce the Company to offer the New Preferred Option and the Common Stock and Warrant Option, each Holder will return the Warrants held by such Holder to the Company for cancellation, without any additional consideration being paid in respect of such cancellation, and execute such documents as shall be reasonably requested by the Investors or the Company to evidence the termination of all such Holder's rights with respect to such Warrants; and

     WHEREAS, in order to facilitate the implementation of the Recapitalization, and as an inducement to the Investors to participate in the Recapitalization, each Holder is prepared, subject to the terms and conditions of this Agreement, to vote its shares of Existing Preferred Stock, shares of Common Stock, Notes, Warrants and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof but prior to the consummation of the Recapitalization (collectively, the "SUBJECT SECURITIES") and/or otherwise consent to amend the Charter, effect the Indenture Amendment, submit the Warrants for cancellation and do all other things necessary to implement the Recapitalization and each of the Recapitalization Steps.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.   VOTING; PROXY.

          (a) AGREEMENT TO VOTE. So long as this Agreement has not been terminated pursuant to SECTION 6 hereof, each Holder hereby agrees that it
     (i) shall timely vote in any meeting or in response to any request or solicitation of consents by the Company (including by execution and delivery of written consents with respect to) its Subject Securities (or shall cause or instruct any custodial agent to so vote and execute and deliver such written consents) to (A) amend the Charter by filing an amendment to the Existing Preferred Stock certificate of designation substantially in the form attached as Exhibit C to the Recapitalization Agreement, (B) effect the Indenture Amendment and (C) do all other things necessary or desirable to otherwise approve, permit and facilitate the Recapitalization and the transactions contemplated by the Recapitalization, including without limitation each of the Recapitalization Steps, (ii) shall not revoke or withdraw any such vote or written consent and (iii) waives notice to any meeting of securityholders held for the purpose of submitting the foregoing for the consideration of the securityholders of the Company.

          (b) PROXY. From the date hereof until the earlier of (i) the date on which all of the transactions contemplated by the Recapitalization shall have been consummated and (ii) the termination of this Agreement pursuant to SECTION 6, each Holder hereby grants an irrevocable proxy, coupled with an interest, to each of Eric Beckman (as officer of ACOF Management, L.P.) and Melissa Wong (as employee of Bain Capital (Europe) LLC) (each, the "PROXY"), with full power of substitution and resubstitution, and hereby authorizes the Proxy to represent and vote (including by execution and delivery of written consents with respect to) the Subject Securities of such Holder in accordance with SECTION 1(a) above. The Proxy is hereby empowered to exercise in its own discretion all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Subject Securities) of such Holder in accordance with
     SECTION 1(a) above at any meeting or at any other time chosen by the Proxy, and on every action or approval by written consent in lieu of any such meeting. Each Holder hereby ratifies and approves of each and every action taken by the Proxy pursuant to and subject to the foregoing. Upon the execution of this Agreement, all prior proxies given by the undersigned with respect to the Subject Securities are hereby revoked and no subsequent proxies will be given prior to the termination of this Agreement. If requested by the Proxy, each Holder agrees to execute and deliver applicable proxy material in furtherance of the provisions of
     SECTION 1(a) and this SECTION 1(b).

          (c) MODIFICATIONS. Notwithstanding any other provision of this Agreement, the Investors, acting as a group, and the Company may make such changes and modifications to the Recapitalization as the Investors and the Company deem necessary and appropriate in order to have the Recapitalization approved and/or implemented; PROVIDED, HOWEVER, that no Holder will be required to support any such restructuring that deviates from the Recapitalization Steps described above in a manner that is materially adverse to such Holder.

     2. RESTRICTIONS ON TRANSFER. Each Holder agrees that, so long as this Agreement has not been terminated in accordance with SECTION 6 hereof, it shall not sell, transfer or assign any of its Subject Securities or any option thereon or any right or interest (voting or otherwise and including any participation interest) therein (a "TRANSFER"), unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page to this Agreement, and the transferor provides the Investors with a copy thereof.

     3.   SUPPORT OF THE RECAPITALIZATION.

          As long as this Agreement remains in effect, no Holder shall (i) commence any proceeding to oppose or alter the Recapitalization, (ii) vote for, consent to, support or participate in the formulation of any other plan, sale, proposal or offer for dissolution, winding up, liquidation, reorganization, restructuring, recapitalization, merger or combination,
     (iii) directly or indirectly seek, solicit, support or encourage any plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, recapitalization, merger, combination or restructuring of the Company that could reasonably be expected to prevent, delay or impede the Recapitalization or any of the Recapitalization Steps or (iv) take any other action that is inconsistent with the Recapitalization or any of the Recapitalization Steps.

     4.   CANCELLATION OF WARRANTS.

          (a) Promptly following the date hereof, each Holder shall deliver the certificates representing all Warrants (if any) held by such Holder and duly executed assignment documents in form and substance satisfactory to the Investors to an escrow agent (the "ESCROW AGENT") reasonably acceptable to the Investors and the Holders (which acceptance may not be unreasonably withheld or delayed), pursuant to the terms of an Escrow Agreement in substantially the form attached hereto as EXHIBIT B. On the closing date of the Recapitalization, the Escrow Agent shall be authorized and directed to release such certificates to the Company for cancellation. In the event that the Recapitalization is not consummated and this Agreement is terminated pursuant to SECTION 6 hereof, the Escrow Agent shall be authorized and directed to release such certificates to such Holder.

          (b) In connection with the Recapitalization, and effective only upon the closing date of the Recapitalization, each Holder agrees to do all other things necessary to cause its Warrants to be terminated and to execute such documents as shall be reasonably requested by the Investors or the Company to evidence the termination of such Warrants.

     5. EXISTING PREFERRED STOCK ELECTIONS. Each Holder has indicated whether it intends to elect the New Preferred Option or the Common Stock and Warrant Option below its name on the signature pages hereto.

     6. TERMINATION OF AGREEMENT. Any Holder may terminate its obligations hereunder by giving written notice thereof to the other Parties at any time after the earliest of (a) September 30, 2003 (the "OUTSIDE DATE"), (b) the date of any breach of the material terms of this Agreement by any Investor that is incurable by the Outside Date or, (c) the date of any modification to the terms of the Recapitalization and the Recapitalization Steps, taken as a whole, that deviates from the Recapitalization Steps described above in a manner that is materially adverse to the Holder, or (d) the date of termination of the Recapitalization Agreement.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Holder represents, warrants and covenants as follows:

          (a) CORPORATE POWER AND AUTHORITY. It is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

          (b) AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required actions on the part of such Holder and no other proceedings on the part of such Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Holder and, assuming this Agreement has been duly authorized, executed and delivered by the Investors, constitutes a valid and binding agreement of such Holder.

          (c) NO CONFLICTS. Neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the charter or by-laws or similar organization documents of such Holder, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Holder or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to such

     Holder, any of its subsidiaries or any of their properties or assets.

          (d) GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          (e) OWNER OF EXISTING SUBJECT SECURITIES. It is the beneficial owner of, or holder of investment authority over, the shares of Existing Preferred Stock, Common Stock, Notes and Warrants set forth on its signature page hereto, and beneficially owns, or has investment authority over, no other shares of Existing Preferred Stock, Common Stock, Notes or Warrants of the Company.

          (f) RIGHT TO VOTE. As of the date hereof and so long as this Agreement has not been terminated in accordance with SECTION 6 hereof, and except as provided in this Agreement, it has full legal power, authority and right to vote all of its Subject Securities in accordance with this Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, it has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of its Subject Securities, deposited any of its Subject Securities in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote its Subject Securities on any matter.

          (g) NO LIENS. Its Subject Securities are held free and clear of all mortgages, pledges, assessments, security interests, leases, liens, adverse claims, levies, charges and other encumbrances of any kind.

          (h) ACKNOWLEDGMENT OF EFFECTS AND RISKS. It acknowledges that it has received and carefully reviewed with its counsel this Agreement and all schedules and exhibits hereto (including EXHIBIT C hereto which sets forth a summary of the terms of the Recapitalization and the consequences of the stockholders agreement to be entered into by the Company and the Investors in connection with the Recapitalization on the corporate governance of the Company following the Recapitalization, including the control rights and veto rights of the Investors). It acknowledges that it has been invited to participate in the purchase of New Preferred Stock with the Investors and it has declined such opportunity. It further acknowledges that following the consummation of the Recapitalization, the board of directors of the Company may be constituted in a manner that is not consistent with the requirements set forth in the Samsonite Corporate Therapeutics attached as Exhibit C to that certain Stipulation of Settlement dated April 28, 2000 (the "CORPORATE THERAPEUTICS") and may take other actions that are not compliant with the Corporate Therapeutics. It hereby waives any objections that it may have with respect to any such failure to comply with the Corporate Therapeutics.

          (i) ACCREDITED INVESTOR. It is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          (j)  INVESTMENT REPRESENTATIONS.

                    (i) Such Holder understands that none of the Common Stock Conversion Shares, the New Preferred Conversion Shares or any Common Stock issuable upon conversion of the New Preferred Conversion Shares (collectively, the "SECURITIES") has been, or shall upon delivery be, registered under the Securities Act and that the certificates evidencing such Securities shall bear a legend to that effect. Such Holder also understands that such Securities are being offered and sold to it pursuant to an exemption from the registration provisions of the Securities Act, based in part upon its representations contained in this Agreement.

                    (ii) Such Holder is acquiring the Securities for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof except in accordance with applicable securities laws. Such Holder represents that by reason of its business and financial experience, and the business and financial experience of its management, such Holder has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Such Holder is not an entity formed for the specific purpose of consummating the transactions contemplated hereby. Such Holder further represents that it is able to bear the economic risk of an investment in the Securities and has an adequate income independent of any income produced from an investment in such Securities and has sufficient net worth to sustain a loss of all of its investment in such Securities without economic hardship if such a loss should occur.

                    (iii) Such Holder has been given access to Company
               documents, records and other information, has received physical delivery of all such documents, records and information that it has requested.

                    (iv) Such Holder acknowledges that it is a sophisticated investor, is able to fend for itself, can bear the economic risk of its purchase of the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Recapitalization and has independently and without reliance upon the Investors or any of their agents or representatives (the "INVESTOR GROUP") and based on such investigation, including with respect to business, legal and tax matters, and other information as such Holder has deemed appropriate in its independent judgment, made its own analysis and decision to enter into this Agreement and acquire the Securities. Such Holder has not relied upon the Investor Group to make any investigation of, and the Investor Group has not made any representations or warranties to such Holder with respect to, the Company or the Securities. Such Holder believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and acquire the Securities. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Securities and the business of the Company, and to obtain any additional information that such Holder deems necessary for purposes of its analysis and decision to enter into this Agreement and acquire the Securities. Such Holder acknowledges that the Investor Group may possess material, non-public information concerning the Company and the Securities; the Investor Group has not disclosed any such information to such Holder and such Holder has not requested that the Investor Group disclose any such information to such Holder. Such Holder recognizes that the Investor Group will rely upon the truth and accuracy of the statements contained in this SECTION 7(j)(iv) and hereby consents to such reliance and agrees that such reliance and consent shall survive the Recapitalization and such Holder's acquisition of the Securities.

     8. AMENDMENTS AND WAIVERS. This Agreement may not be modified, amended or supplemented without the prior written consent of the Company, each Investor and each Holder.

     9. DEFINITIVE AGREEMENTS. No Investor shall have any obligation to engage in or consummate the Recapitalization unless and until the Investors enter into definitive agreements relating thereto, and no Investor shall have any liability for failure to enter into any such definitive agreements.

     10. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

     11. SPECIFIC PERFORMANCE. It is understood and agreed by each Holder that money damages may not be a sufficient remedy for any breach of this Agreement by any Holder and the Investors and the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach.

     12. HEADINGS. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     13. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The Parties agree that the Investors may assign all or any portion of their rights hereunder to any of their affiliates or the Company.

     14. PRIOR NEGOTIATIONS. This Agreement, including the exhibits and schedules hereto, supersedes all prior negotiations with respect to the subject matter hereof.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     16. NO THIRD-PARTY BENEFICIARIES. The Company shall be a third party beneficiary of, and shall be entitled to enforce the rights and remedies of the Investors and the Holders under, this Agreement to the same extent as if the Company were a party hereto. Except as provided in the immediately preceding sentence, this Agreement shall be solely for the benefit of the Parties hereto, and no other person or entity shall be a third-party beneficiary hereof.

     17. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by courier service, overnight mail, facsimile or personally by hand to the address or facsimile number set forth below each Party's name on the signature pages hereto or such other address as provided by such Party to the other Parties hereto. All such notices and other written communications shall be effective one business day following the date of mailing or upon receipt of confirmed facsimile transfer.

     18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     19. CONSENT TO JURISDICTION AND VENUE. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in New York, New York in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court; PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 19 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


                                ACOF MANAGEMENT, L.P.


                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                ADDRESS FOR NOTICES:

                                ACOF Management, L.P.
                                c/o Ares Management, L.P.
                                1999 Avenue of the Stars
                                Suite 1900
                                Los Angeles, California 90067
                                Facsimile: (310) 201-4157
                                Attention: Eric Beckman

                                with a copy to:

                                Milbank, Tweed, Hadley & McCloy, LLP
                                601 South Figueroa Street
                                30th Floor
                                Los Angeles, California 90017
                                Facsimile: (213) 629-5063
                                Attention: Deborah Ruosch


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                BAIN CAPITAL (EUROPE) LLC

                                By:  Bain Capital, Ltd.
                                Its: Managing Member


                                By:
                                    -----------------------------------
                                    Its: Managing Director

                                ADDRESS FOR NOTICES:

                                Bain Capital (Europe) LLC
                                c/o Bain Capital, Ltd.
                                Devonshire House,
                                Mayfair Place
                                London, W1J 8AJ
                                ENGLAND
                                Facsimile: +44-(0)20-7514-5250
                                Attn: Ferdinando Grimaldi
                                      Melissa Wong

                                with a copy to:

                                Kirkland & Ellis International
                                Tower 42, 25 Old Broad Street
                                London, EC2N 1HQ
                                ENGLAND
                                Facsimile: +44-(0)20-7816-8800
                                Attention: James Learner
                                           David Patrick Eich


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                ONTARIO TEACHERS PENSION PLAN BOARD


                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                ADDRESS FOR NOTICES:

                                Ontario Teachers Pension Plan Board
                                5650 Yonge Street
                                Toronto, Ontario M2M 4H5
                                Facsimile: (416) 730-5082
                                Attn: Lee Sienna
                                      Michael Padfield

                                with a copy to:

                                Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                                Boston, Massachusetts 02110
                                Facsimile: (617) 247-7100
                                Attention: F. George Davitt
                                           Kathy Fields


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                For purposes of SECTION 4(a):

                                [ESCROW AGENT]


                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                ADDRESS FOR NOTICES:

                                ______________________
                                ______________________
                                ______________________
                                Facsimile: ___________


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                EXISTING PREFERRED STOCK HOLDER:


                                ---------------------------------------


                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                ADDRESS FOR NOTICES:

                                ______________________
                                ______________________
                                ______________________
                                Facsimile: ___________


                                Total Shares of Existing
                                Preferred Stock Owned:   _________

                                Total Warrants Owned:    _________

                                Total Shares of
                                Common Stock Owned:      _________

                                Total Principal Amount
                                of Notes Owned:          _________

                                Check one:              / / New Preferred Option

                                                        / / Common Stock and
                                                            Warrant Option:

                                    EXHIBIT E

                                  PBGC PROPOSAL


                               Intentionally Omitted

                                                                       EXHIBIT F

                                COMMITMENT LETTER


                             [Intentionally Omitted]

                                    EXHIBIT G

                         COMMON STOCK VOTING AGREEMENTS

                                                                       EXHIBIT G

                                VOTING AGREEMENT

          This VOTING AGREEMENT (this "AGREEMENT"), dated as of __________, 2003, is entered into by and among ACOF Management, L.P., a Delaware limited partnership ("ARES"); Bain Capital (Europe) LLC, a Delaware limited liability company ("BAIN"); and Ontario Teachers Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and, together with Ares and Bain, the "INVESTORS"), and [NAME OF STOCKHOLDER], a __________ (the "STOCKHOLDER").

          WHEREAS, the Stockholder is a holder of Common Stock (the "COMMON STOCK") of Samsonite Corporation (the "Company");

          WHEREAS, the Investors have jointly proposed to recapitalize the Company (as more fully described in the Recapitalization Agreement to be entered into by the Company and the Investors in substantially the form attached hereto as Exhibit A (the "RECAPITALIZATION AGREEMENT") and as may be modified in accordance with the terms of this Agreement, the "RECAPITALIZATION"), which Recapitalization will be accomplished through the following series of transactions (collectively, as modified in accordance with the terms of this Agreement, the "RECAPITALIZATION STEPS"):

       (a) The Investors will enter into the Recapitalization Agreement with the Company pursuant to which the Investors will agree to purchase shares of a new series of voting convertible preferred stock of the Company (the "NEW PREFERRED STOCK") with an aggregate liquidation preference of $106 million for an aggregate purchase price of $106 million, the principal terms of which New Preferred Stock are set forth in the Form of Certificate of Designation of 2003 Convertible Preferred Stock attached as Exhibit A to the Recapitalization Agreement;

       (b) The amended and restated certificate of incorporation of the Company (the "CHARTER") will be amended by filing an amendment to the certificate of designation for its 13 7/8% Senior Redeemable Exchangeable Preferred Stock (the "EXISTING PREFERRED STOCK"), which amendment will be substantially in the form attached as Exhibit C to the Recapitalization Agreement to provide that the Company shall immediately following or concurrently with the consummation of the other Recapitalization Steps, (x) exchange or convert up to 108,417 of its 281,131 outstanding shares of Existing Preferred Stock (such 108,417 shares, the "NEW PREFERRED CONVERSION SHARES") and all rights in respect of all accrued and unpaid dividends thereon (which shall be eliminated and cease upon such exchange or conversion) for or into an aggregate of up to 54,000 shares of New Preferred Stock or approximately 0.5 shares of New Preferred Stock per share of Existing Preferred Stock and
              (y) exchange or convert the remaining 172,714 of its 281,131 outstanding shares of its Existing Preferred Stock (such approximately 172,714 shares, the "COMMON STOCK CONVERSION SHARES") and all rights in respect of all accrued and unpaid dividends thereon (which shall be eliminated and cease upon such exchange or conversion) for or into an aggregate of 204,820,049 shares of Common Stock or approximately 1,185.89 shares of Common Stock per share of Existing Preferred Stock, and the Company will issue a warrant to purchase Common Stock in accordance with the terms of the Recapitalization Agreement to each holder of Existing Preferred Stock that elects to receive Common Stock and a warrant instead of New Preferred Stock and Common Stock in such conversion;

          WHEREAS, the number of shares of Common Stock of the Company authorized pursuant to the Company's existing Charter is not sufficient to permit the conversion of Existing Preferred Stock into Common Stock and the conversion of the New Preferred Stock into Common Stock in accordance with its terms;

          WHEREAS, to facilitate the implementation of the Recapitalization and to permit the Company to issue additional shares of capital stock as may be appropriate in the future, it is necessary and desirable to amend the Charter to increase the authorized number of shares of Common Stock to 1,000,000,000 (the "CHARTER AMENDMENT"); and

          WHEREAS, in order to facilitate the implementation of the Recapitalization, and as an inducement to the Investors to participate in the Recapitalization, the Stockholder is prepared, subject to the terms and conditions of this Agreement, to vote its shares of Common Stock and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof but prior to the consummation of the Recapitalization (collectively, the "SUBJECT SHARES") and/or otherwise consent to amend the Charter and do all other things necessary to implement the Recapitalization and each of the Recapitalization Steps.

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   AGREEMENT TO VOTE SHARES.

          (a) AGREEMENT TO VOTE. So long as this Agreement has not been terminated pursuant to SECTION 4 hereof, the Stockholder hereby agrees that it (i) shall timely vote in any meeting or in response to any request or solicitation of consents by the Company (including by execution and delivery of written consents with respect to) its Subject Shares (or shall cause or instruct any custodial agent to so vote and execute and deliver such written consents) to (A) approve the Charter Amendment and (B) do all other things necessary or desirable to otherwise approve, permit and facilitate the Recapitalization and the transactions contemplated by the Recapitalization, including without limitation each of the Recapitalization Steps, (ii) shall not revoke or withdraw any such vote or written consent and (iii) waives notice to any meeting of securityholders held for the purpose of submitting the foregoing for the consideration of the securityholders of the Company.

          (b) PROXY. From the date hereof until the earlier of (i) the date on which all of the transactions contemplated by the Recapitalization shall have been consummated and (ii) the termination of this Agreement pursuant to SECTION 4, the Stockholder hereby grants an irrevocable proxy, coupled with an interest, to each of _____________________ (each, the "Proxy"), with full power of substitution and resubstitution, and hereby authorizes the Proxy to represent and vote (including by execution and delivery of written consents with respect to) the Subject Shares of the Stockholder in accordance with SECTION 1(a) above. The Proxy is hereby empowered to exercise in its own discretion all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Subject Shares) of the Stockholder in accordance with SECTION 1(a) above at any meeting or at any other time chosen by the Proxy, and on every action or approval by written consent in lieu of any such meeting. The Stockholder hereby ratifies and approves of each and every action taken by the Proxy pursuant to and subject to the foregoing. Upon the execution of this Agreement, all prior proxies given by the undersigned with respect to the Subject Shares are hereby revoked and no subsequent proxies will be given prior to the termination of this Agreement. If requested by the Proxy, the Stockholder agrees to execute and deliver applicable proxy material in furtherance of the provisions of SECTION 1(a) and this SECTION 1(b).

          (c) MODIFICATIONS. Notwithstanding any other provision of this Agreement, the Investors, acting as a group, and the Company may make such changes and modifications to the Recapitalization as the Investors and the Company deem necessary and appropriate in order to have the Recapitalization approved and/or implemented; PROVIDED, HOWEVER, that the Stockholder will not be required to support any such restructuring that deviates from the Recapitalization Steps described above in a manner that is materially adverse to the Stockholder.

     2. RESTRICTIONS ON TRANSFER. The Stockholder agrees that, so long as this Agreement has not been terminated in accordance with SECTION 4 hereof, it shall not sell, transfer or assign any of its Subject Shares or any option thereon or any right or interest (voting or otherwise and including any participation interest) therein (a "TRANSFER"), unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement, and the transferor provides the Investors with a copy thereof.

     3. SUPPORT OF THE RECAPITALIZATION. As long as this Agreement remains in effect, the Stockholder shall not (i) commence any proceeding to oppose or alter the Recapitalization, (ii) vote for, consent to, support or participate in the formulation of any other plan, sale, proposal or offer for dissolution, winding up, liquidation, reorganization, restructuring, recapitalization, merger or combination, (iii) directly or indirectly seek, solicit, support or encourage any plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, recapitalization, merger, combination or restructuring of the Company that could reasonably be expected to prevent, delay or impede the Recapitalization or any of the Recapitalization Steps or (iv) take any other action that is inconsistent with the Recapitalization or any of the Recapitalization Steps.

     4. TERMINATION OF AGREEMENT. The Stockholder may terminate its obligations hereunder by giving written notice thereof to the other parties hereto at any time after the earlier of (a) September 30, 2003 (the "OUTSIDE DATE"), or (b) the date of termination of the Recapitalization Agreement.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Stockholder represents, warrants and covenants as follows:

          (a) CORPORATE POWER AND AUTHORITY. If such Stockholder is not a natural person, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

          (b) AUTHORIZATION. If such Stockholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required actions on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes a valid and binding agreement of the Stockholder.

          (c) NO CONFLICTS. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof will (a) if the Stockholder is not a natural person, conflict with or result in any breach of any provision of the charter or by-laws or similar organization documents of the Stockholder,
     (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Stockholder or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder, any of its subsidiaries or any of their properties or assets.

          (d) GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          (e) OWNER OF COMMON STOCK. It is the beneficial owner of, or holder of investment authority over, the shares of Common Stock set forth on SCHEDULE A hereto, and beneficially owns, or has investment authority over, no other shares of capital stock of the Company.

          (f) RIGHT TO VOTE. As of the date hereof and so long as this Agreement has not been terminated in accordance with SECTION 4 hereof, and except as provided in this Agreement, it has full legal power, authority and right to vote all of the Subject Shares in accordance with this Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, it has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of its Subject Shares, deposited any of its Subject Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote its Subject Shares on any matter.

          (g) NO LIENS. Its Subject Shares are held free and clear of all mortgages, pledges, assessments, security interests, leases, liens, adverse claims, levies, charges and other encumbrances of any kind.

          (h) ACKNOWLEDGMENT OF EFFECTS AND RISKS. It has received and carefully reviewed with its counsel this Agreement and all schedules and exhibits hereto (including EXHIBIT B hereto which sets forth a summary of the terms of the Recapitalization and the consequences of the stockholders agreement to be entered into by the Company and the Investors in connection with the Recapitalization on the corporate governance of the Company following the Recapitalization, including the control rights and veto rights of the Investors) and has received all such information as it deems necessary and appropriate to enable it to evaluate the effects of, and the financial risk inherent in, the Recapitalization and each of the Recapitalization Steps. It further acknowledges that following the consummation of the Recapitalization, the board of directors of the Company may be constituted in a manner that is not consistent with the requirements set forth in the Samsonite Corporate Therapeutics attached as Exhibit C to that certain Stipulation of Settlement dated April 28, 2000 (the "CORPORATE THERAPEUTICS") and may take other actions that are not compliant with the Corporate Therapeutics. It hereby waives any objections that it may have with respect to any such failure to comply with the Corporate Therapeutics and releases any and all claims with respect thereto that it has or may have in the future, whether known or unknown. With respect to the releases contained in this SECTION 5(h), the parties expressly waive any and all rights that they may have pursuant to Section 1542 of the Civil Code of the State of California or under any other similar state or federal statute or under any common law principle of similar effect. The consequences of such waiver have been explained to each party hereto and each party represents that it fully understands the consequences of such waiver. California Civil Code Section 1542 states as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     6. AMENDMENTS AND WAIVERS. This Agreement may not be modified, amended or supplemented without the prior written consent of the Company, each Investor and the Stockholder.

     7. DEFINITIVE AGREEMENTS. No Investor shall have any obligation to engage in or consummate the Recapitalization unless and until the Investors enter into definitive agreements relating thereto, and no Investor shall have any liability for failure to enter into any such definitive agreements.

     8. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

     9. SPECIFIC PERFORMANCE. It is understood and agreed by the Stockholder that money damages may not be a sufficient remedy for any breach of this Agreement by the Stockholder and the Investors and the Company shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach.

     10. HEADINGS. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     11. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The parties agree that the Investors may assign all or any portion of their rights hereunder to any of their affiliates or the Company.

     12. PRIOR NEGOTIATIONS. This Agreement, including the exhibits and schedules hereto, supersedes all prior negotiations with respect to the subject matter hereof.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     14. NO THIRD-PARTY BENEFICIARIES. The Company shall be a third party beneficiary of, and shall be entitled to enforce the rights and remedies of the Investors and the Stockholder under, this Agreement to the same extent as if the Company were a party hereto. Except as provided in the immediately preceding sentence, this Agreement shall be solely for the benefit of the parties hereto, and no other person or entity shall be a third-party beneficiary hereof.

     15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by courier service, overnight mail, facsimile or personally by hand to the address or facsimile number set forth below each party's name on the signature pages hereto or such other address as provided by such party to the other parties hereto. All such notices and other written communications shall be effective one business day following the date of mailing or upon receipt of confirmed facsimile transfer.

     16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     17. CONSENT TO JURISDICTION AND VENUE. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in New York, New York in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court; PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 17 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.


                                            ACOF MANAGEMENT, L.P.


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                            ADDRESS FOR NOTICES:

                                            ACOF Management, L.P.
                                            c/o Ares Management, L.P.
                                            1999 Avenue of the Stars
                                            Suite 1900
                                            Los Angeles, California  90067
                                            Facsimile: (310) 201-4157
                                            Attention: Eric Beckman

                                            with a copy to:

                                            Milbank, Tweed, Hadley & McCloy, LLP
                                            601 South Figueroa Street
                                            30th Floor
                                            Los Angeles, California  90017
                                            Facsimile: (213) 629-5063
                                            Attention: Deborah Ruosch


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                            BAIN CAPITAL (EUROPE) LLC

                                            By:  Bain Capital, Ltd.
                                            Its: Managing Member


                                            By:
                                               ---------------------------------
                                               Its: Managing Director

                                            ADDRESS FOR NOTICES:

                                            Bain Capital (Europe) LLC
                                            c/o Bain Capital, Ltd.
                                            Devonshire House,
                                            Mayfair Place
                                            London, W1J 8AJ
                                            ENGLAND
                                            Facsimile: +44-(0)20-7514-5250
                                            Attn: Ferdinando Grimaldi
                                                  Melissa Wong

                                            with a copy to:

                                            Kirkland & Ellis International
                                            Tower 42, 25 Old Broad Street
                                            London, EC2N 1HQ
                                            ENGLAND
                                            Facsimile: +44-(0)20-7816-8800
                                            Attention: James Learner
                                                       David Patrick Eich


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                            ONTARIO TEACHERS PENSION PLAN BOARD


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            ADDRESS FOR NOTICES:

                                            Ontario Teachers Pension Plan Board
                                            5650 Yonge Street
                                            Toronto, Ontario M2M 4H5
                                            Facsimile: (416) 730-5082
                                            Attn:  Lee Sienna
                                                   Michael Padfield

                                            with a copy to:

                                            Testa, Hurwitz & Thibeault, LLP
                                            125 High Street
                                            Boston, Massachusetts 02110
                                            Facsimile: (617) 247-7100
                                            Attention: F. George Davitt
                                                       Kathy Fields


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                            [NAME OF STOCKHOLDER]


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                            ADDRESS FOR NOTICES:


                                            ______________________

                                            ______________________

                                            ______________________
                                            Facsimile: ___________


                         SIGNATURE PAGE TO THE LOCK-UP,
                          SUPPORT AND VOTING AGREEMENT

                                                                       EXHIBIT H

NO. OF STOCK UNITS: ____________                                 WARRANT NO. ___

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                              SAMSONITE CORPORATION

THIS IS TO CERTIFY THAT _____________________, or registered assigns, is entitled to purchase from Samsonite Corporation, a Delaware corporation (the "COMPANY"), at any time on and after the Original Issue Date, but not later than 5:00 p.m., Eastern Standard time, on the date that is ten years after Original Issue Date (the "EXPIRATION DATE"), ________________ (_______) Stock Units, in whole or in part, at a purchase price per Stock Unit of $0.75, adjusted as provided below, all on the terms and conditions set forth herein.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF ANY SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

          Section 1. CERTAIN DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

          "AFFILIATE" means, of any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the ownership of 10% or more of the voting power of the common stock of a Person, either directly or indirectly, shall be deemed control.

          "BOARD OF DIRECTORS" shall mean either the board of directors of the Company or any duly authorized committee of that board.

          "BUSINESS COMBINATION" means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the

Company of all or substantially all of its assets or by the Company and/or any of its subsidiaries of assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

          "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company or other equity interests of such Person.

          "CERTIFICATE OF INCORPORATION" shall mean the certificate or articles of incorporation of the Company, as in effect on the Original Issue Date and as at any time amended or otherwise modified.

          "COMMISSION" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

          "COMMON STOCK" shall mean the Company's authorized Common Stock, $0.01 par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of Common Stock upon any reclassification thereof.

          "COMPANY" shall mean Samsonite Corporation, a Delaware corporation.

          "CURRENT WARRANT PRICE" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

          "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

          "EXCLUDED STOCK" means (i) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to the provisions of SECTION 4.1 hereof, or upon conversion of shares of Capital Stock of the Company (but not the issuance of such convertible Capital Stock of the Company which will be subject to the provisions of SECTION
4.3 hereof), (ii) the issuance of shares of Common Stock in any bona fide underwritten public offering, (iii) the issuance of Common Stock in connection with any debt financing from or with one or more unaffiliated third parties approved by the Board of Directors (including upon the exercise of any warrants issued in connection with such financings), (iv) the issuance of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors, including any management performance options, PROVIDED, that such shares of Common Stock, when taken together with all other issuances of Common Stock excepted from SECTION
4.3 pursuant to this CLAUSE (iv), do not constitute more than [__]% of the outstanding shares of Common Stock (calculated at the time of issuance on an as-converted basis), (v) the issuance of shares of Common Stock in connection with an arms-length acquisition approved by the Board of Directors of assets or securities of another Person (other than issuances to Affiliates of the Company), (vi) the issuance of Warrants and Common Stock pursuant to the conversion of the Company's 13-7/8% Senior Redeemable Exchangeable Preferred Stock and shares of Common Stock issuable upon exercise of such Warrants and
(vii) the issuance of Common Stock upon the conversion of shares of the Company's 2003 Convertible Preferred Stock outstanding on the date hereof.

          "EXERCISE PRICE" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the Original Issue Date and thereafter shall mean such dollar amount as shall result from the adjustments specified in SECTION 4.

          "FAIR MARKET VALUE" means the average of the closing prices of Common Stock on the NASDAQ (or other securities exchange on which Common Stock is listed or to which shares of Common Stock are admitted for trading, or on a quotation system on which Common Stock is then listed) for the 20 consecutive trading days prior to the date as of which such value is to be determined, or, if no such trading market exists, as determined by a nationally recognized independent investment bank chosen by the Board of Directors or by the good faith determination of the Board of Directors.

          "HOLDER" means, initially, __________________________ and thereafter any Person that is the registered Holder of this Warrant as registered on the books of the Company.

          "MEASUREMENT PRICE" means the greater of (x) the Exercise Price and
(y) the Fair Market Value per share of Common Stock.

          "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

          "ORIGINAL ISSUE DATE" means ___________, 2003.

          "PERSON" shall mean an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PRO RATA REPURCHASE" means any purchase of shares of Common Stock by the Company or any corporation or other entity directly or indirectly controlled by the Company pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to all or substantially all holders of Common Stock, whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding. The "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "RESTRICTED CERTIFICATE" shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in SECTION 6.1.

          "RESTRICTED SECURITIES" shall mean Restricted Stock and Restricted Warrants.

          "RESTRICTED STOCK" shall mean Common Stock evidenced by a Restricted Certificate.

          "RESTRICTED WARRANT" shall mean a Warrant evidenced by a Restricted Certificate.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

          "STOCK UNIT" shall constitute one share of Common Stock, as such Common Stock was constituted on the Original Issue Date and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in SECTION 4.

          "WARRANT" shall mean this Warrant to purchase up to an aggregate of _______ Stock Units.

          "WARRANTS" shall mean the Warrant issued to _____________________ evidencing rights to purchase up to an aggregate of ________ Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

          "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the Holder upon the exercise of this Warrant.

          Section 2. EXERCISE OF WARRANT. The Holder may, at any time on and after the Original Issue Date, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such Holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by either of the following methods:

               (a) The Holder may deliver to the Company at its office maintained pursuant to SECTION 12 for such purpose (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and (iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds; or

               (b) The Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Company at its office maintained pursuant to SECTION 12 for such purpose (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be delivered to the Holder and the number of Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the Holder, and (ii) this Warrant. For purposes of this PARAGRAPH (b), each Stock Unit as to which this Warrant is surrendered will be attributed a value equal to the product of (x) the Fair Market Value per share of Common Stock MINUS the Current Warrant Price per share of Common Stock, MULTIPLIED BY (y) the number of shares of Common Stock then comprising a Stock Unit.

          Any notice required under this SECTION 2 shall be substantially in the form of the subscription form attached to this Warrant. Upon delivery thereof, the Company shall as promptly as practicable, and in any event within five Business Days thereafter, cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

          The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of the Holder or, subject to SECTION 6, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and this Warrant shall be returned to the Holder.

          The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this SECTION 2.

          All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

          Except as may otherwise be required by law, the Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          The Company shall not issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required. Instead, the Company shall round up the number of shares of stock issuable upon exercise of this Warrant to the nearest whole number.

          Section 3. TRANSFER, DIVISION AND COMBINATION. Subject to SECTION 6, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to SECTION 12, together with a written assignment substantially in the form of the assignment form attached to this Warrant duly executed by the Holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to SECTION 6, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in SECTION 6 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this SECTION 3 and SECTION 6, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

          This Warrant may, subject to SECTION 6, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the preceding paragraph and with SECTION 6, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          Except as otherwise provided in this SECTION 3 or SECTION 6, the Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issuance and delivery of Warrants under this SECTION 3.

          The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

          Section 4. ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE. From and after the Original Issue Date, the number of shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this SECTION 4.

          4.1 STOCK SPLITS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Company shall (a) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding Common Stock into a smaller number of shares, then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive immediately following such event.

          4.2 MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in SECTION 4.1 hereof), lawful provision shall be made as part of the terms of such Business Combination or reclassification whereby the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such Business Combination or reclassification by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such Business Combination or reclassification. If, pursuant to the terms of such Business Combination or reclassification, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company, the Holder shall have the right to receive, upon exercise of this Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Common Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such Business Combination or reclassification. In case of any such Business Combination or reclassification, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this SECTION 4.

          4.3 COMMON STOCK ISSUED AT LESS THAN THE MEASUREMENT PRICE. If the Company issues or sells any Common Stock (including Common Stock deemed issued in accordance with PARAGRAPH (c) below), other than Excluded Stock, without consideration or for consideration per share less than the Measurement Price immediately prior to each such issuance or sale, as of the day of such issuance or sale, the Exercise Price shall immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock (including Common Stock deemed issued in accordance with PARAGRAPH (c) below) outstanding immediately prior to such issuance or sale and (y) the number of additional shares of Common Stock (including Common Stock deemed issued in accordance with PARAGRAPH (c) below) that the aggregate consideration received by the Company for the number of shares of Common Stock so offered would purchase at a price per share of Common Stock equal to the Measurement Price immediately prior to each such issuance or sale, and the denominator of which shall be the number of shares of Common Stock (including Common Stock deemed issued in accordance with PARAGRAPH (c) below) outstanding immediately after such issuance or sale. For the purposes of any adjustment of the Exercise Price pursuant to this SECTION 4.3, the following provisions shall be applicable:

               (a) In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               (b) In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

               (c) In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable) or (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                    (i) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities or Common Stock, and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights, plus the additional consideration (determined in the manner provided in PARAGRAPH (a) and (b) of this SECTION 4.3), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                    (ii) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (iii) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment not been made with respect to such expired, cancelled, or terminated options, warrants, rights or such convertible or exchangeable securities; and

                    (iv) if the Exercise Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

          4.4 CERTAIN REPURCHASES OF COMMON STOCK. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at such effective date MULTIPLIED by (y) the lesser of the Exercise Price and the Fair Market Value per share immediately prior to such Pro Rata Repurchase, and the denominator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of such effective date (the shares deemed so accepted, up to any maximum, being referred to as the "PURCHASED SHARES") and
(y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at such effective date and the lesser of the Exercise Price and the Fair Market Value per share immediately prior to such Pro Rata Repurchase, such reduction to become effective immediately prior to the opening of business on the day following such effective date. The foregoing notwithstanding, no increase in the Exercise Price shall be made pursuant to this SECTION 4.4.

          4.5 OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Company shall, by dividend or otherwise, distribute to all holders of record of Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock of the Company other than Common

Stock, cash (including in connection with regular periodic dividends) or assets (including securities, but excluding any securities referred to in SECTION 4.1 or 4.3 hereof), the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such distribution or dividend by a fraction, the numerator of which shall be the Measurement Price in effect immediately prior to the record date for such distribution or dividend LESS the fair market value on the date of the distribution or dividend (as determined in good faith by the Board of Directors) of such number or amount of the evidences of indebtedness, shares of Capital Stock of the Company, cash and assets that is so distributed to a holder of one share of Common Stock and the denominator of which shall be the Measurement Price in effect immediately prior to the record date for such distribution or dividend. The foregoing notwithstanding, no adjustment shall be made pursuant to this SECTION 4.5 with respect to any particular dividend or distribution if the numerator of the fraction referred to in the preceding sentence is zero or less than zero.

          4.6  MECHANICS OF ADJUSTMENTS.

               (a) SUCCESSIVE ADJUSTMENTS. Successive adjustments in the Exercise Price and number of shares of Common Stock comprising a Stock Unit shall be made, without duplication, whenever any event specified in SECTION 4 hereof shall occur.

               (b) ROUNDING OF CALCULATIONS; MINIMUM ADJUSTMENTS. All calculations of Exercise Price under this SECTION 4 shall be made to the nearest 1/10th of a cent. No adjustment in the Exercise Price is required if the amount of such adjustment would be less than $0.01; PROVIDED, HOWEVER, that any adjustments which by reason of this PARAGRAPH (b) are not required to be made will be carried forward and given effect in any subsequent adjustment.

               (c) STATEMENT REGARDING ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock comprising a Stock Unit shall be adjusted as provided in this SECTION 4, the Company shall forthwith file, at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price and the number of shares of Common Stock comprising a Stock Unit that shall be in effect after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Holder at the address appearing in the Company's records.

               (d) NOTICES. In the event that the Company shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in this SECTION 4 (but only if the action of the type described in this SECTION 4 would result in an adjustment in the Exercise Price or the number of shares of Common Stock comprising a Stock Unit or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least 10 days prior to such record date, give notice to the Holder, in the manner set forth in SECTION 12 hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.

     Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price, the number of shares of Common Stock comprising a Stock Unit and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant, as applicable. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

Reservation and Authorization of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant, shall be duly and validly issued and fully-paid and nonassessable.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

          Section 5. TAXES. The Company will pay all taxes (other than federal, state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Restricted Securities hereunder or in connection with any modification of the Restricted Securities and will save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The obligations of the Company under this SECTION 6 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

          Section 6. RESTRICTIONS ON TRANSFERABILITY. Except for transfers pursuant to the provisions of this SECTION 6, no Holder will transfer any Restricted Securities. Any Transfer of Restricted Securities by a Holder which is not made in accordance with, or which violates any of, the provisions of this
SECTION 6, will be null and void and have no effect and the Company will not recognize any such transfer or recognize the transferee as a holder of such Restricted Securities for any purpose.

          6.1 RESTRICTIVE LEGEND. The Company may in its discretion imprint any or all certificates representing Restricted Securities now or hereafter owned by any Holder with the following legend, such imprinting to be without prejudice, however, to the rights of such Holder at all times to sell or otherwise dispose of all or any part of such Restricted Securities, subject to the terms of this Warrant, under an effective registration statement or under an exemption from the registration requirement available under the Securities Act:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF ANY SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY

          NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

After such time as the legend described by this SECTION 6.1 is no longer required on any certificate or certificates representing the Restricted Securities and such Restricted Securities are no longer Restricted Securities, upon the request of any Holder, the Company shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

          6.2 SECURITIES LAWS RESTRICTIONS. Notwithstanding any other provision in this Warrant, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Holder shall transfer any Restricted Securities without the registration of the transfer of such Restricted Securities under the Securities Act, unless such transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed transfer. Prior to any transfer of any Restricted Securities which is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the applicable Holder will give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this SECTION 6. Each such notice shall describe the manner and circumstances of the proposed transfer. If within five (5) business days after receipt by the Company of such notice, the Company requests an opinion of counsel to such Holder that the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, then, subject to the other terms of this Warrant, the Company shall not be required to register such transfer, and the Holder shall not be entitled to effect such transfer, unless and until the Company receives such an opinion (which opinion shall be reasonably satisfactory to the Company). Only after compliance with this SECTION 6 shall such Holder be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate representing such Restricted Securities issued upon or in connection with such transfer shall bear the restrictive legends required by SECTION 6.1.

          Section 7. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          Section 8. LOSS OR DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Warrant holder's or any other institutional Warrant holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

          Section 9. FURNISH INFORMATION. The Company agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

          Section 10. AMENDMENTS. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, PROVIDED that no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants.

          Section 11. OFFICE OF THE COMPANY. So long as this Warrant remains outstanding, the Company shall maintain an office where this Warrant may be presented for exercise, transfer, division or combination. Such office shall be at Samsonite Corporation, 11200 East 45th Street, Denver, Colorado 80239, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holder.

          Section 12.  NOTICES GENERALLY.

          12.1 All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent to the address of the Holder as it appears in the warrant ledger of the Company.

          12.2 Any notice shall be deemed to have been duly delivered when delivered by hand, if personally delivered, and if sent by mail to a party whose address is in the same country as the sender, two Business Days after being deposited in the mail, postage prepaid, and if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (a) being telecopied and (b) delivery to such courier.

          SECTION 13. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by one of its duly authorized officers and attested by its Secretary or an Assistant Secretary.

Dated: _______, 2003


                                           SAMSONITE CORPORATION,
                                            a Delaware corporation


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


ATTEST:


--------------------------
Name:

                                SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Stock Units of Samsonite Corporation, a Delaware corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $_____), or hereby tenders _______________ Stock Units as payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is _____ and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.

Dated:

                                             -----------------------------------
                                             (Signature of Registered Owner)


                                             -----------------------------------
                                             (Street Address)

                                             -----------------------------------
                                             (City)    (State)       (Zip Code)

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Number of Stock Units                        Name and Address of Assignee
---------------------                        ----------------------------



and does hereby irrevocably constitute and appoint ___________________________ Attorney to make sure transfer on the books of Samsonite Corporation, a Delaware corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:
                                             ---------------------------
                                             Signature


                                             ---------------------------
                                             Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

                                     ANNEX 1

Name of Major Investor                               Number of Shares
----------------------                               ----------------
ACOF Management, L.P.                                35,333.34

Bain Capital (Europe) LLC                            35,333.33

Ontario Teachers Pension Plan Board                  35,333.33

                                   ANNEX 1 TO
                           RECAPITALIZATION AGREEMENT